UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.   )

Filed by the Registrant:  ☒                            Filed by a Party other than the Registrant:  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Cell Therapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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October 6, 2011

Dear Shareholder:

You are cordially invited to attend the Cell Therapeutics, Inc. (the “Company”) Annual Meeting of Shareholders, which will be held at 10:00 a.m. Pacific Standard Time (PST), on Friday, November 11, 2011, at 501 Elliott Avenue West, Suite 400, Seattle, Washington 98119, U.S.A. For those of you unable to attend in person, the Company expects to webcast the meeting and make information concerning the webcast available on the Company’s website at http://www.celltherapeutics.com.

Information concerning the business to be conducted at this meeting is included in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement. The Proxy Statement is being mailed to the Company’s U.S. shareholders. If you are an Italian shareholder who does not hold shares in record name (i.e., you hold shares through an Italian bank), you may obtain a copy of the Proxy Statement and a proxy card from any of the following places:

•	the office of the Borsa Italiana S.p.A.;

•

the office of the Italian branch of the Company’s subsidiary CTI Life Sciences Limited (contact person: Ms. Elena Bellacicca, Investor Relations, CTI Life Sciences Limited at +39 02 89659700), at Via Amedei 8, 20123 Milan, Italy;

•	the office of any of the depository banks (or Monte Titoli intermediaries) having the Company’s shares in their accounts;

•	the Securities and Exchange Commission website at http://www.sec.gov; or

•	the Company’s website at http://www.celltherapeutics.com/shareholders.

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the meeting, it is important that your shares be represented. Therefore, the Company urges its U.S. shareholders to sign, date and promptly return the enclosed proxy card in the enclosed postage paid envelope and urges its Italian shareholders to request and return an Italian proxy card, together with a completed certification of participation in the Italian Central Depository System. If your shares are held in a U.S. bank or brokerage account or if you are registered directly with the Company as the record holder of your shares, you may be eligible to vote your proxy electronically or by telephone. Please refer to the enclosed voting form for instructions.

I look forward to greeting you personally and, on behalf of the Board of Directors and management, I would like to express our appreciation for your support of Cell Therapeutics, Inc.

Sincerely,

James A. Bianco, M.D. Chief Executive Officer Shareholder

Cell Therapeutics, Inc., 501 Elliott Avenue West, Suite 400, Seattle, Washington 98119, U.S.A.

CELL THERAPEUTICS, INC.

Notice of Annual Meeting of Shareholders

Friday, November 11, 2011

To the Shareholders of Cell Therapeutics, Inc.:

The Annual Meeting of Shareholders (the “Annual Meeting”) of Cell Therapeutics, Inc. (the “Company”), which will be held at 10:00 a.m. Pacific Standard Time (PST), on Friday, November 11, 2011 at 501 Elliott Avenue West, Suite 400, Seattle, Washington 98119, U.S.A., for the following purposes:

(1)	to elect directors to the Company’s Board of Directors (“Proposal 1”);

(2)	to approve an amendment to the Company’s amended and restated articles of incorporation to increase the total number of authorized shares from 284,999,999 to 384,999,999 and to increase the total number of authorized shares of common stock from 283,333,333 to 383,333,333 (“Proposal 2”);

(3)	to approve certain amendments to the Company’s 2007 Equity Incentive Plan, as amended and restated (the “2007 Equity Plan”), including an increase in the number of shares available for issuance under the 2007 Equity Plan by 14,000,000 shares (“Proposal 3”);

(4)	to ratify the selection of Marcum LLP as the Company’s independent auditors for the year ending December 31, 2011 (“Proposal 4”);

(5)	to approve an advisory proposal on executive compensation (“Proposal 5”);

(6)	to provide an advisory vote to determine whether an advisory vote on executive compensation should occur every one, two or three years (“Proposal 6”);

(7)	to approve the adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to adopt any of Proposals 1 through 6 (“Proposal 7”); and

(8)	to transact such other business as may properly come before the Annual Meeting and all adjournments and postponements thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. As more fully described in the Proxy Statement accompanying this Notice, Proposal 1 describes the election of three Class II directors to the Company’s Board of Directors, each to serve until the 2014 annual meeting of shareholders, and the election of one Class I director to the Company’s Board of Directors, to serve until the 2013 annual meeting of shareholders.

The Board of Directors has approved the proposals described in the Proxy Statement and recommends that you vote “FOR” the nominees for directors listed in Proposal 1, “FOR” Proposals 2, 3, 4, 5 and 7 and “THREE YEARS” on Proposal 6.

All shareholders are cordially invited to attend the Annual Meeting. Only shareholders of record at the close of business on September 28, 2011, the record date fixed by the Board of Directors of the Company, are entitled to vote at the Annual Meeting and all adjournments and postponements thereof. A complete list of shareholders entitled to notice of, and to vote at, the Annual Meeting will be open to examination by the shareholders beginning ten (10) days prior to the Annual Meeting for any purpose germane to the Annual Meeting during normal business hours at the office of the secretary of the Company at 501 Elliott Avenue West, Suite 400, Seattle, Washington 98119, U.S.A.

If you are an Italian shareholder who does not hold shares in record name (i.e., you hold shares through an Italian bank), you may obtain a copy of the Proxy Statement and a proxy card from any of the following places:

•	the office of the Borsa Italiana S.p.A.;

•

the office of the Italian branch of the Company’s subsidiary CTI Life Sciences Limited (contact person: Ms. Elena Bellacicca, Investor Relations, CTI Life Sciences Limited at +39 02 89659700), at Via Amedei 8, 20123 Milan, Italy;

•	the office of any of the depository banks (or Monte Titoli intermediaries) having the Company’s shares in their accounts;

•	the Securities and Exchange Commission website at http://www.sec.gov; or

•	the Company’s website at http://www.celltherapeutics.com/shareholders.

The Proxy Statement will be available for the Company’s Italian shareholders at least twenty (20) days before the Annual Meeting date of November 11, 2011.

Whether or not you intend to be present at the Annual Meeting, U.S. shareholders are requested to sign and date the enclosed proxy card and return it in the enclosed envelope, and Italian shareholders are requested to request, sign, date and return an Italian proxy card, together with a completed certification of participation in the Italian Central Depository System. If you are one of the Company’s Italian shareholders, please remember to request a certification of participation in the Italian Central Depository System from your broker and include it in the same envelope as your Italian proxy card in order for your vote to be counted. If your shares are held in a bank or brokerage account in the United States, or if you are registered directly with the Company as the record holder of your shares, you may be eligible to vote your proxy electronically or by telephone. Please refer to the enclosed voting form for instructions.

By Order of the Board of Directors

Louis A. Bianco
Executive Vice President, Finance & Administration

Seattle, Washington

October 6, 2011

YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE URGED TO SIGN, DATE AND RETURN PROMPTLY THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE REGARDLESS OF WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU ARE ONE OF THE COMPANY’S SHAREHOLDERS IN ITALY, PLEASE REMEMBER TO PRINT AN ITALIAN PROXY CARD FROM THE COMPANY’S WEBSITE, OR ANY OF THE LOCATIONS LISTED IN THE PROXY STATEMENT, SIGN AND DATE THE ITALIAN PROXY CARD, REQUEST A CERTIFICATION OF PARTICIPATION IN THE ITALIAN CENTRAL DEPOSITORY SYSTEM FROM YOUR BROKER AND INCLUDE THE ITALIAN PROXY CARD AND CERTIFICATION OF PARTICIPATION IN THE SAME ENVELOPE OR TELECOPY THEM TOGETHER TO THE FACSIMILE NUMBER PROVIDED ON THE ITALIAN PROXY CARD (SEE PAGE 1 FOR MORE INFORMATION ON ITALIAN VOTING PROCEDURES).

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting, Which Will Be Held on Friday, November 11, 2011:

This Notice and the Proxy Statement are available on the Company’s website at

http://www.celltherapeutics.com/shareholders.

CELL THERAPEUTICS, INC.

501 Elliott Avenue West, Suite 400

Seattle, Washington 98119, U.S.A.

PROXY STATEMENT

Information Regarding Proxies

General

This Proxy Statement and the accompanying form of proxy card are furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Cell Therapeutics, Inc. (the “Company”) for use at the Company’s Annual Meeting of Shareholders (the “Annual Meeting” or “shareholder meeting”), which will be held at 10:00 a.m. Pacific Standard Time (PST), on Friday, November 11, 2011, at 501 Elliott Avenue West, Suite 400, Seattle, Washington 98119, U.S.A., and at any adjournment or postponement thereof.

At the Annual Meeting, shareholders will be asked to:

(1)	to elect directors to the Company’s Board of Directors (“Proposal 1”);

(2)	to approve an amendment to the Company’s amended and restated articles of incorporation to increase the total number of authorized shares from 284,999,999 to 384,999,999 and to increase the total number of authorized shares of common stock from 283,333,333 to 383,333,333 (“Proposal 2”);

(3)	to approve certain amendments to the Company’s 2007 Equity Incentive Plan, as amended and restated (the “2007 Equity Plan”), including an increase in the number of shares available for issuance under the 2007 Equity Plan by 14,000,000 shares (“Proposal 3”);

(4)	to ratify the selection of Marcum LLP as the Company’s independent auditors for the year ending December 31, 2011 (“Proposal 4”);

(5)	to approve an advisory proposal on executive compensation (“Proposal 5”);

(6)	to provide an advisory vote to determine whether an advisory vote on executive compensation should occur every one, two or three years (“Proposal 6”);

(7)	to approve the adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to adopt any of Proposals 1 through 6 (“Proposal 7,” and together with Proposals 1 through 6, the “Proposals”); and

(8)	to transact such other business as may properly come before the Annual Meeting and all adjournments and postponements thereof.

As more fully described in this Proxy Statement, Proposal 1 describes the election of three Class II directors to the Board, each to serve until the 2014 annual meeting of shareholders, and the election of one Class I director to the Board, to serve until the 2013 annual meeting of shareholders.

Shareholder approval of Proposals 1, 2 and 3 are required by statutes or regulations applicable to the Company based on its listing on The NASDAQ Stock Market LLC (“NASDAQ”) and its incorporation in the State of Washington.

This Proxy Statement and the accompanying proxy card are being first mailed to shareholders on or about October 18, 2011.

Reverse Stock Split

As earlier announced on May 5, 2011, the Board approved the implementation of a 1-for-6 reverse stock split (the “Reverse Stock Split”). The primary objective of the Reverse Stock Split was to increase the per share trading price of the Company’s common stock, which enabled the Company to satisfy the listing requirements of the Company’s common stock under NASDAQ’s Listing Rules.

Pursuant to the Business Corporation Act of Washington, the Board may unilaterally determine that it is in the best interests of the shareholders and the Company to effectuate a reverse stock split. If the Company does not have any shares of preferred stock outstanding, the Company is not required to obtain shareholder approval of such action before effectuating a reverse stock split. The Reverse Stock Split became effective on May 15, 2011 (the “Effective Date”). On the Effective Date, each shareholder received one new share of the Company’s common stock in exchange for every six shares of the Company’s common stock such shareholder held before the Effective Date. The Reverse Stock Split affected all outstanding and authorized shares of the Company’s common stock as well as the number of shares of common stock underlying stock options and other exercisable or convertible instruments outstanding on the Effective Date. No certificates for fractional shares of the Company’s common stock were issued in the Reverse Stock Split, but in lieu thereof each holder of the Company’s common stock who would otherwise have been entitled to a fraction of a share of the Company’s common stock was paid cash equal to such fraction times the closing price of the Company’s common stock as reported on The NASDAQ Capital Market on the trading day immediately preceding the Effective Date. Unless otherwise noted, all impacted amounts included in this Proxy Statement have been retroactively adjusted for the Reverse Stock Split.

Important Information for the Company’s Shareholders in Italy about Voting Procedures

If you hold shares of the Company’s common stock as a result of a merger with Novuspharma S.p.A. or if you acquired shares of the Company’s common stock through an account with an Italian bank on the Mercato Telematico Azionario stock market in Italy (the “MTA”), you most likely hold these shares indirectly through the facilities of the Monte Titoli, S.p.A., the Italian central clearing agency (“Monte Titoli”), and through the banks and brokers participating in the Monte Titoli system (unless you or your broker has taken action to remove your shares from the Monte Titoli system and requested to have shares registered in your name). Persons holding shares of the Company’s common stock through Monte Titoli are referred to as the Company’s shareholders in Italy or the Company’s Italian shareholders. Monte Titoli, in turn, holds these shares of the Company’s common stock through the U.S. clearing agency, the Depository Trust Company (“DTC”). Pursuant to U.S. law, DTC will transfer its voting power over the shares in Monte Titoli’s account to Monte Titoli. Monte Titoli has agreed with the Company that it will re-transfer its voting power over such shares to the persons holding certifications of participation (each, a “Certification”) in the Italian Central Depository System issued pursuant to Italian law (Section 21 (and the following sections) of the Regulation enacted by the Bank of Italy and CONSOB on February 22, 2008).

In order to increase the number of shares owned by Italian shareholders that vote at the Annual Meeting so that the Company can achieve a quorum and take action at the Annual Meeting and facilitate voting regarding the matters submitted for approval at the Annual Meeting, all of which has been difficult in the past, the Company has requested that certain Italian banks, in the absence of the shareholder’s instructions to the contrary, make book-entry transfers of the Company’s common stock, in part or all of the shares, held in the name of and in the customer’s account by such banks to an account opened in the name of the same banks at a U.S. broker-dealer on the record date. Under the securities laws of the United States and the rules of the New York Stock Exchange, this will permit such U.S. broker-dealers who hold shares transferred to them from Italian banks to vote these shares for certain routine matters to be presented at the Annual Meeting to the extent that the Italian shareholders have not instructed their broker to vote the shares pursuant to the procedures provided for in this Proxy Statement and on the proxy card prepared for the Company’s shareholders in Italy, which may be obtained from the Company’s website at http://www.celltherapeutics.com. The Company’s Italian shareholders will, however, maintain their right to instruct the U.S. broker-dealer so that the broker-dealer refrains from taking any action in relation to such shareholder’s shares, including voting the shares. Accordingly, if you do not vote your shares by valid proxy or you do not provide any specific instruction in relation thereto on or before the date of the Annual Meeting and your shares are held through an Italian bank participating in this transfer procedure, your shares will be voted by the U.S. broker-dealer pursuant to the discretionary authority granted them under Rule 452 of the New York Stock Exchange. However, you may still vote your shares yourself as provided below.

Copies of this Proxy Statement may be obtained by the Company’s Italian shareholders from any of the following places:

•	the office of the Borsa Italiana S.p.A.;

•

the office of the Italian branch of the Company’s subsidiary CTI Life Sciences Limited (contact person: Ms. Elena Bellacicca, Investor Relations, CTI Life Sciences Limited at +39 02 89659700), at Via Amedei 8, 20123 Milan, Italy;

•	the office of any of the depository banks (or intermediaries of Monte Titoli) having the Company’s shares in their accounts;

•	the Securities and Exchange Commission (the “SEC”) website at http://www.sec.gov; or

•	the Company’s website at http://www.celltherapeutics.com/shareholders.

This Proxy Statement will be available for the Company’s Italian shareholders at least twenty (20) days before the Annual Meeting date of November 11, 2011. All of the Company’s shareholders, including the Company’s Italian shareholders, are cordially invited to attend the Annual Meeting. If you hold shares of the Company’s common stock in Italy through Monte Titoli, your broker is required by Italian law to provide you with a Certification in the Italian Central Depository System.

•	Italian shareholders who have requested and received a Certification may vote in the following manner:

•	In person. You may attend the Annual Meeting and vote in person. To do so, please present your Certification at the door, together with proof of your identity.

•

By mail or facsimile. You may print an Italian proxy card from the Company’s website at http://www.celltherapeutics.com/shareholders and use that proxy card to vote by mail or facsimile. Please mark your votes on the Italian proxy card and return it and your Certification by mail to the address shown on the card or by facsimile to the facsimile number shown on the card by the deadline shown on the card. Your name as you write it on your Italian proxy card must exactly match your name as printed on your Certification. Italian privacy law prevents the Company from learning in advance the names of the persons holding Certifications. Thus, you must include your Certification (or a complete copy) in the same envelope as your Italian proxy card in order for your vote to be counted (that is, in order to prove to the Company’s inspector of election that you have the right to vote).

•

By proxy. You may name another person as a substitute proxy by any means permitted by Washington law and the Company’s second amended and restated bylaws (the “Bylaws”). That substitute proxy may then attend the Annual Meeting, provided that he or she provides your Certification or a complete copy thereof, together with your written authorization naming such person as your proxy, to the Company’s inspector of election at the Annual Meeting in order to verify the authenticity of your proxy designation.

The Company strongly encourages its Italian shareholders to obtain a Certification and an Italian proxy card and submit them by mail to the address shown on the Italian proxy card or, if possible, send by facsimile to the facsimile number shown on the Italian proxy card. A significant percentage of the Company’s shares are held by persons in Italy. If the Company’s Italian shareholders do not take the time to vote, then the Company will not be able to obtain a quorum, in which case the Company would be unable to conduct any business at the Annual Meeting, and will not be able to obtain approval of the Proposals. Your vote is important. Please obtain a Certification and an Italian proxy card and vote today.

For future meetings, an Italian shareholder may also vote via internet or by phone if the shares owned by such Italian shareholder are held directly by a U.S. brokerage account in that shareholder’s name. If you are an

Italian shareholder and wish to use this method of voting for future meetings, then prior to the record date for such future meeting you will need to instruct your bank to transfer your shares to a U.S. brokerage account (to be held in your name and for your account). Once your shares are held by a U.S. broker-dealer in your name, you will receive the shareholder meeting documentation for any future meetings (including the proxy statement) at your address, together with a security code and instructions on how to vote your shares through the relevant website or by calling the telephone number provided in connection with that meeting. You will not need to transfer your shares before every meeting; once the transfer has been made and your shares are held in a U.S. brokerage account, you will be able to vote your shares via internet or phone for all future meetings so long as your shares continue to be held in a U.S. brokerage account. If you wish to make such a transfer to allow voting via internet or phone for future meetings, please contact your bank to understand the procedure and the costs associated with that transfer. Please note that you will be required by your bank to bear the costs relating to such a transfer, including those debited or claimed by the U.S. broker-dealer for the management of the account in the U.S.

The Company’s Italian shareholders who are registered directly with the Company as a record holder (i.e., you hold your shares in registered form) may also vote via internet or by phone. If you do not hold your shares in registered form, you may request to be registered directly with the Company as a record holder, which will entitle you to receive shareholder materials for future meetings directly at your address as indicated in the registration. If you are interested in having your shares registered directly with the Company for the purposes of receiving shareholder information directly for future meetings, please contact your bank for more information on the procedures required for such registration, which would include, among other things, the submission of a registration request (together with a Certification) to the Company’s transfer agent, the removal of your shares from Monte Titoli’s account and the transfer of such shares to the United States directly in your name. Please note that registration in the Company’s shareholder books may require you to take additional steps if and when you decide to dispose of your shares.

Solicitation of Proxies

This solicitation is made on behalf of the Board. All expenses in connection with the solicitation of proxies will be borne by the Company. In addition to solicitation by mail, the Company’s officers, directors or other regular employees may solicit proxies by telephone, facsimile, electronic communication or in person. These individuals will not receive any additional compensation for these services. The Company has engaged The Proxy Advisory Group, LLC to assist in the solicitation of proxies and provide related advice and informational support, for a service fee, plus customary disbursements, which are not expected to exceed $35,000 in the aggregate.

Record Date, Voting Rights and Outstanding Shares

Only shareholders of record on the Company’s books at the close of business on September 28, 2011 (the “record date”) will be entitled to notice of, and to vote at, the Annual Meeting. Each holder of record of the Company’s common stock, no par value per share, outstanding on the record date will be entitled to one vote per share on all matters to be voted upon at the Annual Meeting. As of the close of business on the record date, there were issued and outstanding 192,801,179 shares of common stock. As of the close of business on the record date, the Company does not have any other class of capital stock outstanding.

Quorum, Abstentions and Broker Non-Votes

A quorum of shareholders must be established at the Annual Meeting in order to transact business at the Annual Meeting. Under the Business Corporation Act of Washington, a quorum may be established in one of two ways. Pursuant to the first quorum standard, the presence in person, by telephone or by proxy of the holders of at least one-third of the shares outstanding and entitled to vote at the Annual Meeting constitutes a quorum (“Quorum Standard 1”). Therefore, the Company will need at least 64,267,060 shares of the Company’s common stock present in person, by telephone or by proxy at the Annual Meeting for Quorum Standard 1 to be established. However, the Company may establish a quorum under the second quorum standard. In order to satisfy the second quorum standard, a majority of the shares outstanding and entitled to vote at the Annual Meeting other than shares held of record by the Depository Trust Company and credited to the account of stock depositories located in a member state of the European Union must be present in person, by telephone or by proxy at the Annual Meeting, provided the number of votes comprising such majority equals or exceeds one–sixth of the shares outstanding and entitled to vote at the Annual Meeting (“Quorum Standard 2”). As of the close of business on the record date, there were issued and outstanding 135,468,363 shares of the Company’s common stock other than shares held of record by the Depository Trust Company and credited to the account of stock depositories located in a member state of the European Union. Accordingly, 67,734,182 of the shares of the Company’s common stock other than shares held of record by the Depository Trust Company and credited to the account of stock depositories located in a member state of the European Union must be present in person, by telephone or by proxy at the Annual Meeting for Quorum Standard 2 to be established. All shares of the Company’s common stock are eligible to vote for the Proposals. Under Quorum Standard 2, certain shares are not counted for quorum purposes. However, even if a quorum is established under Quorum Standard 2, all shares are eligible to vote and all such votes will be counted.

All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions, withheld votes and broker non-votes. Abstentions and broker non-votes will be counted in determining whether a quorum is present, except that abstentions and broker non-votes of shares credited to the account of stock depositories located in a member state of the European Union (including shares that are held through Monte Titoli) and not transferred in accordance with the procedure described in “Important Information for the Company’s Shareholders in Italy about Voting Procedures” above will not be counted in determining whether a quorum is present for purposes of establishing Quorum Standard 2. Abstentions represent a shareholder’s affirmative choice to decline to vote on a proposal. Broker non-votes occur when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular matter because such broker, bank or other nominee does not have discretionary authority to vote on that matter and has not received voting instructions from the beneficial owner. Brokers, banks and other nominees typically do not have discretionary authority to vote on non-routine matters. Under the rules of the New York Stock Exchange (the “NYSE”), as amended, which apply to all NYSE-licensed brokers (the “NYSE Rules”), brokers have discretionary authority to vote on routine matters when they have not received timely voting instructions from the beneficial owner.

If a quorum is established at the Annual Meeting, all shares of the Company’s common stock represented by properly executed proxies that are not revoked will be voted in accordance with the instructions, if any, given therein. In the absence of a quorum, the Chairman of the Annual Meeting may adjourn the Annual Meeting. Proxy cards that are signed and returned without specifying a vote or an abstention on any proposal specified therein will be voted according to the recommendations of the Board on such proposals, which recommendations are for three years on Proposal 6 and in favor of all of the other Proposals, and will be voted, in the proxies’ discretion, upon such other matter or matters that may properly come before the Annual Meeting and any such postponements or adjournments thereof. All proxy cards, whether received prior to or after the original date of the Annual Meeting, will be valid as to any postponements or adjournments of the Annual Meeting.

When an eligible voter attends the shareholder meeting but affirmatively decides not to vote, the eligible voter’s decision not to vote is called an abstention. Properly executed proxy cards that are marked “abstain” or “withhold authority” on any proposal will be treated as abstentions for that proposal. The Company will treat abstentions as follows:

•	abstention shares are present and entitled to vote for purposes of determining the presence of a quorum;

•

abstentions will be treated as not voting for purposes of determining the approval of any matter submitted to the shareholders for a vote requiring a plurality, a majority or some other percentage of the votes actually cast; and

•

abstentions will have the same effect as votes against a proposal if the vote required is a majority or some other percentage of the voting power present for that proposal or of the votes entitled to be cast on that proposal.

In Proposal 1, the three Class II nominees for director seats who receive the most votes cast at the shareholder meeting in person, by telephone or by proxy shall be elected. Also, in Proposal 1, the Class I nominee for director who receives the most votes cast at the shareholder meeting in person, by telephone or by proxy shall be elected. Abstentions and broker non-votes have no effect on the outcome of Proposal 1.

The affirmative vote of a majority of votes actually cast that are present in person, by telephone or by proxy is required to approve Proposal 2; provided that the affirmative vote for Proposal 2 equals or exceeds 15% of the votes entitled to be cast. If the affirmative vote does not equal or exceed 15% of the votes entitled to be cast, abstentions will have the effect of votes cast against Proposal 2. However, if the affirmative vote equals or exceeds the 15% threshold, then abstentions will not have the effect of votes cast against Proposal 2. Proposal 2 is considered to be a routine matter under the NYSE Rules and, accordingly, if you do not instruct your broker, bank or other nominee on how to vote the shares in your account for Proposal 2, brokers will be permitted to exercise their discretionary authority to vote for such proposals.

The affirmative vote of a majority of votes actually cast that are present in person, by telephone or by proxy is required to approve Proposals 3, 4, 5 and 7. Abstentions will not be counted as votes cast against Proposals 3, 4, 5 and 7 and will have no effect on the outcome of Proposals 3, 4, 5 and 7 because approval is based on the number of votes actually cast.

Because both the vote under Proposal 3 and the advisory vote under Proposal 5 are considered to be non-routine matters under the NYSE Rules, if you do not instruct your broker, bank or other nominee on how to vote the shares in your account for Proposals 3 and 5, brokers will not be permitted to exercise their voting authority and uninstructed shares will constitute broker non-votes. Proposals 4 and 7 are considered to be routine matters under the NYSE Rules and, accordingly, if you do not instruct your broker, bank or other nominee on how to vote the shares in your account for Proposals 4 or 7, brokers will be permitted to exercise their discretionary authority to vote for such proposals. Broker non-votes for Proposals 3 and 5 will have no effect on the outcome of Proposals 3 or 5 because approval is based on the number of votes actually cast.

Shareholders’ choices for Proposal 6 are limited to “one year,” “two years,” “three years” and abstain. Because the advisory vote under Proposal 6 is considered to be a non-routine matter under the NYSE Rules, if you do not instruct your broker, bank or other nominee on how to vote the shares in your account for Proposal 6, brokers will not be permitted to exercise their voting authority and uninstructed shares will constitute broker non-votes. Abstentions and broker non-votes will have no effect on the outcome of Proposal 6.

Voting Electronically or by Telephone

If your shares are registered in the name of a bank or brokerage firm in the United States, you may be eligible to vote your shares electronically over the internet or by telephone. A large number of banks and brokerage firms are participating in the Broadridge Investor Communication Solutions (“Broadridge”) online program. This program provides eligible shareholders who receive a paper copy of this Proxy Statement the opportunity to vote via the internet or by telephone. If your bank or brokerage firm is participating in Broadridge’s program, your voting form will provide instructions. If your voting form does not reference internet or telephone information, please complete and return the paper proxy card in the self-addressed postage paid envelope provided.

In addition, if your shares are registered in your name, you may vote your shares electronically over the internet or by telephone as provided on your voting form.

Revocability of Proxies

Any shareholder executing a proxy has the power to revoke it at any time prior to the voting thereof on any matter by delivering written notice to the Company’s secretary, Louis A. Bianco, at the Company’s principal executive offices, by executing and delivering another proxy dated as of a later date or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not, by itself, revoke a proxy. For the Company’s Italian shareholders, any written notice of revocation or another proxy, in either case dated as of a later date, must also be accompanied by another Certification.

Voting Agreements

At the time of the Company’s merger with Novuspharma, S.p.A., the Company entered into an agreement with Monte Titoli in order to ensure that persons receiving beneficial interests in shares of the Company’s common stock as a result of the merger would be able to vote those shares. Monte Titoli agreed that each time it is designated as proxy by DTC, Monte Titoli will execute a further omnibus proxy transferring its voting power to the persons who hold Certifications issued pursuant to Italian law (Section 21 (and the following sections) of the Regulation enacted by the Bank of Italy and CONSOB on February 22, 2008).

PROPOSAL 1

ELECTION OF DIRECTORS

Summary

The Company’s amended and restated articles of incorporation, as amended, and the Bylaws provide for the Board to be divided into three approximately equal classes of directors serving staggered three-year terms. Each director holds office until the later of the term elected or until his or her successor is elected. As a result, approximately one-third of the total number of directors are elected every year at the Annual Meeting.

Under the Bylaws, the number of directors constituting the entire Board may be decreased or increased by majority action of either the Board or the shareholders. Unless a director resigns or is removed for cause, no decrease in the number of directors may have the effect of shortening the term of any incumbent director. In the event of a vacancy on the Board, the Bylaws permit a majority of the remaining directors in office to fill the vacancy, and the director then chosen will hold office until the next shareholders’ meeting at which directors are elected. At such meeting, the director will stand for election until the later of the term elected or until his or her successor is elected.

The Board has fixed the number of directors at 12. As provided by the Bylaws, on September 20, 2011, the Board appointed Reed V. Tuckson, M.D. to the Board to serve as a Class I director until the Annual Meeting subject to Dr. Tuckson’s acceptance and Dr. Tuckson accepted his appointment to the Board on September 22, 2011. After his appointment, there are currently nine members of the Board. The Company’s Nominating and Governance Committee is in the process of evaluating potential candidates to fill the vacancies on the Board. Proxies cannot be voted for a greater number of persons than the number of nominees named.

Except for Dr. Tuckson with a term expiring at the Annual Meeting, the current terms of office of the Class I directors, Mr. John H. Bauer and Dr. Phillip M. Nudelman, expire at the 2013 annual meeting of shareholders. The current terms of office of the Class II directors, Dr. James A. Bianco, Dr. Vartan Gregorian and Dr. Frederick W. Telling, expire at the Annual Meeting. The current terms of office of the Class III directors, Mr. Richard L. Love, Dr. Mary O. Mundinger and Dr. Jack W. Singer, expire at the 2012 annual meeting of shareholders.

Nominees for Election as Directors

Dr. Bianco, Dr. Gregorian and Dr. Telling have been nominated by the Board for election at the Annual Meeting as Class II directors for three year terms expiring at the 2014 annual meeting of shareholders. Dr. Tuckson has been nominated by the Board for election at the Annual Meeting as a Class I director for a two year term expiring at the 2013 annual meeting of shareholders.

If elected, each nominee will hold office until the later of expiration of his term or until his successor is elected. It is intended that the accompanying proxy will be voted for the election as directors of Dr. Bianco, Dr. Gregorian, Dr. Telling and Dr. Tuckson unless the proxy contains contrary instructions.

Each nominee has agreed to serve if elected and the Company has no reason to believe that any of the nominees will not be a candidate or will be unable to serve. However, if any of the nominees should become unable or unwilling to serve as a director, the persons named in the proxy have advised the Company that they will vote for the election of the substitute nominee or nominees designated by the Board.

Vote Required and Board of Directors’ Recommendation

The three Class II nominees for director seats who receive the most votes cast at the shareholder meeting in person, by telephone or by proxy shall be elected. The Class I nominee for director who receives the most votes cast at the shareholder meeting in person, by telephone or by proxy shall be elected. Abstentions and broker non-votes will have no effect on the outcome of the election of directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Information about Nominees and Continuing Directors

The table below provides biographical information as of October 6, 2011 for each nominee for director and each person whose term of office as a director will continue after the shareholder meeting.

Name	Age	Director Since	Class	Term Expiration
John H. Bauer(3)	70	2005	I	2013 Annual Meeting
James A. Bianco, M.D.	55	1991	II	2011 Annual Meeting
Vartan Gregorian, Ph.D.(3)(4)	77	2001	II	2011 Annual Meeting
Richard L. Love(2)(4)	68	2007	III	2012 Annual Meeting
Mary O. Mundinger, DrPH(2)(4)	74	1997	III	2012 Annual Meeting
Phillip M. Nudelman, Ph.D.(1)(2)(3)(4)	75	1994	I	2013 Annual Meeting
Jack W. Singer, M.D.	68	1991	III	2012 Annual Meeting
Frederick W. Telling, Ph.D.(2)(3)	59	2006	II	2011 Annual Meeting
Reed V. Tuckson, M.D.	60	2011	I	2011 Annual Meeting

(1)	Chairman of the Board of Directors.
(2)	Member of the Compensation Committee.
(3)	Member of the Audit Committee.
(4)	Member of the Nominating and Governance Committee.

Nomination for Election for a Term Continuing Until the 2014 Annual Meeting—Class II Directors

Dr. Bianco is the Company’s principal founder and served as the Company’s President and Chief Executive Officer and director from February 1992 to July 2008. With the addition of Craig W. Philips as President in August 2008, Dr. Bianco now serves as the Company’s Chief Executive Officer and director. Prior to founding the Company, Dr. Bianco was an assistant professor of medicine at the University of Washington, Seattle, and an assistant member in the clinical research division of the Fred Hutchinson Cancer Research Center. From 1990 to 1992, Dr. Bianco was the director of the Bone Marrow Transplant Program at the Veterans Administration Medical Center in Seattle. Dr. Bianco currently serves on the board of directors of the Seattle Police Foundation. Dr. Bianco received his B.S. degree in biology and physics from New York University and his M.D. from Mount Sinai School of Medicine. Dr. Bianco is the brother of Louis A. Bianco, the Company’s Executive Vice President, Finance and Administration.

Dr. Gregorian has been one of the Company’s directors since December 2001. He is the twelfth president of Carnegie Corporation of New York, a grant-making institution founded by Andrew Carnegie in 1911. Prior to his current position, which he assumed in June 1997, Dr. Gregorian served for eight years as Brown University’s sixteenth president. He was awarded a Ph.D. in history and humanities from Stanford University. A Phi Beta Kappa and a Ford Foundation Foreign Area Training Fellow, he is a recipient of numerous fellowships, including those from the John Simon Guggenheim Foundation, the American Council of Learned Societies, the Social Science Research Council, and the American Philosophical Society.

Dr. Telling has been one of the Company’s directors since December 2006. Prior to his retirement in 2007, Dr. Telling was a corporate officer of Pfizer, most recently as Vice President of Corporate Policy and Strategic Management since 1994. He joined Pfizer in 1977 and was responsible for strategic planning and policy development throughout the majority of his career. He currently serves on the board of directors of Eisai N.A., Oragenics, Inc. and Aequus Biopharma, Inc., a subsidiary of the Company. Dr. Telling is also a member of the Committee for Economic Development, IBM’s Healthcare & Life Sciences Advisory Council, the EAA, and the United Hospital Fund and is a non-board emeritus at ORBIS. Dr. Telling received his B.A. degree from Hamilton College and his Masters of Industrial and Labor Relations and Ph.D. in Economics and Public Policy from Cornell University.

Nomination for Election for a Term Continuing Until the 2013 Annual Meeting—Class I Director

Dr. Tuckson was appointed to the Board in September 2011. Dr. Tuckson is the Executive Vice President and Chief of Medical Affairs of UnitedHealth Group and has served in that capacity since December 2006. Prior to his position at UnitedHealth Group, from January 2006 to December 2006, Dr. Tuckson served as Senior Vice President, Professional Standards, for the American Medical Association. He has also served as President of the Charles R. Drew University of Medicine and Science in Los Angeles, Senior Vice President for Programs of the March of Dimes Birth Defects Foundation and Commissioner of Public Health for the District of Columbia. He currently serves on the board of directors of the Alliance for Health Reform, the American Telemedicine Association, the National Patient Advocate Foundation, the Macy Foundation, Project Sunshine, and the Arnold P. Gold Foundation. Dr. Tuckson received his B.S. degree in Zoology from Howard University and his medical doctor degree from the Georgetown University School of Medicine, and completed the Hospital of the University of Pennsylvania’s General Internal Medicine Residency and Fellowship programs.

Directors Continuing in Office Until the 2013 Annual Meeting—Class I Directors

Mr. Bauer was appointed to the Board in October 2005. Mr. Bauer serves as an executive advisor and Chief Financial Officer at DigiPen Institute of Technology. He was formerly Executive Vice President for Nintendo of America Inc. from 1994 to 2004. While at Nintendo of America Inc., he had direct responsibility for all administrative and finance functions, and since 2004, he has also served as a consultant to Nintendo of America Inc. From 1963 to 1994, he worked for Coopers & Lybrand, including serving as the business assurance (audit) practice partner. He was also a member of Coopers & Lybrand’s Firm Council, the senior policy making and governing board for the firm. Mr. Bauer is also a member of the board of directors of RIPL Corporation and Zones, Inc. Mr. Bauer received his B.S. degree in accounting from St Edward’s University.

Dr. Nudelman has been one of the Company’s directors since March 1994. From 2000 to 2007, he served as the President and Chief Executive Officer of The Hope Heart Institute. From 1998 to 2000, he was the Chairman of the board of Kaiser/Group Health, retiring in 2000 as Chief Executive Officer Emeritus. From 1990 to 2000, Dr. Nudelman was the President and Chief Executive Officer of Group Health Cooperative of Puget Sound, a health maintenance organization. He also currently serves on the board of directors of OptiStor Technologies, Inc. and Zynchros, Inc. Dr. Nudelman served on the White House Task Force for Health Care Reform from 1992 to 1994 and the President’s advisory Commission on Consumer Protection and Quality in Health Care from 1996 to 1998. He has also served on the Pew Health Professions Commission and the AMA Task Force on Ethics, the Woodstock Ethics Commission, and currently serves as Chairman of the American Association of Health Plans. Dr. Nudelman received his B.S. degree in microbiology, zoology and pharmacy from the University of Washington, and holds an M.B.A. and a Ph.D. in health systems management from Pacific Western University.

Directors Continuing in Office Until the 2012 Annual Meeting—Class III Directors

Mr. Love has been one of the Company’s directors since September 2007. Mr. Love is presently the manager of Translational Accelerators, LLC. Mr. Love is also a director of Applied Microarrays Inc., Ascalon, PAREXEL International, SalutarisMD Inc., was previously a director of ImaRx Therapeutics Inc., and, prior to its acquisition by the Company in July 2007, served as chairman of the board of Systems Medicine, Inc. He started two biopharmaceutical companies, Triton Biosciences Inc. and ILEX Oncology Inc; he served as chief executive officer for Triton Biosciences from 1983 to 1991, and as chief executive officer for ILEX Oncology 1994 to 2001. In addition, Mr. Love has served in executive positions at not-for-profit organizations, including the Cancer Therapy and Research Center, The San Antonio Technology Accelerator Initiative and the Translational Genomics Research Institute. Mr. Love received his B.S. and M.S. degrees in chemical engineering from Virginia Polytechnic Institute.

Dr. Mundinger has been one of the Company’s directors since April 1997. From 1986 to 2010, she was a dean and professor at the Columbia University School of Nursing, and an associate dean on the faculty of medicine at Columbia University. In July 2010, Dr. Mundinger was appointed the Edward M. Kennedy Professor in Health Policy and Dean Emeritus at the Columbia University School of Nursing. Dr. Mundinger has served on the board of directors of United Health Group and Gentiva Health Services and is an elected member of the Institute of Medicine of the National Academies, the American Academy of Nursing and the New York Academy of Medicine. Dr. Mundinger received her doctorate in public health from Columbia’s School of Public Health.

Dr. Singer is one of the Company’s founders and directors and currently serves as the Company’s Executive Vice President, Chief Medical Officer. Dr. Singer has been one of the Company’s directors since its inception in September 1991. From July 1995 to January 2004, Dr. Singer was the Company’s Executive Vice President, Research Program Chairman and from April 1992 to July 1995, he served as the Company’s Executive Vice President, Research and Development. Prior to joining the Company, Dr. Singer was a professor of medicine at the University of Washington and a full member of the Fred Hutchinson Cancer Research Center. From 1975 to 1992, Dr. Singer was the Chief of Medical Oncology at the Veterans Administration Medical Center in Seattle. Dr. Singer received his M.D. from State University of New York, Downstate Medical College.

Board of Directors and Committee Meetings

The Board held 19 meetings during the year ended December 31, 2010. Each of the directors serving on the Board in 2010 attended at least 75% of the total number of meetings of the Board and of all committees of the Board during the time which they served. The Company’s policy is to encourage attendance at the Annual Meeting. Two of the directors in office at the time of the Company’s 2010 annual meeting of shareholders were in attendance at the Company’s 2010 annual meeting of shareholders.

The Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Governance Committee.

Audit Committee

The Audit Committee has responsibility for assisting the Board in overseeing the accounting and financial reporting processes of the Company and audits of the financial statements of the Company. The Audit Committee assists the Board in oversight and monitoring of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications, independence and performance, (iv) the Company’s internal audit function and (v) the Company’s internal controls over financial reporting and systems of disclosure controls and procedures. The Board has adopted a written charter for the Audit Committee, a copy of which is available on the Company’s website at http://www.celltherapeutics.com. The composition of the Audit Committee and the attributes of its members, and the responsibilities of the Audit Committee as reflected in its charter adopted by the Board, are intended to be in accordance with SEC rules and NASDAQ Listing Rules with regard to corporate audit committees.

The Audit Committee held six meetings during the year ended December 31, 2010. The Audit Committee currently consists of four non-employee directors: Mr. Bauer, Dr. Gregorian, Dr. Nudelman and Dr. Telling.

The Board has determined that each of the current members of the Audit Committee meets the requirements of “independence” as set forth in Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the rules and regulations promulgated by the SEC and the NASDAQ Listing Rules. Additionally, the Board has determined that Mr. Bauer qualifies as an “audit committee financial expert” as defined under the rules and regulations of the SEC and that he has accounting and related financial management expertise within the meaning of the NASDAQ Listing Rules.

Compensation Committee

The Compensation Committee has responsibility for assisting the Board in carrying out the Board’s responsibilities relating to compensation of the Company’s chief executive officer and all other officers with the title of executive officer and above or who otherwise report directly to the chief executive officer and the Compensation Committee has overall responsibility for approving and evaluating all compensation plans, policies and programs of the Company as they affect such officers. The Compensation Committee also administers the Company’s equity compensation plans and reviews and approves the Company’s compensation disclosure and analysis included in the Company’s annual report and proxy statement. The Compensation Committee held eight meetings during the year ended December 31, 2010. The Compensation Committee currently consists of four non-employee directors: Mr. Love, Dr. Mundinger, Dr. Nudelman and Dr. Telling, each of whom meets the requirements of independence as set forth in the rules and regulations promulgated by the SEC and the NASDAQ Listing Rules. The Compensation Committee has a written charter, which is available at the Company’s website at http://www.celltherapeutics.com.

Nominating and Governance Committee

The Company believes that its Board as a whole should encompass a range of talent, skill, diversity, and expertise enabling it to provide sound guidance with respect to the Company’s operations and interests. In addition to considering a candidate’s background and accomplishments, candidates are reviewed in the context of the current composition of the Board and the evolving needs of the Company’s business. The Company’s policy is to have at least a majority of directors qualify as “independent” under the NASDAQ Listing Rules and the Company’s Corporate Governance Guidelines, which are available at the Company’s website at http://www.celltherapeutics.com.

The Nominating and Governance Committee is responsible for establishing standards and processes so that the Board can be properly constituted to meet its fiduciary obligations to the Company and its shareholders and so that the Company has and follows appropriate governance standards. The Nominating and Governance Committee is responsible for overseeing the evaluation of the Board and the Company’s management and reviewing with the Board, on an annual basis, the desired Board qualifications, expertise, characteristics and other factors for potential consideration, which review includes consideration of diversity, skills and experience. The Nominating and Governance Committee is responsible for conducting searches for potential Board members with corresponding attributes and evaluating and proposing nominees for election to the Board. The Nominating and Governance Committee seeks directors with strong reputations and experience in areas relevant to the strategy and operations of the Company’s business, particularly industries and growth segments that the Company serves, as well as key experience with regulatory agencies such as the U.S. Food and Drug Administration and the European Medicines Agency. Each of the nominees for election as a director at the Annual Meeting and each of the Company’s current directors holds or has held senior executive positions in, and/or has experience serving on the boards of directors and board committees of, large, complex organizations and has operating experience that meets this objective. In these positions, they have also gained experience in core management skills, such as strategic and financial planning, public company financial reporting, corporate governance, risk management, and leadership development.

The Nominating and Governance Committee also believes that each of the nominees and current directors has other key attributes that are important to an effective board: integrity and demonstrated high ethical standards; sound judgment; analytical skills; the ability to engage management and each other in a constructive and collaborative fashion; diversity of origin, background, experience, and thought; and the commitment to devote significant time and energy to service on the Board and its committees.

The Nominating and Governance Committee ensures that nominations to the Board are made such that the Board is properly constituted in addition to evaluating both the composition and governance of the Board and the Company’s corporate governance. Although the Company does not have a policy regarding diversity, the Nominating and Governance Committee seeks a broad range of perspectives and considers both the personal characteristics (gender, ethnicity, age) and experience (industry, professional, public service) of directors and prospective nominees to the Board. The Nominating and Governance Committee held one meeting during the year ended December 31, 2010. The Nominating and Governance Committee currently consists of four non-employee directors: Dr. Gregorian, Mr. Love, Dr. Mundinger and Dr. Nudelman, all of whom meet the independence requirements as set forth in the rules and regulations promulgated by the SEC and the NASDAQ Listing Rules. The Nominating and Governance Committee has a written charter, which is available at the Company’s website at http://www.celltherapeutics.com.

Director Independence

The Board has adopted standards concerning director independence which meet the NASDAQ independence standards and, with respect to the Audit Committee, the rules of the SEC.

We, our Nominating and Governance Committee and the Board are involved in the process for determining the independence of acting directors and director nominees. We solicit relevant information from directors and director nominees via a questionnaire, which covers material relationships, compensatory arrangements, employment and any affiliation with us. In addition to reviewing information provided in the questionnaire, we ask our executive officers on an annual basis regarding their awareness of any existing or currently proposed transactions, arrangements or understandings involving us in which any director or director nominee has or will have a direct or indirect material interest. We share our findings with our Nominating and Governance Committee and the Board regarding the NASDAQ and SEC independence requirements and any information regarding the director or director nominee that suggest that such individual is not independent. The Board discusses all relevant issues, including consideration of any transactions, relationships or arrangements which are not required to be disclosed under Item 404(a) of Regulation S-K, prior to making a determination with respect to the independence of each director.

In making independence determinations, the following relationships were considered:

•

Dr. Nudelman recently retired from the board of directors of the Hope Heart Institute and Dr. Nudelman’s son, Mark Nudelman, serves as its President and Chief Executive Officer. We made a charitable donation to the Hope Heart Institute for 2010, however the amount falls within NASDAQ prescribed limits.

Based on the review described above, the Board affirmatively determined that:

•

A majority of the directors are independent, and all members of the Audit, Compensation and Nominating and Governance Committees are independent, under the NASDAQ standard and, in the case of the Audit Committee, the SEC standard.

•

All of the non-management directors of the Board are independent under the NASDAQ standard. The independent directors are: John H. Bauer, Vartan Gregorian, Ph.D, Richard L. Love, Mary O. Mundinger, DrPH, Phillip M. Nudelman, Ph.D., Frederick W. Telling, Ph.D. and Reed V. Tuckson, M.D.

•	James A. Bianco, M.D. and Jack W. Singer, M.D are not independent by virtue of their positions as our Chief Executive Officer and Executive Vice President, Chief Medical Officer, respectively.

Other than as described above, in 2010, there were no transactions, relationships or arrangements not disclosed as related person transactions that were considered by the Board in determining that the applicable independence standards were met by each of the directors.

Leadership Structure

The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board as the Board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board. Pursuant to the Bylaws, the Board in its discretion may elect a Chairman from among its members. The Board has determined that having an independent director serve as Chairman of the Board is in the best interest of the Company at this time. Dr. Nudelman has served as our Chairman of the Board since October 2005. Because Dr. Nudelman meets the independence standards of the NASDAQ Listing Rules, he also presides over separate meetings for the independent directors. The Board regularly provides such independent directors separate meeting time. This structure ensures a greater role for the independent directors in the oversight of the Company and active participation of the independent directors in setting agendas and establishing Board priorities and procedures. Further, this structure permits the Chief Executive Officer to focus on the management of the Company’s day-to-day operations, while the Chairman of the Board presides at all meetings of the Board and shareholders at which he is present; establishes the agenda for each Board’s meeting; sets a schedule of an annual agenda, to the extent foreseeable; calls and prepares the agenda for and presides over separate sessions of the independent directors; acts as a liaison between the independent directors and the Company’s management and performs such other powers and duties as may from time to time be assigned to him by the Board or as may be prescribed by the Bylaws. The Board will review from time to time the appropriateness of its leadership structure and implement any changes at it may deem necessary.

Risk Oversight

Companies face a variety of risks, including credit risk, liquidity risk, and operational risk. The Board believes an effective risk management system will (1) timely identify the material risks that the Company faces, (2) communicate necessary information with respect to material risks to senior executives and, as appropriate, to the Board or relevant committee of the Board, (3) implement appropriate and responsive risk management strategies consistent with Company’s risk profile, and (4) integrate risk management into Company decision-making.

The Board takes the lead in overseeing risk management and the Audit Committee makes periodic reports to the Board regarding briefings provided by management and advisors as well as the Committee’s own analysis and conclusions regarding the adequacy of the Company’s risk management processes. Material risks are identified and prioritized by management, and each prioritized risk is referred to a committee of the Board or the full Board for oversight. For example, management refers strategic risks to the full Board while financial risks are referred to the Audit Committee. The Board regularly reviews information regarding the Company’s credit, liquidity, and operations, as well as the risks associated with each, and annually reviews the Company’s risk management program as a whole. Also, the Compensation Committee periodically reviews the Company’s compensation programs to help ensure that they do not encourage excessive risk-taking. Please see the “Risk Considerations” section of the “Compensation Discussion and Analysis” below for more information.

In addition to the formal compliance program, the Board encourages management to promote a corporate culture that incorporates risk management into the Company’s corporate strategy and day-to-day business operations. The Board also continually works, with the input of the Company’s executive officers, to assess and analyze the most likely areas of future risk for the Company.

Code of Ethics

The Company has adopted a code of ethics for its senior executive and financial officers (including its principal executive officer and principal financial officer), as well as a code of ethics applicable to all employees and directors. Both codes of ethics are available on the Company’s website at http://www.celltherapeutics.com/officers_and_directors. Shareholders may request a free copy of the codes of ethics from:

Cell Therapeutics, Inc.

Attention: Investor Relations

501 Elliott Avenue West, Suite 400

Seattle, WA 98119

(206) 282-7100

Any waivers of or amendments to the Company’s code of ethics will be posted on its website, at http://www.celltherapeutics.com.

Corporate Governance Guidelines

The Company has adopted Corporate Governance Guidelines, which are available on the Company’s website at http://www.celltherapeutics.com/officers_and_directors. Shareholders may request a free copy of the Corporate Governance Guidelines at the address and phone numbers set forth above.

Shareholder Proposals

A shareholder may recommend a person as a slate nominee for director by writing to the secretary of the Company. Director nominations and/or shareholder proposals pursuant to Rule 14a-8 of the Exchange Act intended for inclusion in the proxy statement related to the next annual meeting of shareholders should be sent to the secretary of the Company at 501 Elliott Avenue West, Suite 400, Seattle, Washington 98119, U.S.A. and must be received by June     , 2012. If the Company changes the date of its next annual meeting of shareholders by more than 30 days from the date of the previous year’s annual meeting of shareholders, then the deadline is a reasonable time before the Company begins to print and send its proxy materials. Under the Bylaws, notice of any other shareholder proposal or the nomination of a candidate for election as a director to be made at the 2012 annual meeting of shareholders (whether or not included in the proxy statement) must be received by August 13, 2012 and must comply with the Bylaws. As set forth in the Bylaws, each notice of nomination should contain the following information: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each nominee been nominated, or intended to be nominated, by the Board; and (e) the consent of each nominee to serve as a director of the company if so elected. All the director nominees named in this Proxy Statement met the Board’s criteria for membership and were recommended by the Nominating and Governance Committee for election by shareholders at this shareholder meeting.

The Nominating and Governance Committee considers shareholder recommendations of nominees for election to the Board if they comply with the foregoing bylaw requirements and are accompanied by a comprehensive written resume of the recommended nominee’s business experience and background and a consent in writing signed by the recommended nominee that he or she is willing to be considered as a nominee and, if nominated and elected, he or she will serve as a director. Shareholders should send their written recommendations of nominees accompanied by the aforesaid documents to the principal executive offices of the Company addressed to: Cell Therapeutics, Inc., 501 Elliott Avenue West, Suite 400, Seattle, Washington 98119, U.S.A. Attention: Secretary.

Communicating Concerns to Directors

Shareholders who wish to communicate with the Company’s directors to report complaints or concerns related to accounting, internal accounting controls or auditing may do so using the Audit Committee procedures for the receipt of such communication. The procedures allow submitting the complaint or concern either online or telephonically, with a more detailed description of the procedures set forth in the Company’s Whistleblower Policy which is available on the Company’s website at http://www.celltherapeutics.com.

Shareholders and other interested parties may communicate with the Board and the Chairman of the Board on other matters by writing to Dr. Nudelman, c/o Cell Therapeutics, Inc., Head of Legal Affairs, 501 Elliott

Avenue West, Suite 400, Seattle, Washington 98119, U.S.A. The Head of Legal Affairs will perform a legal review in the normal discharge of his duties to ensure that communications forwarded to Dr. Nudelman are appropriate. Items that are unrelated to the duties and responsibilities of the Board such as mass mailings, junk mail, personal employee complaints not related to accounting, internal controls, auditing or officer conduct (which are reviewed and forwarded by the Head of Legal Affairs pursuant to the terms of the Company’s Whistleblower Policy), inquiries regarding clinical trials or the Company’s operations generally, job inquiries, surveys, business solicitations or advertisements will not be forwarded to Dr. Nudelman. In addition, material that is threatening or similarly unsuitable will not be forwarded to Dr. Nudelman. Any communication that is relevant to the conduct of the Company’s business and is not forwarded will be retained for one year and made available to Dr. Nudelman and any other independent director on request. The independent directors have granted the Head of Legal Affairs discretion to decide what correspondence shall be forwarded to Dr. Nudelman and what shall be shared with the Company’s management, in all cases with specific instructions that any personal employee complaints be forwarded as set forth in the Company’s Whistleblower Policy. If items are forwarded to Dr. Nudelman, he will decide in his own discretion whether to circulate them to other members of the Board.

Non-Employee Director Compensation Table

The following table presents information regarding the compensation paid for fiscal year 2010 to members of the Board who are not also employees of the Company (the “non-employee directors”). The compensation paid to Dr. Bianco and Dr. Singer, who are also employed by the Company, for fiscal year 2010 is presented below in the Summary Compensation Table and the related explanatory tables. Dr. Bianco and Dr. Singer are generally not entitled to receive additional compensation for their services as directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)(3)	Option Awards ($)(1)(2)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
John H. Bauer	117,250	7,600	8,715	—	—	—	133,565
Vartan Gregorian, Ph.D.	101,250	7,600	8,715	—	—	—	117,565
Richard L. Love	91,750	7,600	8,715	—	—	—	108,065
Mary O. Mundinger, DrPH	93,500	7,600	8,715	—	—	—	109,815
Phillip M. Nudelman, Ph.D.	144,750	7,600	8,715	—	—	—	161,065
Frederick W. Telling, Ph.D.	116,750	7,600	8,715	—	—	—	133,065

(1)	The amounts reported in the “Stock Awards” and “Option Awards” columns of the table above reflect the fair value on the grant date of the stock awards and option awards, respectively, granted to the Company’s non-employee directors during fiscal year 2010 as determined under generally accepted accounting principles used to calculate the value of equity awards for purposes of the Company’s financial statements. For a discussion of the assumptions and methodologies used to calculate the amounts reported above, please see the discussion of equity awards contained in Note 13 (Share-Based Compensation) to the Company’s Consolidated Financial Statements, included as part of the Company’s Annual Report on Form 10-K as filed with the SEC on February 16, 2011.
(2)

The table below presents the number of outstanding and unexercised option awards and the number of shares subject to unvested stock awards held by each of the Company’s non-employee directors as of December 31, 2010. This table includes certain performance-based awards granted to each of the non-employee directors under the Company’s equity grant program in December 2009 awards (referred to in this Proxy Statement as the “December 2009 Performance Awards”). As described in the Compensation Discussion and Analysis below, these awards will be payable in shares of the Company’s common stock if certain performance goals are achieved on or before December 31, 2011, with the number of shares payable upon achievement of the related performance goal to be determined by multiplying the payout percentage that has been assigned by the Board to that goal for purposes of the non-employee director’s award by the number of shares of the Company’s common stock issued and outstanding at the time that particular goal is achieved. In July 2010, each of these awards was amended to convert a portion of each award to a grant of restricted shares. These restricted shares are subject to the same performance-based vesting requirements as the December 2009 Performance Awards to which they relate and will be forfeited back to the Company should these vesting requirements not be satisfied. In order to ensure that the restricted shares did not provide a benefit to the non-employee director beyond that intended by the original December 2009 Performance Award, any restricted shares that vest in connection with the achievement of a performance goal on or before December 31, 2011 will reduce on a share-for-share basis the number of shares that would have been delivered under the original December 2009 Performance Award upon achievement of that performance goal. In furtherance of that intent, if the number of shares that would have been delivered under the original December 2009 Performance Award on achievement of a performance goal is less than the number of restricted shares that vest on achievement of that performance goal under the July 2010 amendment, a number of such restricted shares equal to the difference will be forfeited to the Company so that the director retains no more shares related to that particular performance goal than the number of shares that would have otherwise been deliverable with respect to that goal under the original December 2009 Performance Award. The table below reflects the aggregate number of shares that would vest or be issued, as the case may be, upon timely achievement of all of the performance goals based on the applicable payout percentages and the number of shares of the Company’s common stock issued and outstanding on December 31, 2010. The actual number of shares issued for each award upon timely achievement of the related performance goal may be different from the number reported in the table below depending on the number of shares of the Company’s common stock issued and outstanding at the time the goal is achieved.

Director	Number of Shares Subject to Outstanding Options as of 12/31/2010	Number of Unvested Restricted Shares/Units as of 12/31/2010
John H. Bauer	10,899	552,615
Vartan Gregorian, Ph.D.	11,084	552,615
Richard L. Love	10,900	552,615
Mary O. Mundinger, DrPH	11,079	552,615
Phillip M. Nudelman, Ph.D.	11,116	828,612
Frederick W. Telling, Ph.D.	10,849	552,615

(3)	On September 16, 2010, each of the non-employee directors was granted an award of 3,333 restricted shares and an option to purchase 5,000 shares pursuant to the Company’s non-employee director compensation program described below. Each of the restricted stock awards had a grant-date fair value of $7,600, and each of the options had a grant-date fair value of $8,715. See footnote (1) above for the assumptions used to value each of these awards.

Non-Employee Director Compensation

Equity Grants. Under the Company’s Revised Director Compensation Policy, as approved by the Board effective July 1, 2009, the Company’s non-employee directors receive compensation as follows: (i) each new non-employee director is granted 18,000 shares of restricted stock and options to purchase 6,000 shares of the Company’s common stock upon joining the Board, each such grant to vest over three years in substantially equal annual installments, subject to the non-employee director’s continued service to the Company through the applicable vesting date; and (ii) on the date of each annual meeting of shareholders, each continuing non-employee director is granted an award of 3,333 shares of restricted stock and an option to purchase 5,000 shares of the Company’s common stock, each such grant to vest in full upon the earlier of (x) the one-year anniversary of the date of grant, and (y) the date immediately preceding the date of the annual meeting of shareholders for the year following the year of grant for the award, subject to the non-employee director’s continued service to the Company through the vesting date. The Company’s non-employee directors are also eligible to receive discretionary grants of equity awards under the 2007 Equity Plan from time to time.

Retainers and Meeting Fees. In addition, non-employee directors are entitled under the Revised Director Compensation Policy to annual retainers and fees for attending Board and committee meetings as set forth in the following table:

		Meeting Fees ($)
	Annual Cash Retainer ($)	Board	Committee
Board Member, other than Chairman of the Board	40,000	2,750	—
Chairman of the Board	75,000	2,750	—
Audit Committee Member	—	—	1,250
Audit Committee Chair	12,500	—	1,250
Compensation Committee Member	—	—	1,250
Compensation Committee Chair	12,500	—	1,250
Nominating and Governance Committee Member	—	—	1,250
Nominating and Governance Committee Chair	12,500	—	1,250

All non-employee directors are also reimbursed for their expenses incurred in attending Board meetings and committee meetings, as well as other Board-related travel expenses.

PROPOSAL 2

APPROVAL OF AN AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES

Summary

The Company is asking you to approve an amendment to the Company’s amended and restated articles of incorporation to (a) increase the total number of authorized shares from 284,999,999 to 384,999,999 and (b) increase the total number of authorized shares of common stock from 283,333,333 to 383,333,333 shares. The additional common stock to be authorized by adoption of the amendment would have rights identical to the Company’s currently outstanding common stock. The number of authorized shares of the Company’s preferred stock will not be affected by this amendment nor by any other proposal considered at the Annual Meeting. The number of authorized shares of the Company’s preferred stock will be maintained at 1,666,666.

The Company is seeking shareholder approval of this Proposal 2 because a number of the Company’s currently authorized shares of common stock have been issued or are reserved for issuance upon exercise or conversion of existing derivative securities (i.e., securities convertible or exchangeable into the Company’s common stock). Because of the number of shares issued or reserved for issuance under various convertible securities, warrants, other derivative securities and otherwise, the Company believes it does not have a sufficient number of shares of common stock authorized at present to continue to fund its operations, including its research and development activities of key drug candidates and its pre-commercial activities prior to the potential approval of pixantrone in the U.S. and the E.U. In order to continue to fund its operations, the Company will need to raise additional capital from financing sources. One of the ways the Company may raise such capital is by issuing shares of common stock and/or derivative securities from time to time. Without additional authorized shares of common stock, the Company will be unable to raise all of the financing it will likely need to maintain its operations. Other important corporate needs, including the potential issuance of shares in a merger or issuing stock-based incentive rewards to the Company’s employees and directors, require additional authorized shares of common stock as well. As of the date of this proxy statement, the Company has no plans, arrangements or understandings, written or oral, relating to the issuance of any of the newly-authorized shares of additional common stock to be authorized by the approval of this Proposal 2.

Article II of the Company’s amended and restated articles of incorporation currently authorizes the Company to issue up to 284,999,999 shares of stock, 283,333,333 of which are designated as common stock, no par value per share, and 1,666,666 shares of which are designated as preferred stock, no par value per share. The Company’s common stock is all of a single class, with equal voting, distribution, liquidation and other rights. As of October 5, 2011, 192,801,179 shares of common stock were issued and outstanding, 6,078,199 shares of common stock were reserved for issuance under the Company’s 1994 Equity Incentive Plan, as amended, and 2007 Equity Plan, 233,418 shares of common stock were reserved for issuance under the Company’s 2007 Employee Stock Purchase Plan, as amended, 27,610,697 shares of common stock were reserved for issuance under outstanding warrants and 60,627 shares of common stock were reserved for issuance upon conversion of the Company’s 5.75% convertible senior notes due December 15, 2011.

The Company anticipates that it may issue additional shares of common stock in the future in connection with one or more of the following:

•	the Company’s Shareholder Rights Agreement, dated December 28, 2009;

•	corporate transactions, such as stock splits or stock dividends;

•	financing transactions, such as public or private offerings of common stock or derivative securities;

•

debt or equity restructuring or refinancing transactions, such as debt exchanges or offerings of new convertible debt or modifications to existing securities or as payments of interest on debt securities;

•	acquisitions;

•	strategic investments;

•	partnerships, collaborations and other similar transactions;

•	the Company’s stock incentive plans; and

•	other corporate purposes that have not yet been identified.

In order to provide the Board with certainty and flexibility to undertake transactions to support the Company’s operations, the Board deems it is in the best interests of the shareholders and the Company to increase the number of authorized shares of the Company’s common stock. In addition to periodic discussions regarding fund raising opportunities, the Company also engages in periodic discussions with potential partners, strategic investments and acquisition candidates, including product lines, as part of the Company’s business model. If any of these discussions come to a definitive understanding and if this Proposal 2 is adopted, it is possible that the Company could use some or all of the newly-authorized shares in connection with one or more such transactions subsequent to the increase in the number of authorized shares. The Company also plans to continue to issue shares of common stock pursuant to its stock incentive plans subsequent to the increase in the number of authorized shares. As of the date of this proxy statement, the Company has no plans, arrangements or understandings, written or oral, relating to the issuance of any of the newly-authorized shares of additional common stock to be authorized by the approval of this Proposal 2. The increase in authorized shares will not have any immediate effect on the rights of existing shareholders. To the extent that additional authorized shares are issued in the future, such shares could be dilutive to the Company’s existing shareholders by decreasing the existing shareholders’ percentage equity ownership.

Text of the Proposed Amendment

If this Proposal 2 is approved, the Company proposes to amend its amended and restated articles of incorporation by replacing Section 1 of Article II in its entirety as follows (which language below will be the actual language that will be included in the Company’s amended and restated articles of incorporation):

“ARTICLE II

Authorized Capital Stock

1. Classes. The Corporation shall be authorized to issue two classes of shares of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation shall have authority to issue shall be Three Hundred Eighty-Four Million Nine Hundred Ninety-Nine Thousand Nine Hundred Ninety-Nine (384,999,999); the total number of authorized shares of Common Stock shall be Three Hundred Eighty-Three Million Three Hundred Thirty-Three Thousand Three Hundred Thirty-Three (383,333,333); and the total number of authorized shares of Preferred Stock shall be One Million Six Hundred Sixty-Six Thousand Six Hundred Sixty Six (1,666,666).”

If the amendment to the Company’s amended and restated articles of incorporation is adopted, it will become effective upon filing of the amendment to the Company’s amended and restated articles of incorporation with the Secretary of State of the State of Washington.

Vote Required and Board of Directors’ Recommendation

Approval of the proposed amendment to the Company’s amended and restated articles of incorporation requires the affirmative vote of the holders of a majority of the shares of the Company’s common stock that are voting on this Proposal 2 in person, by telephone or by proxy at the Annual Meeting; provided that the affirmative vote for this Proposal 2 equals or exceeds 15% of the votes entitled to be cast. If the affirmative vote does not equal or exceed 15% of the votes entitled to be cast, abstentions will have the effect of votes cast against Proposal 2. However, if the affirmative vote equals or exceeds the 15% threshold, then abstentions will not be counted and will have no effect on the outcome of Proposal 2. Broker non-votes will not be counted and will have no effect on the outcome of Proposal 2.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE “FOR” THE APPROVAL OF

THE AMENDMENT TO THE COMPANY’S

AMENDED AND RESTATED ARTICLES OF INCORPORATION.

If Proposal 2 is adopted, the additional authorized shares of common stock would become issuable upon the approval of the Board at such times, in such amounts, and upon such terms as the Board may determine, without further approval of the shareholders, unless such approval is expressly required by applicable law, regulatory agencies, The NASDAQ Capital Market, the MTA or any other exchange or quotation service on which the Company’s common stock may then be listed. Furthermore, current shareholders will have no preemptive rights to purchase additional shares. Shareholder approval of this amendment will not, by itself, cause any change in the Company’s capital accounts. However, any future issuance of additional shares of common stock authorized pursuant to this Proposal 2 would ultimately result in dilution of existing shareholders’ equity interests.

PROPOSAL 3

APPROVAL OF CERTAIN AMENDMENTS TO THE COMPANY’S

2007 EQUITY INCENTIVE PLAN

Summary

The Company is asking you to approve certain amendments to the Company’s 2007 Equity Plan. The Board approved the proposed amendments on October 4, 2011, subject to shareholder approval. The proposed amendments include the following:

•	an amendment to increase the maximum number of shares of the Company’s common stock authorized for issuance under the 2007 Equity Plan by 14,000,000 shares; and

•

amendments that would limit the number of shares of the Company’s common stock that may be subject to stock options and stock appreciation rights granted under the 2007 Equity Plan to any individual in a calendar year to 13,500,000 shares, and would limit the number of shares that may be subject to awards intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), (other than stock options and stock appreciation rights) granted under the 2007 Equity Plan to any individual in a calendar year to 13,500,000 shares.

The current 2007 Equity Plan was most recently approved by the Company’s shareholders at the Company’s 2010 Annual Meeting of Shareholders. The Board has determined that it is advisable to increase the maximum number of shares available for issuance under the 2007 Equity Plan in order to provide flexibility for the Company to continue to award meaningful incentives to the Company’s executive officers and key employees. At the Company’s 2010 Annual Meeting of Shareholders, the Company’s shareholders approved an amendment to the 2007 Equity Plan to increase the shares of the Company’s common stock available for issuance under the 2007 Equity Plan by 6,666,666 shares to 18,610,180 shares. However, in light of the equity grants made over the past year as part of the Company’s ongoing efforts to retain its senior management team and other key employees, the Board determined that the number of shares currently available under the 2007 Equity Plan does not give the Company sufficient authority and flexibility to adequately provide for future incentives.

As of September 16, 2011:

•

A total of 165,355 shares of the Company’s common stock were subject to outstanding options under all of the Company’s equity incentive plans (including the 2007 Equity Plan and legacy plans under which we will make no more grants). The weighted average remaining life of these outstanding options was 7.5 years, and the weighted average exercise price was $153.70.

•	A total of 7,108,259 shares of the Company’s common stock were subject to outstanding restricted stock awards under all of the Company’s equity incentive plans.

•

A total of 5,870,846 shares of the Company’s common stock were available for new award grants under the 2007 Equity Plan. This total does not give effect to the restricted stock unit component of the December 2009 Performance Awards (which are discussed in more detail in the Compensation Discussion and Analysis below) as these awards are scheduled to expire on December 31, 2011. The Company anticipates that these performance awards will expire prior to the achievement of the applicable performance goals. The Company does not have sufficient shares available under the 2007 Equity Plan to settle these grants in the unlikely event that the performance goals are achieved in 2011.

The following table presents information regarding the Company’s burn rate for the past three complete fiscal years. For this purpose, the “burn rate” for any one particular fiscal year means the total number of shares of Company common stock issuable upon exercise or payment, as the case may be, of the equity-based awards granted by the Company in that fiscal year divided by the Company’s weighted average number of shares of common stock issued and outstanding during that particular fiscal year. In calculating the burn rate, shares issuable upon exercise or payment, as the case may be, of equity-based awards other than options and stock appreciation rights are counted as 1.5 shares for each share actually issuable in respect of the award. In addition, shares subject to performance-based awards are included in this calculation only as to those shares that vest and are issued based on performance and are included for the fiscal year in which such vesting occurs (as opposed to counting all of the shares subject to these performance awards at the time of grant). As shown in the table, the Company’s average burn rate calculated in this fashion for the three-year period was 5.4%.

	Fiscal Years Ended December 31,
	2008	2009	2010
Total options granted	20,344	67,293	80,859
Time based RSAs granted	141,917	5,143,393	803,513
Performance RSAs earned and released	—	10,827	—

Total dilution	162,261	5,221,513	884,372
Weighted average basic common shares outstanding	4,827,885	76,392,603	114,104,784
				3-Year Average

Dilution*	4.8%	10.2%	1.1%	5.4%

*	Calculated as follows:

Total options granted + (Time based RSAs granted x 1.5) + (Performance RSAs earned and released x 1.5)

Weighted average basic common shares outstanding

The full-value award multiplier of 1.5 is based on a June 1, 2011 200 day volatility of 84.79%

The proposed share increase would facilitate the Company’s ability to continue to grant equity incentives pursuant to the 2007 Equity Plan, which are vital to the Company’s ability to attract and retain outstanding and highly skilled individuals in the extremely competitive labor markets in which the Company must compete. The Company’s employees are some of its most valuable assets, and such awards are crucial to the Company’s ability to motivate individuals in its service to achieve its goals. The Company strongly believes that the approval of the proposed share increase is instrumental to the Company’s continued success.

Vote Required and Board of Directors’ Recommendation

Approval of the proposed amendments to the 2007 Equity Plan requires the affirmative vote of the holders of a majority of the shares of the Company’s common stock that are voting on this Proposal 3 in person, by telephone or by proxy at the Annual Meeting. Abstentions and broker non-votes will not be counted and will have no effect on the outcome of Proposal 3. In the event the shareholders fail to approve the amendments to the 2007 Equity Plan, the 2007 Equity Plan will continue in operation pursuant to its existing terms with no change in the number of shares authorized for issuance under the 2007 Equity Plan. In addition, whether or not the amendments to the 2007 Equity Plan are approved, the Board may, pursuant to the terms of the 2007 Equity Plan and subject to the NASDAQ Listing Rules, make any other changes to the 2007 Equity Plan that it believes would be in the Company’s and the Company’s shareholders’ best interests.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE

APPROVAL OF THE AMENDMENTS TO THE 2007 EQUITY PLAN.

Summary of the 2007 Equity Plan

The following is a summary of the principal features of the 2007 Equity Plan and its operation. Because it is not a complete description of all of the terms and conditions of the 2007 Equity Plan, the summary is qualified in its entirety by reference to the full text of the 2007 Equity Plan (as proposed to be amended), as set forth in Appendix A. Except for the proposed amendments described above in this Proposal 3, the Company’s shareholders are not being asked to approve any other amendments to the 2007 Equity Plan.

Purpose of the 2007 Equity Plan

The 2007 Equity Plan is intended to attract, motivate and retain employees, consultants and non-employee directors and to encourage their stock ownership in the Company.

Types of Awards Granted under the 2007 Equity Plan

The 2007 Equity Plan permits the grant of the following types of incentive awards: (1) stock options, including incentive stock options and nonqualified stock options, (2) stock appreciation rights, (3) restricted stock, (4) restricted stock units and (5) cash awards (each, an “Award”).

Administration of the 2007 Equity Plan

A committee of at least two non-employee members of the Board (the “Plan Administrator”) administers the 2007 Equity Plan. To make grants to certain of the Company’s officers and key employees, the members of the Plan Administrator must qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”), and as “outside directors” under Section 162(m) of the Internal Revenue Code (so that the Company can receive a federal tax deduction for certain compensation paid under the 2007 Equity Plan). The Board has delegated general administrative authority for the 2007 Equity Plan to the Compensation Committee of the Board (the “Compensation Committee”).

Subject to the terms of the 2007 Equity Plan, the Plan Administrator has the discretion to select the employees, consultants and directors who will receive Awards, to determine the terms and conditions of such Awards (for example, the number of shares subject to an Award, the exercise price, and vesting schedule), to interpret the provisions of the 2007 Equity Plan and outstanding Awards, to amend outstanding Awards (including the authority to accelerate vesting), to extend an option’s post-termination exercise period (but not beyond the original option term), to adopt procedures and subplans as are necessary or appropriate to permit participation in the 2007 Equity Plan by employees and directors who are foreign nationals or employed outside the United States and to adopt, interpret, amend or revoke rules for the administration, interpretation and application of the 2007 Equity Plan.

The Plan Administrator may delegate any part of its authority and powers under the 2007 Equity Plan to one or more of the Company’s directors and/or officers, but only the Plan Administrator itself can make Awards to participants who are the Company’s executive officers. References to the Plan Administrator in this proposal include the Plan Administrator and any directors or officers to whom the Plan Administrator properly delegates authority.

Authorized Shares

The aggregate number of shares of the Company’s common stock that currently may be issued pursuant to Awards under the 2007 Equity Plan is 18,610,180 shares. If shareholders approve the proposed amendments, this limit would be increased to 32,610,180 shares. In addition, if shareholders approve the proposed amendments, the maximum number of shares that may be subject to stock options and stock appreciation rights granted under the 2007 Equity Plan to any individual in a calendar year would be 13,500,000 shares, and the maximum number of shares that may be subject to awards intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code (other than stock options and stock appreciation rights) granted under the 2007 Equity Plan to any individual in a calendar year would be 13,500,000 shares.

If an Award is settled in cash, or is cancelled, terminates, expires, or lapses for any reason (with the exception of the termination of a tandem stock appreciation right upon exercise of the related option, or the termination of a related option upon exercise of the corresponding tandem stock appreciation right), any shares subject to such Award again shall be available for subsequent Awards under the 2007 Equity Plan. Shares that are exchanged by a participant or withheld by the Company as full or partial payment in connection with any Award under the 2007 Equity Plan, as well as any shares exchanged by a participant or withheld by the Company or one of its affiliates to satisfy the tax withholding obligations related to any Award, shall not be available for subsequent Awards under the 2007 Equity Plan. To the extent that shares are delivered pursuant to the exercise of a stock appreciation right or option granted under the 2007 Equity Plan, the number of underlying shares as to which the exercise related shall be counted against the applicable share limits above, as opposed to only counting the shares issued. (For purposes of clarity, if a stock appreciation right relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares, 100,000 shares shall be charged against the applicable share limits under the 2007 Equity Plan with respect to such exercise.)

In the event that any dividend or other distribution (whether in the form of cash, the Company’s common stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of the Company’s common stock or other securities, or other change in the Company’s corporate structure affecting the Company’s common stock occurs such that an adjustment is determined by the Plan Administrator (in its sole discretion) to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2007 Equity Plan, the Plan Administrator shall, in such manner as it may deem equitable, (a) adjust the number and class of shares (or other securities) available for issuance under the 2007 Equity Plan and the number, class, and price of shares (or other securities) subject to outstanding Awards or (b) make provision for a cash payment or for the assumption, substitution or exchange of any or all outstanding Awards or the cash, securities or property deliverable to the holder of any or all outstanding Awards, based upon the distribution or consideration payable to holders of the Company’s common stock upon or in respect of such event.

Eligibility to Receive Awards

The Plan Administrator selects the employees (including executive officers), consultants and directors who will be granted Awards under the 2007 Equity Plan. As of October 5, 2011, the Company had approximately 93 officers and employees, including all of the Company’s named executive officers who are still serving in that capacity as of October 6, 2011, and seven non-employee directors who were eligible to receive Awards under the 2007 Equity Plan. The actual number of individuals who will receive an Award under the 2007 Equity Plan cannot be determined in advance because the Plan Administrator has the discretion to select the participants.

Stock Options

A stock option is the right to acquire shares of the Company’s common stock at a fixed exercise price for a fixed period of time. Under the 2007 Equity Plan, the Plan Administrator may grant nonqualified stock options and/or incentive stock options. The Plan Administrator will determine the number of shares covered by each option.

The exercise price of the shares subject to each option is set by the Plan Administrator but generally cannot be less than 100% of the fair market value on the date of grant. In addition, the exercise price of an incentive stock option must be at least 110% of fair market value (on the grant date) if the participant owns stock possessing more than 10% of the total combined voting power of all classes of the Company’s stock and any of the Company’s subsidiaries. However, the Company may grant certain options with exercise prices equal to less than the fair market value of the Company’s common stock on the date of grant in connection with its acquisition of another company. The fair market value of the Company’s common stock is generally the last quoted sales price for the shares on The NASDAQ Capital Market on the applicable date.

Options vest and become exercisable at the times and on the terms established by the Plan Administrator at the time of grant. Options granted under the 2007 Equity Plan expire at the times established by the Plan

Administrator, but not later than 10 years after the grant date (such term is limited to five years in the case of an incentive stock option granted to a participant who owns stock possessing more than 10% of the total combined voting power of all classes of the Company’s stock and any of the Company’s subsidiaries). The Plan Administrator may determine the effect of termination of employment or service on the rights and benefits under options and in doing so may make distinctions based upon the cause of termination or other factors.

The exercise price of each option granted under the 2007 Equity Plan must be paid in full in cash or its equivalent at the time of exercise. The Plan Administrator also may permit payment through the tender of shares that are already owned by the participant, or by any other form of legally permissible consolidation which the Plan Administrator determines to be consistent with the purpose of the 2007 Equity Plan.

Stock Appreciation Rights

Awards of stock appreciation rights may be granted in tandem with or in connection to all or any part of an option, either concurrently with the grant of an option or at any time thereafter during the term of the option, or may be granted independently of options. The Plan Administrator has complete discretion to determine the number of stock appreciation rights granted to any employee, consultant or director.

The Plan Administrator determines the terms of stock appreciation rights, except that the exercise price of a stock appreciation right that is granted independently of an option may not be less than 100% of the fair market value of the shares on the date of grant and the exercise price of a stock appreciation right that is granted in tandem with or in connection to an option may not be less than the exercise price of the related option. In addition, the Plan Administrator may determine the effect of termination of employment or service on the rights and benefits under stock appreciation rights and in doing so may make distinctions based upon the cause of termination or other factors.

A stock appreciation right granted in tandem with an option will entitle the participant to exercise the stock appreciation right by surrendering to the Company a portion of the unexercised related option. The participant will receive in exchange from the Company an amount equal to the excess of the fair market value of the shares on the date of exercise of the stock appreciation right covered by the surrendered portion of the related option over the exercise price of the shares covered by the surrendered portion of the related option. When a stock appreciation right granted in tandem with an option is exercised, the related option, to the extent surrendered, will cease to be exercisable. A stock appreciation right granted in connection with an option will be exercisable until, and will expire no later than, the date on which the related option ceases to be exercisable or expires. A stock appreciation right granted in connection with an option will automatically be deemed exercised after the related option is exercised.

Stock appreciation rights may also be granted independently of options. Such a stock appreciation right will entitle the participant, upon exercise, to receive from the Company an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. A stock appreciation right granted without a related option will be exercisable, in whole or in part, at such time as the Plan Administrator will specify in the stock appreciation right agreement. Stock appreciation rights granted under the 2007 Equity Plan expire at the times established by the Plan Administrator, but not later than ten years after the date of grant.

The Company’s obligation arising upon the exercise of a stock appreciation right may be paid in shares, in cash, or any combination thereof, as the Plan Administrator may determine.

Restricted Stock and Restricted Stock Units

Awards of restricted stock are shares that vest in accordance with the terms and conditions established by the Plan Administrator. Restricted stock units represent a promise to deliver shares of the Company’s common stock, or an amount of cash or property equal to the underlying shares, at a future date. The Plan Administrator will determine the number of shares subject to a restricted stock Award or restricted stock unit Award granted to any employee, consultant or director, and the other terms of the Award (including the purchase price, if any, and transfer restrictions).

In determining whether an Award of restricted stock or restricted stock units should be made, and/or the vesting schedule for any such Award, the Plan Administrator may impose whatever conditions to vesting as it determines to be appropriate or determine that fully-vested shares should be awarded. For example, the Plan Administrator may determine to grant an Award of restricted stock or restricted stock units that will vest only if the participant continues employment and certain performance goals established by the Plan Administrator are satisfied.

The Plan Administrator may also provide that Awards of restricted stock or restricted stock units include rights to receive dividends or dividend equivalents based on the amount of dividends paid on outstanding shares of the Company’s common stock, provided that as to any dividend equivalent rights granted in connection with an Award granted under the 2007 Equity Plan that is subject to performance-based vesting requirements, no dividend equivalent payment will be made unless the related performance-based vesting conditions of the Award are satisfied (or, in the case of a restricted stock or similar Award where the dividend must be paid as a matter of law, the dividend payment will be subject to forfeiture or repayment, as the case may be, if the related performance-based vesting conditions are not satisfied).

Cash Awards

Cash awards may be granted either alone, in addition to, or in tandem with other Awards granted under the 2007 Equity Plan. After the Plan Administrator determines that it will offer a cash award, it shall advise the participant, by means of an award agreement, of the terms, conditions and restrictions related to the cash award. The grant or vesting of a cash award may be made contingent on the achievement of performance goals established by the Plan Administrator. The maximum amount payable pursuant to a cash award granted under the 2007 Equity Plan for any fiscal year to any participant that is intended to satisfy the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code may not exceed $650,000. Nothing in the 2007 Equity Plan prevents the Company from granting cash awards outside of the 2007 Equity Plan in any amount to any employee or other service provider.

Deferred Payments

The 2007 Equity Plan authorizes the Plan Administrator to permit the deferred payment of Awards in accordance with and subject to such rules and procedures determined by the Plan Administrator in its sole discretion.

Performance Goals

Awards under the 2007 Equity Plan may be made subject to performance conditions as well as time-vesting conditions. Awards that are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code may include performance conditions that are established and administered in accordance with the requirements of Section 162(m) of the Internal Revenue Code and based on an objective formula or standard utilizing one or more of the following factors and any objectively verifiable adjustment(s) thereto permitted and pre-established by the Plan Administrator in accordance with Section 162(m) of the Internal Revenue Code: annual revenue, cash position, earnings per share, individual objectives, net income, operating cash flow, operating income, regulatory approvals, return on assets, return on equity, return on sales, stock price and total shareholder return. Performance goals may differ from participant to participant and from Award to Award.

Change of Control

In the event of a “change of control” of the Company, the Plan Administrator may provide for the successor corporation to either assume or provide a substitute award for each outstanding stock option and stock appreciation right. In the event the successor corporation refuses to assume or provide a substitute award, the Plan Administrator will provide at least 15 days notice that the options or stock appreciation rights under the 2007 Equity Plan will immediately vest and become exercisable as to all of the shares subject to such Award and that such Award will terminate upon the expiration of such notice period. If the successor corporation assumes or provides a replacement Award and the participant is terminated by the successor corporation for reasons other than “misconduct” during the 12-month period following the change of control, then such participant’s options and stock appreciation rights will immediately vest and become exercisable as to all of the shares subject to such Award.

Additionally, in the event of a “change of control” of the Company, the Plan Administrator may provide for any vesting conditions or Company repurchase or reacquisition rights with respect to restricted stock and restricted stock units to be assigned to the successor corporation. In the event the successor corporation refuses to assume any such vesting conditions or repurchase or reacquisition rights, such vesting conditions or repurchase or reacquisition rights will lapse and the participant will be fully vested in such shares of restricted stock or restricted stock units. If the vesting conditions or repurchase or reacquisition rights are assigned to the successor corporation and the participant is terminated by the successor corporation for reasons other than “misconduct” during the 12-month period following such change of control, then any vesting conditions or repurchase or reacquisition rights will lapse with respect to such participant’s restricted stock and restricted stock units (or the property for which the restricted stock and restricted stock units were converted upon the change of control) and the participant will be fully vested in such restricted stock and restricted stock units (or the property for which the restricted stock and restricted stock units were converted upon the change of control). The Plan Administrator may also provide in the Award agreement or other agreements that one or more Awards will be subject to different vesting rules than those described above in connection with a change of control of the Company.

The Plan Administrator may provide for cash awards to be assumed or an equivalent cash award substituted by the successor corporation in the event of a “change of control.” In the event that the successor corporation refuses to assume or substitute for the cash award, the participant will become fully vested in the cash award. If the cash award is assumed or substituted for and within 12 months following the “change of control” the participant is terminated by the successor corporation for reasons other than “misconduct,” the participant will become fully vested in the cash award.

Limited Transferability of Awards

Awards granted under the 2007 Equity Plan generally may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution. However, participants may, in a manner specified by the Plan Administrator, transfer nonqualified stock options (a) pursuant to a court-approved domestic relations order relating to child support, alimony payments or marital property rights and (b) by bona fide gift to (1) a member of the participant’s immediate family; (2) a trust or other entity for the sole benefit of the participant and/or his or her immediate family; (3) a partnership, limited liability company or other entity whose members are the participant and/or his or her immediate family; or (4) certain limited tax-qualified charities.

Amendment and Termination of the 2007 Equity Plan

The Board generally may amend, suspend or terminate the 2007 Equity Plan at any time and for any reason (subject to shareholder consent as may be required by applicable law). However, no amendment or termination of the 2007 Equity Plan may alter or impair the rights of a participant with respect to an outstanding Award without his or her consent; provided that such consent shall not be required if the Board determines, in its sole and absolute discretion, that the amendment, suspension or termination (a) is required or advisable in order for the

Company, the 2007 Equity Plan or the Award to satisfy applicable law, to meet the requirements of any accounting standard or to avoid any adverse accounting treatment, or (b) in connection with any change of control event, is in the best interests of the Company or its shareholders. In no case (except due to an adjustment to reflect a stock split or other event referred to under “Authorized Shares” above, or any repricing that may be approved by stockholders) will the Board or the Plan Administrator (1) amend an outstanding stock option or stock appreciation right to reduce the exercise price of the Award, (2) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for cash or other awards for the purpose of repricing the Award, or (3) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for an option or stock appreciation right with an exercise price that is less than the exercise price of the original Award.

Unless terminated by the Board, the 2007 Equity Plan does not have a term. However, no incentive stock option may be granted under the 2007 Equity Plan after ten years from the latest date the Company’s shareholders approve the 2007 Equity Plan, including any subsequent amendment or restatement of the 2007 Equity Plan approved by the Company’s shareholders. Outstanding Awards generally will continue following the expiration or termination of the 2007 Equity Plan until they expire pursuant to the terms of such Awards. If the Company’s shareholders approve the amendments to the 2007 Equity Plan, the Company will be able to grant incentive stock options under the terms of the 2007 Equity Plan for ten years from the date of such approval.

Federal Income Tax Consequences

The following is a brief summary of the general federal income tax consequences to U.S. taxpayers and the Company with respect to the grant, vesting and exercise of Awards granted under the 2007 Equity Plan. This summary does not purport to be complete and does not discuss the tax consequences of a participant’s death, the tax consequences of an Award that is subject to but does not satisfy the deferred compensation rules of Section 409A of the Internal Revenue Code, or the tax laws of any locality, state or foreign country in which the participant may reside. Tax consequences for any particular individual may be different.

Nonqualified Stock Options

No taxable income is recognized when a nonqualified stock option is granted to a participant. Upon exercise of a nonqualified stock option with respect to vested shares, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any taxable income recognized in connection with exercise of a nonqualified stock option would be added to the tax basis of the shares and, with respect to an employee, is subject to tax withholding by the Company. Any additional gain or loss recognized upon any later disposition of the shares would be either long-term or short-term capital gain or loss, depending on how long the stock was held.

Incentive Stock Options

No taxable income is recognized when an incentive stock option is granted or exercised although the excess (if any) of the fair market value of the shares at exercise over the exercise price is treated as an item of income for alternative minimum tax purposes and may subject the participant to alternative minimum tax. Alternative minimum tax is an alternative method of calculating the income tax that must be paid each year, which includes certain additional items of income and tax preferences and disallows or limits certain deductions otherwise allowable for regular tax purposes. Alternative minimum tax is payable only to the extent that the alternative minimum tax exceeds “ordinary” federal income tax for the year (computed without regard to certain credits and special taxes).

If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as long-term capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, (a) if the sale price exceeds the exercise price, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option, and the excess (if any) between the sales price and the fair market value of the shares on the exercise date will be taxed as capital gain or (b) if the sale price is less than the exercise price, the participant will recognize a capital loss equal to the difference between the exercise price and the sale price.

In the case of both nonqualified stock options and incentive stock options, special federal income tax rules apply if the Company’s common stock is used to pay all or part of the option exercise price, and different rules than those described above will apply if unvested shares are purchased on exercise of the option.

Stock Appreciation Rights

No taxable income is recognized when a stock appreciation right is granted to a participant. Upon exercise of a stock appreciation right, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received as of the payment date. Any additional gain or loss recognized upon any later disposition of the shares would be either long-term or short-term capital gain or loss, depending on how long the stock was held.

Restricted Stock and Restricted Stock Units

No taxable income is generally recognized when restricted stock or restricted stock units are granted to a participant if the shares are subject to vesting requirements. Upon vesting (or at grant as to any shares that are vested at grant), the participant will generally recognize income in an amount equal to the excess of the fair market value of the shares over any amount the participant paid for the shares. A participant who receives unvested shares of stock under a stock Award may make an election at the time of transfer of the shares to recognize income based upon the fair market value of the stock on the date of transfer. Any additional gain or loss recognized upon any later disposition of the shares would be either long-term or short-term capital gain or loss, depending on how long the stock was held.

The ordinary income on an Award of restricted stock or restricted stock units recognized by an employee will be subject to tax withholding by the Company.

Cash Awards

Upon receipt of cash, the recipient will have taxable ordinary income, in the year of receipt, equal to the cash received. Any cash received by an employee will be subject to tax withholding by the Company.

Tax Effect for the Company

The Company generally will be entitled to a tax deduction in connection with an Award under the 2007 Equity Plan in an amount equal to the ordinary income realized by a participant at the time the participant recognizes such income (for example, upon the exercise of a nonqualified stock option). Special rules limit the deductibility of compensation paid to the chief executive officer and to certain of the Company’s other executive officers. If compensation attributable to Awards to such individuals is not “performance-based” within the meaning of Section 162(m) of the Internal Revenue Code, the Company may not be permitted to deduct compensation paid to such individuals to the extent that aggregate non-performance-based compensation exceeds $1,000,000 per individual in any tax year. Furthermore, if an Award is accelerated under the 2007 Equity Plan in connection with a “change in control” (as this term is used under the Internal Revenue Code), the Company may not be permitted to deduct the portion of the compensation attributable to the acceleration (“parachute payments”) if it exceeds certain threshold limits under the Internal Revenue Code (and certain related excise taxes may be triggered).

Accounting Treatment

The Company will recognize compensation expense in connection with Awards granted under the 2007 Equity Plan as required under applicable accounting standards. The Company currently amortizes compensation expense associated with equity Awards over an Award’s requisite service period and establishes the fair value of equity Awards in accordance with applicable accounting standards.

New Plan Benefits

The Company has not approved any Awards that are conditioned upon shareholder approval of the proposed amendments to the 2007 Equity Plan. The Company is not currently considering any other specific Award grants under the 2007 Equity Plan. If the proposed amendments to the 2007 Equity Plan had been in effect in fiscal 2010, the Company expects that its Award grants for fiscal 2010 would not have been substantially different from those actually made in that year under the 2007 Equity Plan. The number of Awards that non-employee directors may receive under the 2007 Equity Plan pursuant to the Company’s Revised Director Compensation Policy is set forth in the section entitled “Non-Employee Director Compensation” in this Proxy Statement.

As described in the Compensation Discussion and Analysis portion of this Proxy Statement under the heading “Long-Term Equity Incentive Compensation” on page 47 of this Proxy Statement, the December 2009 Performance Awards will be payable in shares of the Company’s common stock if certain performance goals are achieved on or before December 31, 2011, with the number of shares payable upon achievement of the related performance goal to be determined by multiplying the payout percentage that has been assigned by the Compensation Committee to that goal for purposes of the participant’s award by the number of shares of the Company’s common stock issued and outstanding at the time the Compensation Committee certifies that the particular goal has been achieved. The Company approved an amendment in July 2010 that converted a portion of each of the December 2009 Performance Awards to restricted shares. The restricted shares issued to the executives and directors pursuant to this conversion are subject to the same performance-based vesting requirements as the December 2009 Performance Awards to which they relate. Any restricted shares that vest in connection with the achievement of a performance goal on or before December 31, 2011 will reduce on a share-for-share basis the number of shares that would have been delivered under the original December 2009 Performance Award upon achievement of that performance goal (and, if the number of shares that would have been delivered under the original December 2009 Performance Award upon achievement of a performance goal is less than the number of restricted shares that vest on achievement of that performance goal under the July 2010 award, a number of such restricted shares equal to the difference will be forfeited to the Company so that the executive or director retains no more shares related to that particular performance goal than the number of shares that would have otherwise been deliverable with respect to that goal under the original December 2009 Performance Award).

The payout percentages for the December 2009 Performance Awards granted to the named executive officers are identified in the table below and in the Compensation Discussion and Analysis, and the aggregate number of shares that would have vested or been issued, as applicable, to each of these executives had the December 2009 Performance Awards been payable on December 31, 2010 (based on the Company’s total issued and outstanding shares on that date) are set forth in the Outstanding Equity Awards at Fiscal 2010 Year-End Table beginning on page 56 of this Proxy Statement.

As noted above, the December 2009 Performance Awards are scheduled to expire on December 31, 2011. The Company anticipates that these performance awards will expire prior to the achievement of the applicable performance goals. As of September 16, 2011, if the December 2009 Performance Awards were to vest and become payable, there would be no shares remaining available under the 2007 Equity Plan for future award grants. Accordingly, if shareholders approve the proposed 2007 Equity Plan amendments and any of the December 2009 Performance Awards are or thereafter become payable in accordance with their terms, a portion of the shares requested pursuant to the proposed amendments may be used to make payment of these awards. If, at the time payment is otherwise due with respect to the December 2009 Performance Awards, there are not sufficient shares available under the 2007 Equity Plan (after reserving sufficient shares to cover the other Awards then outstanding under the 2007 Equity Plan), the number of shares payable with respect to the December 2009 Performance Awards will be proportionately reduced such that the share limits of the 2007 Equity Plan will not be exceeded.

The following table sets forth for each of the groups identified below the aggregate percentage of the Company’s then-outstanding shares that would be payable under the December 2009 Performance Awards and the aggregate number of restricted shares that are subject to the July 2010 awards (and would be used to reduce the number of any shares payable in respect of the December 2009 Performance Awards as described above), subject in each case to satisfaction of the performance and other conditions applicable to the Awards:

Name and Position	Aggregate Payout Percentages for December 2009 Performance Awards	Aggregate Shares of Restricted Stock Subject to July 2010 Conversion Awards
Executive Group
James A. Bianco, M.D.	3.45%	1,661,100
Chief Executive Officer
Louis A. Bianco	1.40%	673,636
Executive Vice President, Finance and Administration
Daniel G. Eramian	1.035%	498,329
Executive Vice President, Corporate Communications
Craig W. Philips	2.07%	996,659
President
Jack W. Singer, M.D.	1.40%	673,636
Executive Vice President, Chief Medical Officer
Total for Executive Group (5 persons)	9.355%	4,503,360
Non-Executive Director Group (7 persons)	2.6335%	1,080,304
Non-Executive Officer Employee Group	0%	0

As of October 5, 2011, the closing price of the Company’s common stock on The NASDAQ Capital Market was $1.08 per share.

Aggregate Past Grants Under the 2007 Equity Plan

As of September 16, 2011, Awards covering 13,788,513 shares of the Company’s common stock had been granted under the 2007 Equity Plan. (This number of shares includes shares subject to Awards that expired or terminated without having been exercised and paid and became available for new Award grants under the 2007 Equity Plan, but this table does not reflect the December 2009 Performance Awards granted to the named executive officers and other eligible persons under the 2007 Equity Plan other than a portion of such awards converted into awards of restricted stock in July 2010 as described above. The following table shows information regarding the distribution of those Awards among the persons and groups identified below, option exercises and restricted stock vesting prior to and option and unvested restricted stock holdings as of that date.

	STOCK OPTIONS				RESTRICTED STOCK/UNITS(1)
Name and Position	Number of Shares Subject to Past Option Grants	Number of Shares Acquired On Exercise	Number of Shares Underlying Options as of September 16, 2011		Number of Shares/ Units Subject to Past Awards	Number of Shares/ Units Vested as of September 16, 2011	Number of Shares/Units Outstanding and Unvested as of September 16, 2011
			Exercisable	Unexercisable
Named Executive Officers:
James A. Bianco, M.D.	4,227	—	4,227	—	3,440,879	1,354,400	2,077,766
Chief Executive Officer
Louis A. Bianco	2,388	—	2,388	—	1,219,248	501,191	715,302
Executive Vice President, Finance and Administration
Daniel G. Eramian	1,370	—	1,370	—	953,214	411,047	539,995
Executive Vice President, Corporate Communications
Craig W. Philips	2,500	—	2,500	—	1,851,127	812,802	1,038,325
President
Jack W. Singer, M.D.	2,453	—	2,453	—	1,219,248	501,191	715,302
Executive Vice President, Chief Medical Officer
Total for All Current Executive Officers as a Group (5 persons):	12,938	—	12,938	—	8,683,716	3,580,631	5,086,690
Non-Executive Directors:
John H. Bauer	10,899	—	10,899	—	339,129	152,187	186,942
Vartan Gregorian, Ph.D.	11,002	—	11,002	—	339,129	152,187	186,942
Richard L. Love	10,900	—	10,900	—	336,659	149,717	186,942
Mary O. Mundinger, DrPH	11,019	—	11,019	—	336,629	149,687	186,942
Phillip M. Nudelman, Ph.D.	11,056	—	11,056	—	493,348	222,756	270,592
Frederick W. Telling, Ph.D.	10,849	—	10,849	—	339,119	152,177	186,942
Reed V. Tuckson, M.D.(2)	—	—	—	—	—	—	—
Total for All Current Non-Executive Directors as a Group (7 persons):	65,725	—	65,725	—	2,184,013	978,711	1,205,302
Each other person who has received 5% or more of the options, warrants or rights under the 2007 Equity Plan	—	—	—	—	—	—	—
All employees, including all current officers who are not executive officers or directors, as a group	129,677	124	55,336	27,201	2,712,444	912,826	813,850
Total	208,340	124	133,999	27,201	13,580,173	5,472,168	7,105,842

(1)	This table does not reflect the December 2009 Performance Awards granted to the named executive officers and other eligible persons under the 2007 Equity Plan other than a portion of such awards converted into awards of restricted stock in July 2010 as described above. For detail regarding these December 2009 Performance Awards, please refer to the information provided under and referred to in the New Plan Benefits section above and the Compensation Discussion and Analysis below.

(2)	On September 20, 2011, the Board appointed Dr. Tuckson to the Board, subject to Dr. Tuckson’s acceptance. On September 22, 2011, Dr. Tuckson accepted his appointment to the Board and, pursuant to the Company’s Revised Director Compensation Policy, he was granted an award of 18,000 restricted shares of the Company’s common stock and an option to purchase 6,000 shares of the Company’s common stock.

Equity Compensation Plan Information

The following table gives information about the Company’s common stock that may be issued upon the exercise of options, warrants and rights under all of the Company’s existing compensation plans as of December 31, 2010, including the 2007 Equity Plan, 1994 Equity Incentive Plan and the 2007 Employee Stock Purchase Plan, as amended, or the ESPP.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Plans Approved by Shareholders(1)	172,337	(1)	$151.16	238,771	(2)
Plan Not Approved by Shareholders	—		$—	—
Totals	172,337		$151.16	238,771

(1)	Of these shares, 168,078 were subject to options then outstanding under the 2007 Equity Plan, and 4,259 were subject to options then outstanding under the 1994 Equity Incentive Plan. As described above, the Compensation Committee approved the December 2009 Performance Awards under the 2007 Equity Plan that would be payable in shares of the Company’s common stock upon satisfaction of the performance and other requirements imposed on the award and, in July 2010, approved amendments to convert a portion of each award to a grant of restricted shares. These restricted shares are subject to the same performance-based vesting requirements as the December 2009 Performance Awards to which they relate, and any restricted shares that vest in connection with the achievement of a performance goal will reduce on a share-for-share basis the number of shares that would have been delivered under the original December 2009 Performance Award upon achievement of that performance goal. Columns (a) and (b) of this table are presented without giving effect to the December 2009 Performance Awards as (1) the restricted shares subject to the July 2010 amendments were issued and outstanding as of December 31, 2010, and (2) the remaining number of shares that would be issuable in payment of these awards depends on the Company’s total issued and outstanding shares at the time of payment and was therefore not determinable as of December 31, 2010.
(2)	Of the shares reported in Column (c), no shares were available for issuance under the 2007 Equity Plan, and 238,771 were available for issuance under the ESPP. The Company’s authority to grant new awards under the 1994 Equity Incentive Plan has terminated. Column (c) is presented after giving effect to the December 2009 Performance Awards (based on the number of shares of the Company’s common stock issued and outstanding as of December 31, 2010 and assuming the performance goals applicable to these awards were achieved). As of December 31, 2010, 6,835,960 shares of the Company’s common stock were available for award grant purposes under the 2007 Equity Plan (before giving effect to the December 2009 Performance Awards) and all of these shares would have been used to pay the December 2009 Performance Awards if the performance goals applicable to these awards had been achieved. If the December 2009 Performance Awards become payable and sufficient shares are not available under the 2007 Equity Plan (after reserving sufficient shares to cover the other awards then outstanding under the 2007 Equity Plan), the number of shares payable with respect to the December 2009 Performance Awards will be proportionately reduced such that the share limits of the 2007 Equity Plan will not be exceeded.

PROPOSAL 4

RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

Summary

Marcum LLP served as the Company’s independent auditors and independent registered public accounting firm for the completion of the Company’s audit for the year ended December 31, 2010. The Audit Committee has again approved the appointment of Marcum LLP as the Company’s independent auditors for the year ending December 31, 2011 and the Board has further directed that the Company submit the selection of independent auditors and independent registered public accounting firm for 2011 for ratification by the shareholders at this shareholder meeting.

Representatives of Marcum LLP, who are expected to be present at the shareholder meeting, will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

Although ratification is not required by the Bylaws or otherwise, the Company is submitting the selection to its shareholders for ratification as a matter of good corporate practice and because the Company values its shareholders’ views. In the event the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different auditor/independent accounting firm at any time during the year if the Audit Committee feels that such a change would be in the Company’s and the Company’s shareholders’ best interests.

Independent Auditors’ Fees and Services

The following table provides the aggregate fees billed for professional services rendered by the Company’s principal accountants during each of the past two fiscal years ended December 31:

Services Rendered	2010	2009
Audit Fees(1)	$450,000	$521,000
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees(4)	—	—

(1)	Audit Fees. This category includes fees for professional services provided in conjunction with the audit of the Company’s financial statements and with the audit of management’s assessment of internal control over financial reporting and the effectiveness of internal control over financial reporting, review of the Company’s quarterly financial statements, assistance and review of documents filed with the SEC, consents, and comfort letters and attestation services provided in connection with statutory and other regulatory filings and engagements.
(2)	Audit-Related Fees. This category includes fees for assurance and related professional services associated with due diligence related to mergers and acquisitions, consultation on accounting standards or transactions, internal control reviews and assistance with internal control reporting requirements, services related to the audit of employee benefit plans, and other attestation services not required by statute or regulation.
(3)	Tax Fees. This category includes fees for professional services provided related to tax compliance, tax planning and tax advice.
(4)	All Other Fees. There were no other fees for services not included above.

Pre-Approval Policy

Pursuant to the Company’s “Audit and Non-Audit Services Pre-Approval Policy,” the Audit Committee pre-approves all auditing services and non-audit services to be performed by the Company’s independent auditors. The Audit Committee also pre-approves all associated fees, except for de minimus amounts for non-audit services, which are approved by the Audit Committee prior to the completion of the audit.

Vote Required and Board of Directors’ Recommendation

Ratification of the selection of Marcum LLP as the Company’s independent auditors for the year ending December 31, 2011 requires the affirmative vote of the holders of a majority of the shares of common stock voting on this Proposal 4 in person, by telephone or by proxy at the Annual Meeting. Abstentions will not be counted in the ratification of the selection of independent auditors and will have no effect on the outcome of the selection of the independent auditors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE

RATIFICATION OF THE SELECTION OF MARCUM LLP AS THE COMPANY’S

INDEPENDENT AUDITORS.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee reviews and monitors the Company’s financial reporting process on behalf of the Board and reviews the Company’s system of internal controls. We act only in an oversight capacity, however, and it is management that has the primary responsibility for the financial statements, establishing and maintaining adequate internal controls, and the reporting process. Marcum LLP, the Company’s independent auditor, is responsible for expressing opinions on the conformity of the Company’s financial statements in accordance with generally accepted accounting principles, on management’s assessment of the effectiveness of the Company’s internal control over financial reporting, and on the effectiveness of the Company’s internal control over financial reporting. Each member of the Audit Committee is an independent director as determined by the Board, based on the NASDAQ Listing Rules promulgated by the NASDAQ Stock Market and the SEC’s independence requirements for members of audit committees. In addition, the Board has determined that John H. Bauer is an “audit committee financial expert,” as defined by SEC rules.

We operate under a written charter, a copy of which is available on the Company’s website at http://www.celltherapeutics.com. As more fully described in our charter, the purpose of the audit committee is to assist the Board in its oversight and monitoring of the Company’s financial statements, internal controls and audit matters. We meet each quarter with Marcum LLP and management to review the Company’s interim financial results before the publication of the Company’s quarterly reports. Management’s and independent auditors’ presentations to and discussions with the Audit Committee cover various topics and events that may have significant financial impact and/or are the subject of discussions between management and the independent auditors. In accordance with the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), we have ultimate authority and responsibility to select, compensate, evaluate and, when appropriate, replace the Company’s independent auditors.

In accordance with existing Audit Committee policy and the requirements of the Sarbanes-Oxley Act, all services to be provided by Marcum LLP are subject to pre-approval by the Audit Committee. This includes audit services, audit-related services, tax services and other services. Pre-approval provided by the full Audit Committee, or a subcommittee thereof, relates to a particular category or group of services and is subject to a specific budget. The Sarbanes-Oxley Act prohibits an issuer from obtaining certain non-audit services from its auditing firm so as to avoid certain potential conflicts of interest; we have not in recent years obtained any of these services from Marcum LLP and we are able to obtain such services from other service providers at competitive rates.

In addition, we recommend to the Board the appointment of the independent auditors and review their proposed audit scope, approach and independence.

We are not professional accountants or auditors and our duties are not intended to duplicate or to certify the activities of management or the independent auditors. It is not the Audit Committee’s duty to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Consequently, the Audit Committee is not providing any professional certification as to the independent auditors’ work or any expert assurance as to the financial statements.

We have reviewed and discussed the Company’s audited financial statements with management and Marcum LLP. Management has represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles.

We also discussed with Marcum LLP other matters required to be discussed by Statement on Auditing Standards No. 114 (The Auditor’s Communication with Those Charged with Governance). In addition, we have received from, and discussed with, Marcum LLP their annual written report on their independence from us and our management, as required by Independence Standards Board Standard No. 1 (Independence Discussions with

Audit Committees), and discussed with the auditors whether the provision of any non-audit services provided to us by them during 2010 were compatible with the auditors’ independence.

AUDIT COMMITTEE

John H. Bauer (Chair)

Phillip M. Nudelman, Ph.D.

Vartan Gregorian, Ph.D.

Frederick W. Telling, Ph.D.

PROPOSAL NO. 5

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Summary

The Company is providing its shareholders with the opportunity to cast a vote on a non-binding, advisory proposal on the compensation of our named executive officers as disclosed pursuant to the SEC’s executive compensation disclosure rules and set forth in this Proxy Statement (including in the compensation tables and narratives accompanying those tables as well as in the Compensation Discussion and Analysis).

As described more fully in the Compensation Discussion and Analysis on page 43 of this Proxy Statement, our executive compensation program is guided by the principle that the compensation of the Company’s executive officers should encourage creation of shareholder value and achievement of strategic corporate objectives. In furtherance of this principle, the Company’s executive compensation program includes a number of features intended to reflect best practices in the market and help ensure that the program reinforces shareholder interests. These features are described in more detail in the Compensation Discussion and Analysis and include the following:

•

The Company has not increased base salaries for its executive officers since 2005 (or, in the case of two executives who joined the Company after 2005, has not increased their base salaries since they joined the Company).

•

Executives’ bonuses under the Company’s annual incentive program are principally based on the achievement of specific performance objectives established at the beginning of the fiscal year by the Compensation Committee.

•	Vesting of a substantial percentage of executives’ equity awards is contingent on the achievement of specific performance goals established by the Compensation Committee.

•

In March 2011, the Compensation Committee approved a new employment agreement for Dr. Bianco, our Chief Executive Officer, that eliminated any tax gross-up payment for parachute payment taxes under Section 280G of the U.S. Internal Revenue Code. The Company intends to eliminate Section 280G tax gross-up payments for the other named executive officers as their severance arrangements expire or are otherwise amended.

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act) and the related rules of the SEC, the Board will request your advisory vote on the following resolution at the annual meeting of shareholders:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to the SEC’s executive compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables), is hereby approved.

This vote is an advisory vote only and will not be binding on the Company, the Board or the Compensation Committee, and will not be construed as overruling a decision by, or creating or implying any additional fiduciary duty for, the Board or the Compensation Committee. However, the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by shareholders in their vote on this proposal, and will consider the outcome of the vote when making future compensation decisions for named executive officers.

Vote Required and Board of Directors’ Recommendation

Approval of the advisory vote to approve executive compensation requires the affirmative vote of the holders of a majority of the shares of the Company’s common stock that are voting on this Proposal 5 in person, by telephone or by proxy at the Annual Meeting. Abstentions and broker non-votes will not be counted and will have no effect on the outcome of Proposal 5.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL 5.

PROPOSAL 6

ADVISORY VOTE TO DETERMINE WHETHER AN ADVISORY VOTE ON EXECUTIVE COMPENSATION SHOULD OCCUR EVERY ONE, TWO OR THREE YEARS

Summary

As described in Proposal 5 above, the Company’s shareholders are being provided the opportunity to cast an advisory non-binding vote on the Company’s executive compensation program.

This Proposal 6 affords shareholders the opportunity to cast an advisory vote on how often the Company should include an advisory vote on executive compensation in its proxy materials for future annual shareholder meetings (or special shareholder meetings for which the Company must include executive compensation information in the proxy statement for that meeting). Under this Proposal 6, shareholders may vote to have future advisory votes on executive compensation every year, every two years or every three years.

The Company believes that advisory votes on executive compensation should be conducted every three years, consistent with our long-term approach to executive compensation. We believe the Company maintains a consistent compensation philosophy designed to align executives’ interests with those of shareholders. A significant portion of the total compensation of our executives is in the form of long-term incentives, which are structured to provide incentives for executives to achieve specified performance goals over a multi-year period. We believe a triennial vote will provide shareholders sufficient time to evaluate the effectiveness of our executive compensation program in relation to the Company’s long-term business results. A triennial vote will also give the Board sufficient time to engage with shareholders to understand advisory vote results, respond to shareholders’ feedback about Company pay practices, and implement any necessary changes to our executive compensation program.

This proposal is advisory only and will not be binding on the Company, the Board or the Compensation Committee. Although non-binding, the Board and the Compensation Committee will carefully review the voting results. Notwithstanding the Board’s recommendation and the outcome of the shareholder vote, the Board may in the future decide to conduct advisory votes on executive compensation on a more or less frequent basis and may vary its practice based on factors such as discussions with shareholders and the adoption of material changes to the Company’s executive compensation program.

In voting on this proposal, shareholders will be able to indicate their preference regarding the frequency of future advisory votes on executive compensation by specifying a choice of one year, two years or three years. Shareholders that do not have a preference regarding the frequency of future advisory votes on executive compensation should abstain from voting on the proposal. Shareholders will not be voting to approve or disapprove the recommendation of the Board.

Board of Directors’ Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE TO HOLD FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION EVERY THREE YEARS (AS OPPOSED TO EVERY ONE YEAR OR EVERY TWO YEARS).

PROPOSAL 7

APPROVAL OF THE ADJOURNMENT OF THE ANNUAL MEETING, IF NECESSARY OR

APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES

Summary

If there are insufficient votes at the time of the Annual Meeting to adopt any of Proposals 1 through 6, the Board may in its discretion seek to, if necessary or appropriate, adjourn the Annual Meeting to solicit additional proxies. In that event, you will be asked to vote only upon this Proposal 7 and not on any other proposals. In this Proposal 7, we are asking the shareholders to authorize the holder of any proxy solicited by the Board to vote in favor of adjourning the Annual Meeting. If this Proposal 7 is approved, the Board may in its discretion, if necessary or appropriate, adjourn the Annual Meeting to use the additional time to solicit additional proxies in favor of any of the Proposals. Even if there are a sufficient number of votes at the time of the Annual Meeting to adopt one or more of the Proposals, the Board may in its discretion seek to, if necessary or appropriate, adjourn the Annual Meeting to solicit additional proxies for any of the Proposals for which there are insufficient votes and the Board may do so without adopting any of the Proposals for which there are sufficient votes at the time of the Annual Meeting.

If it is necessary or appropriate to adjourn the Annual Meeting, no notice of the adjourned meeting is required to be given to shareholders, other than an announcement at the Annual Meeting of the time and place to which the Annual Meeting is adjourned (including publication of a notice of the adjourned meeting in an Italian newspaper), unless the Board fixes a new record date, which it must do if the Annual Meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the adjourned meeting. If the Board determines it is necessary or appropriate to adjourn the Annual Meeting and the record date for the Annual Meeting is changed because (i) the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the adjourned meeting and/or (ii) the Board elects to change the record date, a notice of the adjourned meeting will be given to all shareholders pursuant to applicable U.S. and Italian law. At the adjourned meeting, we may transact any business which might have been transacted at the original meeting.

Vote Required and Board of Directors’ Recommendation

Approval of the adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies, requires the affirmative vote of the holders of a majority of the shares of the Company’s common stock that are voting on this Proposal 7 in person, by telephone or by proxy at the Annual Meeting. Abstentions will not be counted in the vote required to approve adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”

THE ADJOURNMENT OF THE ANNUAL MEETING, IF NECESSARY OR

APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Compensation Committee oversees the Board’s responsibilities relating to the compensation of the Company’s chief executive officer and all other executive officers of the Company with a title of executive vice president and above or who otherwise report directly to the chief executive officer. (These individuals are listed in the Summary Compensation Table below and referred to herein as the Company’s “named executive officers”). In discharging this responsibility, the Compensation Committee evaluates and approves the Company’s compensation plans, policies and programs as they affect the named executive officers.

This discussion describes and analyzes the compensation program for the named executive officers. First, it covers the Company’s compensation objectives and philosophy, the cornerstone of which is pay for performance. Next, it reviews the process the Compensation Committee follows in deciding how to compensate the named executive officers and provides a brief overview of the principal components of the Company’s compensation program, including a detailed discussion and analysis of the Compensation Committee’s specific decisions about the compensation of the Company’s named executive officers for fiscal year 2010.

Compensation Objectives and Philosophy

The Company believes that compensation of its executive officers should encourage creation of shareholder value and achievement of strategic corporate objectives. The Company attempts to align the interests of its shareholders and management by integrating compensation with the Company’s short-term and long-term corporate strategic and financial objectives. In order to attract and retain the most qualified personnel, the Company intends to offer a total compensation package competitive with companies in the pharmaceutical industries, taking into account relative company size, performance and geographic location as well as individual responsibilities and performance. However, the Company believes that it is important to provide executives with performance-based incentives that are tied to key corporate goals critical to the Company’s long-term success and viability.

The elements of compensation for the named executive officers include base salaries, annual cash incentives, long-term equity incentives, and perquisites, as well as severance benefits in connection with certain terminations of employment and additional benefits which are available to most other employees, including a 401(k) plan, employee stock purchase plan, health and welfare programs, and life insurance. In general, base salaries, perquisites and other benefit programs, and severance and other termination benefits are primarily intended to attract and retain highly qualified executives as they provide predictable compensation levels that reward executives for their continued service. Annual cash incentives are primarily intended to motivate executives to achieve specific strategies and operating objectives, while long-term equity incentives are primarily intended to align executives’ long-term interests with those of the Company’s shareholders. Executives have substantial portions of their compensation at risk for annual and long-term performance, with the largest portion at risk for the most senior executives.

In light of the general current economic climate, the Company’s compensation philosophy and objectives for fiscal year 2010 continued to focus heavily on retention of the Company’s senior management team through this challenging time.

Compensation Process

As part of its process for determining the compensation for the named executive officers, the Compensation Committee considers competitive market data. As authorized by its charter, the Compensation Committee has engaged Milliman, Inc. (“Milliman”), an independent executive compensation consultant, to review the Company’s compensation plans, policies and programs that affect executive officers and to provide advice and recommendations on competitive market practices and specific compensation decisions. Milliman has worked directly with the Compensation Committee to assist the Compensation Committee in satisfying its responsibilities and will undertake no projects for management except at the request of the Compensation Committee chair and in the capacity of the Compensation Committee’s agent. To date, Milliman has not undertaken any projects for management or provided any services to the Company other than its services to the Compensation Committee.

In order to assess competitive market data for executive compensation, the Compensation Committee works with its compensation consultant to develop a peer group of companies with which the Company competes for executive talent (which may or may not be the same organizations that the company competes with directly on a business level). Milliman assisted the Compensation Committee in reviewing the peer group identified for 2010, focusing most closely on industry type and organization size/complexity, with the best indicators of organization size in the Company’s industry being number of employees and enterprise value, although each company’s revenue and net income were also considered. Following this process, the Compensation Committee selected the following peer group for fiscal 2010 compensation decisions, all of which are biotechnology organizations with an oncology focus and at a stage of company development that is comparable to the Company in the current or near-term stage: Arena Pharmaceuticals, Inc., Ariad Pharmaceuticals, Inc., Array BioPharma, Inc., Cougar Biotechnology, Inc., Dendreon Corp., IDM Pharma, Inc., Intermune, Inc., Medviation, Inc., Progenics Pharmaceuticals Inc., Rigel Pharmaceutical, Inc., Seattle Genetics, Inc. and Spectrum Pharmaceuticals, Inc. The peer group was the same as the group identified for fiscal 2009 compensation decisions, except that ZymoGenetics, Inc. was removed from the group as it was acquired by another company.

Once the peer group is established, the Compensation Committee then reviews the base salaries, annual cash-incentive compensation, long-term equity incentive compensation and total compensation for the Company’s executive officers as compared to the compensation paid by the companies within the Company’s peer group, comparing each executive officer to their counterparts in similar positions with the peer group companies. However, the Compensation Committee does not base its decisions on targeting compensation levels to specific benchmarks against the peer group. Instead, the Compensation Committee refers to the peer group compensation data as background information regarding competitive pay levels and also considers the other factors identified below in making its decisions.

In addition to consideration of the peer group data, the Compensation Committee also considers the value of each item of compensation, both separately and in the aggregate, in light of Company performance, each executive officer’s position within the Company, the executive officer’s performance history and potential for future advancement, and, with respect to long-term equity incentive compensation, the value of existing vested and unvested outstanding equity awards. The Compensation Committee also considers the recommendations of the Company’s chief executive officer with respect to the compensation for each executive other than himself. In setting compensation, the Compensation Committee also considers, among other factors, the possible tax consequences to the Company and its executive officers, the accounting consequences and the impact on shareholder dilution. The Compensation Committee does not assign a specific weight to these factors and none of these factors by itself will compel a particular compensation decision. Instead, this information is used generally by the Compensation Committee to help inform its decision-making process. Except as noted below, decisions by the Compensation Committee are subjective, made in the exercise of the Compensation Committee’s judgment.

Principal Elements of Compensation

The principal elements of compensation for the Company’s executive officers are composed of base salary, annual cash incentive compensation, and long-term equity incentive compensation. The Company also provides other forms of compensation, including certain perquisites and other benefits. The Compensation Committee reviews, considers and approves each element of compensation, as well as all combined elements of compensation, for the named executive officers.

Base Salaries. Base salaries, including merit-based salary increases, for the named executive officers are established based on the scope of their respective responsibilities, competitive market salaries and general levels of market increases in salaries, individual performance, achievement of the Company’s corporate and strategic goals and changes in job duties and responsibilities.

The Compensation Committee reviewed the base salaries of the named executive officers for 2010 and determined that they are generally competitive with the market when compared to the Company’s peer group despite the fact that the Company has not raised the base salaries of most of its executive officers in recent years. Given this continued competitiveness of the Company’s base salaries combined with its current business situation and the current economic climate, and consistent with the Company’s philosophy of providing reduced or flat levels of cash compensation while increasing equity awards during this challenging time, the Compensation Committee again determined that base salaries should not be raised in 2010. As a result, the named executive officers’ base salaries for fiscal 2010 were as follows: Dr. Bianco $650,000 (unchanged since established in 2005); Mr. Philips $402,000 (unchanged since established in his employment agreement effective August 1, 2008), Mr. Bianco $330,000 (unchanged since established in 2005), Dr. Singer $340,000 (unchanged since established in 2005), and Mr. Eramian $315,000 (unchanged since established in 2007).

Annual Cash Incentive Compensation. Annual cash incentives for the Company’s executive officers are designed to reward performance for achieving key corporate goals, which the Company believes in turn should increase shareholder value. In general, the annual incentive awards for executive officers are determined based on achievement of performance objectives established by the Compensation Committee for the fiscal year and an evaluation by the Compensation Committee of the contributions made by individual executives to the Company during the course of the year, including both realization of performance goals and other notable achievements which may not have been contemplated at the time the original performance goals were established.

In August 2010, the Compensation Committee established the 2010 cash incentive program for the Company’s named executive officers, including target and maximum bonus opportunities for each executive as well as performance goals that would need to be achieved in order for the executive to receive such bonuses. Both target and maximum bonus opportunities under the program are determined by reference to a percentage of the executive officer’s base salary. For fiscal 2010 performance, the target bonus opportunities are 50% for Dr. Bianco, 40% for Mr. Philips, and 30% for each of Mr. Bianco, Dr. Singer and Mr. Eramian, and the maximum bonus opportunities are 125% for Dr. Bianco, 100% for Mr. Philips, and 75% for each of Mr. Bianco, Dr. Singer and Mr. Eramian. These target and maximum bonus levels are consistent with the levels established for the 2009 cash incentive program and were determined by the Compensation Committee, after consulting with Milliman, to be appropriate based on its subjective assessment of the executive’s position and ability to directly impact and responsibility for the Company’s performance, and its subjective assessment of general compensation practices in place at companies in the Company peer group identified above. Bonuses under the 2010 cash incentive program were paid out in February 2011.

There are three core elements to the 2010 cash incentive program, which together comprise each executive’s cash incentive opportunity: financial performance, drug development and individual performance. As indicated in the table below, a portion of each executive’s bonus opportunity was allocated to each of these elements, with the percentage of the total bonus opportunity allocated to a particular element based on the executive’s position and ability to affect the outcome for that particular goal. With the exception of the individual performance element, each element is composed of sub-elements as identified below. As indicated in the table below, the individual performance element constitutes only a small percentage of each executive’s target bonus. Any bonus awarded under this element will be determined in the sole discretion of the Compensation Committee based on its subjective assessment of the executive’s performance during the fiscal year and any other factors it deems appropriate.

For the financial performance element, performance for fiscal 2010 is measured based on the Company’s operating capital raised and the percentage of the Company’s then-outstanding convertible notes due in 2010 that were retired for cash or exchanged for shares or for later maturity bonds during the fiscal year (the “Company Debt Measure”) compared with goals established by the Compensation Committee. The executive would generally be entitled to receive the target bonus for the operating capital sub-element if the Company’s operating capital raised for fiscal 2010 is $50 million. The executive would be entitled to receive the maximum bonus if the Company’s operating capital for fiscal 2010 exceeds $100 million (or if the Company’s operating capital for fiscal 2010 is $90 million and more than 35% of the capital is raised through means other than selling or committing stock). For the Company Debt Measure, the executive would be entitled to receive the target bonus for this sub-element if the Company Debt Measure for fiscal 2010 is retirement of 50% of the Company’s 2010 convertible notes as described above, with the maximum bonus for this sub-element being payable if the Company Debt Measure for fiscal 2010 is retirement of at least 75% of the Company’s 2010 convertible notes as described above.

For the drug development element, the performance goals established by the Compensation Committee for fiscal 2010 related to Pixuvri. The executive would be entitled to payment of his target bonus for this element if, during fiscal 2010, the Company either completed its marketing authorization application submission for Pixuvri or entered into Special Protocol Agreement with the U.S. Food and Drug Administration for phase III clinical trials for Pixuvri. The executive would receive his maximum bonus for this element only if both of these sub-elements were achieved.

The following table presents the approximate relative weightings between the sub-elements of the financial and drug development components of the program described above (with the incentive opportunity for each sub-element being expressed as a percentage of the executive’s base salary). The relative weightings are intended as guidelines, with the Compensation Committee having final authority to determine weightings and the appropriate final bonus amounts.

	Financial				Drug Development
	Operating Capital		Company Debt		Pix 306 SPA Agreement	Pix MAA Submission
Name	Target	Maximum	Target	Maximum
James A. Bianco, M.D.	10%	45%	10%	15%	25%	25%
Craig W. Philips	10%	20%	5%	5%	25%	40%
Louis A. Bianco	5%	30%	10%	20%	5%	10%
Jack W. Singer, M.D.	5%	10%	0%	5%	25%	25%
Daniel G. Eramian	5%	20%	10%	20%	10%	10%

In addition, each of the named executive officers would be eligible to receive an additional bonus if the Company applied for and received funds under the federal Therapeutic Discovery Project Program during 2010. Any additional bonus awarded to an executive under this component would be applied to the amount awarded under the 2010 cash incentive program, provided that no executive could receive more than his maximum bonus amount identified above. The maximum bonus for this component (expressed as a percentage of the executive’s base salary) is 5% for Dr. Bianco and Mr. Philips and 10% for each of Mr. Bianco, Dr. Singer and Mr. Eramian.

In February 2011, the Compensation Committee determined that the Company had raised $96 million in operating capital in 2010 and had retired 100% of its convertible notes due in 2010. On that basis, the Compensation Committee awarded each executive an amount between the target and maximum levels for the operating capital sub-element and the maximum bonus level for the Company Debt Measure sub-element. In addition, the Compensation Committee noted that the Company had completed its marketing authorization application submission for Pixuvri in 2010. The Compensation Committee also determined that each executive should, based upon the Compensation Committee’s subjective assessment of each executive’s individual contributions during the year, receive an additional amount between 5% and 15% of the executive’s base salary. While the Compensation Committee’s determination of these amounts was inherently subjective, the key factors in the Compensation Committee’s determination were the executives’ efforts during 2010 in obtaining additional financing for the Company (and in gaining shareholder approval of authorization for the issuance of additional shares by the Company as an important step in obtaining such financing) and the Compensation Committee’s subjective assessment that these bonuses were appropriate to help continue to retain the executive team. Finally, the Compensation Committee noted that the Company had applied for and received the maximum amount of funds available for four projects under the Therapeutic Discovery Project Program and awarded each of the executives the maximum bonus amount under that component.

Based on the Company’s performance against the objective pre-established goals discussed above, the target and maximum bonus opportunities related to the Company’s operating capital achievement, the maximum bonus opportunity related to the Company Debt Measure, the bonus opportunity related to the marketing authorization application submission for Pixuvri, the maximum bonus opportunity with respect to the Therapeutic Discovery Project Program, and the Compensation Committee’s general assessment of each executive’s individual performance during fiscal 2010, the Compensation Committee determined to award cash incentives to each of the named executive officers in the following amounts (expressed as a percentage of such executive’s base salary): Dr. Bianco, 90%; Mr. Philips, 70%; Mr. Bianco, 75%; Dr. Singer, 62.5%; and Mr. Eramian, 70%. These amounts are reflected in the “Bonus” column of the Summary Compensation Table below.

Long-Term Equity Incentive Compensation. The Compensation Committee awards long-term equity incentive compensation to the Company’s executive officers to align their interests with those of the Company’s shareholders, to provide additional incentives to the Company’s executive officers to improve the long-term performance of the Company’s common stock and achieve the Company’s corporate goals and strategic objectives and to retain the Company’s executive officers. While stock options have been granted in the past, the Company’s current practice is primarily to grant long-term incentive awards to the named executive officers in the form of shares of restricted stock or units payable in stock. In general, the restricted stock vests over a period of years following the date of grant and may be subject to the achievement within a specified period of critical corporate goals and strategic objectives established by the Compensation Committee. Thus, restricted shares are designed both to link executives’ interests with those of the Company’s shareholders as the shares’ value is based on the value of the Company’s common stock, to provide a long-term retention incentive for the vesting period as they generally have value regardless of stock price volatility and, in the case of awards subject to performance-based vesting requirements, to provide further incentives for executives to achieve goals considered critical to the Company’s success.

In determining the size of the Company’s long-term equity incentive awards, the Compensation Committee reviews competitive market data for similar positions in the Company’s peer companies, the executive officer’s performance history and/or potential for future responsibility and promotion, the chief executive officer’s recommendations (with respect to executives other than himself) and the value of existing vested and unvested outstanding equity awards. The relative weight given to each of these factors will vary from individual to individual at the Compensation Committee’s discretion and adjustments may be made as the Compensation Committee deems reasonable to attract candidates in the competitive environment for highly qualified employees in which the Company operates.

As described in detail in the Company’s 2010 annual proxy statement, the Compensation Committee determined in 2009 that it was critical to focus management on the goal of restoring shareholder value and achieving certain regulatory approvals. Accordingly, in December 2009, the Compensation Committee decided to grant to each of the named executive officers restricted stock units that will be payable in fully vested shares of the Company’s common stock upon the achievement of a particular performance goal, subject to the goal being achieved on or before December 31, 2011 and the individual’s continued employment or service with the Company. (The Company refers to these awards as the “December 2009 Performance Awards”). The Compensation Committee believed these awards at the grant levels identified below, together with certain retention grants made to the named executive officers during 2009, would provide executives an appropriate level of incentives to help achieve the performance goals noted below and maximize and restore shareholder value and to remain with the Company over a multi-year period. For this reason, no new equity awards were granted to the named executive officers during 2010.

During 2010, the Compensation Committee approved amendments to two of the eight performance goals under the December 2009 Performance Awards. In June 2010, the Compensation Committee approved an amendment to each award to provide that a portion of the award will vest if the Company achieves a cash-flow break-even in any fiscal quarter during the term of the award (as opposed to the portion vesting only if the Company achieved a cash-flow break even for the fourth quarter of fiscal 2010). In November 2010, the

Compensation Committee approved an amendment to each award to provide that a portion of the award will vest if the Company obtains approval of a marketing authorization application (“MAA”) for either OPAXIO or Pixuvri (as opposed to the portion vesting only if the Company obtained approval of an MAA for OPAXIO). The Compensation Committee believed that these amendments were appropriate in light of the challenging economic conditions and the Company’s evolving strategic goals at the time of the amendment.

The performance goals under the December 2009 Performance Awards, as amended in 2010, are as follows:

(a)	MAA approval for either OPAXIO or Pixuvri (“OPAXIO/Pix MAA Approval”);

(b)	approval of new drug application (“NDA”) for OPAXIO (“OPAXIO NDA Approval”);

(c)	achievement by the Company of fiscal year sales equal to or greater than $50,000,000 (the “$50M Sales Goal”);

(d)	achievement by the Company of fiscal year sales equal to or greater than $100,000,000 (the “$100M Sales Goal”);

(e)	Pixuvri NDA Approval (“Pix NDA Approval”);

(f)	achievement by the Company of break-even cash flow in any fiscal quarter (the “Fiscal Quarter Break Even”);

(g)	achievement by the Company of earnings per share results in any fiscal year equal to or greater than $0.30 per share of Company common stock (the “EPS Goal”); and

(h)	achievement of a price per share of Company common stock equal to $17.64 (the “Share Appreciation Goal”).

If one or more of the performance goals are timely achieved, an award recipient will be entitled to receive a number of shares of Company common stock (subject to the applicable share limits of the Company’s equity incentive plan) determined by multiplying (1) the award percentage corresponding to that particular performance goal by (2) the total number of outstanding shares of Company common stock, determined on a non-fully diluted basis, as of the date the Compensation Committee certifies that the particular performance goal has been achieved. The award percentages corresponding to the various performance goals for each of the named executive officers are set forth in the following table:

	Performance Goals and Applicable Award Percentages
Name	OPAXIO/ Pix MAA Approval	OPAXIO NDA Approval	$50M Sales Goal	$100M Sales Goal	Pix NDA Approval	Fiscal Quarter Break Even	EPS Goal	Share Appreciation Goal
James A. Bianco, M.D.	0.15%	0.2%	0.3%	0.6%	0.45%	0.3%	0.7%	0.75%
Louis A. Bianco	0.061%	0.081%	0.122%	0.243%	0.182%	0.122%	0.284%	0.305%
Daniel G. Eramian	0.045%	0.06%	0.09%	0.18%	0.135%	0.09%	0.21%	0.225%
Craig W. Philips	0.09%	0.12%	0.18%	0.36%	0.27%	0.18%	0.42%	0.45%
Jack W. Singer, M.D.	0.061%	0.081%	0.122%	0.243%	0.182%	0.122%	0.284%	0.305%

A performance goal will not be considered achieved unless and until the date on which the Compensation Committee certifies that it has been achieved, and as noted above, in each case the goal must be achieved on or before December 31, 2011. If a change in control of the Company occurs, and if the award recipient is then still employed by or is providing services to the Company or one of its subsidiaries, the award recipient will be entitled to receive the full award percentage with respect to any performance goal which was not otherwise achieved before the date of the change in control (as though that performance goal had been fully achieved as of the time of the change in control), except that in the case of the Share Appreciation Goal, the vesting of the award will be determined based on the Company’s stock price at the time of the change in control.

In July 2010, the Compensation Committee also approved an amendment to each of the December 2009 Performance Awards granted to the named executive officers that converted a portion of the award to a grant of restricted shares. The Compensation Committee believed, particularly in light of the current economic environment, that the link between executives’ interests and shareholders’ interests would be further enhanced if the executives held restricted shares (whereas the December 2009 Performance Awards had provided for delivery of shares only upon the vesting of the awards). The restricted shares issued to the executives pursuant to this conversion are subject to the same performance-based vesting requirements as the December 2009 Performance Award to which they relate and will be forfeited back to the Company should these vesting requirements not be satisfied. In order to ensure that the restricted shares did not provide a benefit to the executive beyond that intended by the original December 2009 Performance Award, any restricted shares that vest in connection with the achievement of a performance goal on or before December 31, 2011 will reduce on a share-for-share basis the number of shares that would have been delivered under the original December 2009 Performance Award upon achievement of that performance goal. In furtherance of that intent, if the number of shares that would have been delivered under the original December 2009 Performance Award on achievement of a performance goal is less than the number of restricted shares that vest on achievement of that performance goal under the July 2010 award, a number of such restricted shares equal to the difference will be forfeited to the Company so that the executive retains no more shares related to that particular performance goal than the number of shares that would have otherwise been deliverable with respect to that goal under the original December 2009 Performance Award.

On the lines corresponding to the December 15, 2009 date of grant of these awards, the Outstanding Equity Awards at Fiscal 2010 Year-End table below reflects the number of shares that would vest or be issued to each named executive officer, as the case may be, upon timely achievement of the related performance goal based on the applicable payout percentage and the number of shares of the Company’s common stock issued and outstanding on December 31, 2010. The actual number of shares that would vest or be issued for each award may be different from the share number reported in the table depending on whether the performance goal is achieved and, if achieved, the number of shares of the Company’s common stock issued and outstanding at the time the Compensation Committee certifies that the related performance goal has been achieved. The grant levels for the December 2009 Performance Awards granted to each named executive officer were inherently subjective, determined by the Compensation Committee in its discretion taking into account its general assessment of each executive’s overall responsibilities and contributions and the other factors noted under Long-Term Equity Incentive Compensation above.

Perquisites and Other Benefits. The named executive officers receive certain perquisites and other benefits provided by or paid for by the Company, including auto allowance, tax preparation fees, health club dues and reimbursement for commercial travel for family members. The named executive officers are also entitled to participate in the Company’s benefit programs which are available to all Company employees, including company-sponsored health, welfare, 401(k), and employee stock purchase plans. Certain of the Company’s named executive officers occasionally use a chartered aircraft for business related travel (such business purpose is approved in advance by the Chair of the Board). When space was available, certain spouses or other family members accompanied the named executive officers on such trips. In those cases, there was no additional cost to the Company of having additional passengers on such flights.

The perquisites provided to a particular named executive officer are determined by the Compensation Committee in its judgment and are considered by the Compensation Committee when it makes its subjective assessment of the appropriateness of the executive’s overall compensation arrangements. The Company provides these perquisites and other benefits as a means of providing additional compensation to its named executive officers to help retain them and, in some cases, to make certain benefits available in a convenient and efficient manner in light of the demands and time constraints imposed on its executives. The Company reviews the perquisites and other benefits provided to its named executive officers periodically and, in light of the general current economic environment, determined during fiscal year 2009 that it would eliminate any tax gross-up benefits for its executives (except for the existing tax gross-ups noted below in the context of a change in control of the Company).

Post-Termination Protection and Payments

The Company has entered into severance agreements with each of the named executive officers. The Compensation Committee believes these agreements are important in attracting and retaining key executive officers. Under these agreements, the executive would be entitled to severance benefits in the event of a termination of the executive’s employment by the Company without cause or by the executive for good reason. The Company has determined that it is appropriate to provide each named executive officer with severance benefits under these circumstances in light of his position with the Company and as part of his overall compensation package. The severance benefits for each named executive officer are generally determined as if he continued to remain employed by the Company for 18 months following his actual termination date (or two years in the case of Dr. Bianco). Because the Company believes that a termination by an executive for good reason (or constructive termination) is conceptually the same as an actual termination by the Company without cause, the Company believes it is appropriate to provide severance benefits following such a constructive termination of the executive’s employment.

If a change in control of the Company occurs, outstanding equity awards, including awards held by the Company’s named executive officers, will generally become fully vested if they are not assumed by the successor entity. In addition, the severance agreements with each of the named executive officers (other than Mr. Philips) provide for the executive to be reimbursed for the full amount of any excise taxes imposed on their severance payments and any other payments under Section 4999 of the Internal Revenue Code. Each of the named executive officers (including Mr. Philips) would also be entitled to reimbursement for any excise taxes imposed under Section 4999 upon vesting of the December 2009 Performance Awards granted to these executives as described above. The Company provides the named executive officers with a “gross-up” for any parachute payment excise taxes that may be imposed because the Company determined the appropriate level of benefits for each named executive officer without factoring in the adverse effects that may result from imposition of these excise taxes. The excise tax gross-up is intended to make the named executive officer whole for any adverse tax consequences they may become subject to under Section 4999 of the Internal Revenue Code, and to preserve the level of benefits that the Company has determined to be appropriate in these circumstances.

For more information regarding these severance arrangements, please see “Potential Payments upon Termination or Change in Control” below.

Tax Deductibility of Pay

Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount of compensation that the Company may deduct in any one year with respect to the Company’s chief executive officer and certain other executive officers. There is an exception to the $1,000,000 limitation for performance-based compensation meeting certain requirements. In general, stock options granted under the Company’s stock incentive plans are intended to comply with the applicable requirements for this exemption, and the Compensation Committee generally considers the limitations imposed by Section 162(m) among other factors in making its compensation decisions. However, the Compensation Committee reserves the right to design programs that recognize a full range of performance criteria important to the Company’s success, even where the compensation paid under such programs may not be deductible. The Compensation Committee will continue to monitor the tax and other consequences of the Company’s executive compensation program as part of its primary objective of ensuring that compensation paid to the Company’s executive officers is reasonable, performance-based and consistent with the Company’s goals and the goals of the Company’s shareholders.

Risk Considerations

The Compensation Committee has reviewed the Company’s compensation programs to determine whether they encourage unnecessary or excessive risk taking and has concluded that they do not. The Compensation Committee believes that the design of the Company’s annual cash and long-term equity incentives provides an effective and appropriate mix of incentives to help ensure the Company’s performance is focused on long-term stockholder value creation and does not encourage the taking of short-term risks at the expense of long-term results. While the Company’s performance-based cash bonuses are generally based on annual results, the amount of such bonuses are generally capped and represent only a portion of each individual’s overall total compensation opportunities. The Company also generally has discretion to reduce bonus payments (or pay no bonus) based on individual performance and any other factors it may determine to be appropriate in the circumstances.

As to the Company’s compensation arrangements for executive officers, the Compensation Committee takes risk into account in establishing and reviewing these arrangements and believes that the executive compensation arrangements do not encourage unnecessary or excessive risk-taking. Base salaries are fixed in amount and thus do not encourage risk-taking. While the Compensation Committee considers the achievement of specific financial and operating performance goals in determining the cash bonuses to be awarded to executives under the Company’s cash incentive program, the Compensation Committee determines the actual amount of each executive’s bonus based on multiple Company and individual performance criteria as described above. The Compensation Committee believes that the annual incentive program appropriately balances risk and the desire to focus executives on specific annual goals important to the Company’s success, and that it does not encourage unnecessary or excessive risk taking. Finally, a significant portion of the compensation provided to the Company’s executive officers is in the form of equity awards that further align executives’ interests with those of shareholders. The Compensation Committee believes that these awards do not encourage unnecessary or excessive risk-taking since the ultimate value of the awards is tied to the Company’s stock price, and since grants are generally subject to long-term vesting schedules to help ensure that executives always have significant value tied to long-term stock price performance.

Subsequent Committee Actions

On March 9, 2011, the Compensation Committee approved an employment agreement (the “Employment Agreement”) with Dr. Bianco, effective January 1, 2011 to replace his existing employment agreement that had expired on December 31, 2010. The initial term of the Employment Agreement is two years, subject to automatic annual extensions unless either party gives advance written notice of its intent not to extend the term. Pursuant to the Employment Agreement, Dr. Bianco will continue to receive a base salary of $650,000, which has remained unchanged since 2005, and will continue to be considered for an annual bonus with a target bonus of at least 50% of his annual base salary upon 100% achievement of the applicable goals established for the corresponding year. Dr. Bianco’s annual bonus may be up to 125% of his annual base salary for performance in excess of the applicable goals.

Pursuant to the Employment Agreement, if Dr. Bianco’s employment is terminated by the Company without cause or if he resigns for good reason (as the terms “cause” and “good reason” are defined in the Employment Agreement), he will receive the following severance benefits:

(1)	cash severance equal to two years of his base salary;

(2)	reimbursement for up to two years by the Company for COBRA premiums to continue his medical coverage and that of his eligible dependents; and

(3)	continued payment for up to two years by the Company of premiums to maintain life insurance paid for by the Company at the time of his termination.

In addition, Dr. Bianco would be entitled to accelerated vesting of all of his then-outstanding and unvested stock-based compensation, and his outstanding stock options would remain exercisable for a period of two years following the severance date. In the event of a change of control of the Company, if Dr. Bianco is terminated without cause or resigns for good reason upon or within two years after the change of control, he will receive cash severance in the form of a lump sum payment equal to two years of his base salary, plus an amount equal to the greater of the average of his three prior years’ bonuses or thirty percent of his base salary, as well as the benefits described in clauses (2) and (3) above. Dr. Bianco’s right to receive these severance benefits is conditioned upon his executing a release of claims in favor of the Company and complying with certain restrictive covenants set forth in the Employment Agreement. Further, if the Company is required to restate financials due to its material noncompliance with any financial reporting requirement under the U.S. securities laws during any period for which Dr. Bianco was Chief Executive Officer of the Company or Dr. Bianco acts in a manner that would have constituted cause for his termination had he been employed at the time of such act, Dr. Bianco will not be entitled to any severance benefits that have not been paid, and will be required to repay any portion of the severance to the Company that has already been paid. The Employment Agreement further provides that if there is a change of control of the Company during Dr. Bianco’s employment with the Company, all of his then-outstanding and unvested stock-based compensation will fully vest and all outstanding stock options will remain exercisable for a period of two years following Dr. Bianco’s severance date.

Dr. Bianco is not entitled to any tax gross-up payments from the Company. Instead, should any benefits payable to Dr. Bianco in connection with a change in control of the Company be subject to the excise tax imposed under Sections 280G and 4999 of the U.S. Internal Revenue Code of 1986, Dr. Bianco will be entitled to either payment of the benefits in full (but no gross-up payment) or a reduction in the benefits to the extent necessary to avoid triggering the excise tax, whichever would result in his receiving the greater benefit on an after-tax basis.

Summary

The Compensation Committee believes that the Company’s compensation philosophy and programs are designed to foster a performance-oriented culture that aligns employees’ interests with those of the Company’s shareholders. The Compensation Committee believes that the compensation of the Company’s executives’ is both appropriate and responsive to the goal of improving shareholder value.

The following “Compensation Committee Report” and related disclosure shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Act, or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

Compensation Committee Report

The Compensation Committee reviewed this Compensation Discussion and Analysis and discussed its contents with Company management. Based on this review and discussions, the Compensation Committee has recommended to the Board that this Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted by the Compensation Committee:

Frederick W. Telling, Ph.D., Chair

Richard L. Love

Mary O. Mundinger, DrPH

Phillip M. Nudelman, Ph.D.

Compensation Committee Interlocks and Insider Participation

The directors listed at the end of the Compensation Committee Report above were each members of the Compensation Committee during all of fiscal year 2010, except for Dr. Mundinger who was appointed to the Compensation Committee in December 2010. No director who served on the Compensation Committee during fiscal year 2010 is or has been an executive officer of the Company or had any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related-party transactions. None of the Company’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, any executive officer of which served as a member of the Board or the Compensation Committee during fiscal year 2010.

Summary Compensation Table—Fiscal Years 2008-2010

The following table sets forth information concerning compensation for services rendered to the Company by the Chief Executive Officer, or the CEO, the Executive Vice President, Finance and Administration, and the Company’s next three most highly compensated executive officers for fiscal years 2008, 2009 and 2010. Collectively, these are the “named executive officers.”

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(1)	All Other Compensation ($)(4)	Total ($)
James A. Bianco, M.D.	2010	650,000	585,000	—	—	—	125,967	1,360,967
Chief Executive Officer	2009	650,000	585,000	11,275,903	—	—	81,127	12,592,030
	2008	650,000	362,793	57,000	—	216,645	219,718	1,506,156

Louis A. Bianco	2010	330,000	247,500	—	—	—	10,009	587,509
Executive Vice President,	2009	330,000	204,600	4,512,112	—	—	13,249	5,059,961
Finance and Administration	2008	330,000	99,000	28,500	—	66,000	16,472	539,972

Daniel G. Eramian	2010	315,000	220,500	—	—	—	250	535,750
Executive Vice	2009	315,000	181,125	3,382,770	—	—	315	3,879,210
President, Corporate Communications	2008	315,000	78,750	28,500	—	63,000	518	485,768

Craig W. Philips	2010	402,000	281,400	—	—	—	16,125	699,525
President	2009	402,000	241,200	6,765,543	—	—	14,775	7,423,518
	2008	167,500	22,344	147,500	23,147	44,656	—	405,147

Jack W. Singer, M.D.	2010	340,000	212,500	—	—	—	30,475	582,975
Executive Vice President,	2009	340,000	119,000	4,512,112	—	—	40,490	5,011,602
Chief Medical Officer	2008	340,000	85,000	28,500	—	68,000	46,748	568,248

(1)	Please see the Compensation Discussion and Analysis above for a description of the cash incentive program for the named executive officers for fiscal 2010.
(2)	The amounts reported in the “Stock Awards” and “Option Awards” columns of the table above for each fiscal year reflect the fair value on the grant date of the stock awards (including restricted stock, stock bonuses and the December 2009 Performance Awards) and option awards, respectively, granted to the named executive officers during the fiscal year. These values have been determined under generally accepted accounting principles used to calculate the value of equity awards for purposes of the Company’s financial statements. For a discussion of the assumptions and methodologies used to calculate the amounts reported above, please see the discussion of equity awards contained in Note 13 (Share-Based Compensation) to the Company’s Consolidated Financial Statements, included as part of the Company’s Annual Report on Form 10-K as filed with the SEC on February 16, 2011.
(3)	The amounts reported in the “Stock Awards” column of the table above for fiscal 2009 include the grant-date fair value of the December 2009 Performance Awards based on the probable outcome (as of the grant date) of the performance-based conditions applicable to the awards, as determined under generally accepted accounting principles. The following table presents the aggregate grant-date fair value of the December 2009 Performance Awards included in the “Stock Awards” column for fiscal 2009 and the aggregate grant-date fair value of these awards assuming that the highest level of performance conditions will be achieved. The balance of the amounts reported in the “Stock Awards” column above for fiscal 2009 also includes the grant-date fair value of stock bonuses awarded to the executives in July and November 2009 as described in the Company’s 2010 annual proxy statement.

	2009 Performance Awards
Name	Aggregate Grant Date Fair Value (Based on Probable Outcome) ($)	Aggregate Grant Date Fair Value (Based on Maximum Performance) ($)
James A. Bianco, M.D.	4,528,069	14,821,909
Louis A. Bianco	1,841,415	6,015,644
Daniel G. Eramian	1,358,421	4,446,573
Craig W. Philips	2,716,842	8,893,145
Jack W. Singer, M.D.	1,841,415	6,015,644

(4)	The following table provides detail on the amounts reported in the “All Other Compensation” column of the table above for each named executive officer:

Name	Life/Health Insurance Premiums ($)	401(k) Match ($)	Other Personal Benefits ($)(1)		Total ($)
James A. Bianco, M.D.	47,858	—	78,109	(2)	125,967
Louis A. Bianco	6,334	3,675	—		10,009
Daniel G. Eramian	250	—	—		250
Craig W. Philips	250	3,675	12,200	(3)	16,125
Jack W. Singer, M.D.	26,800	3,675	—		30,475

(1)	Certain named executive officers were accompanied by spouses or other family members on trips using chartered aircraft where the use of the chartered aircraft was primarily for business purposes. In those cases, there was no incremental cost to the Company of having additional passengers on the chartered aircraft, and as a result, no amount is reflected in this table with respect to this benefit.
(2)	This amount includes $66,596 for family members’ travel on commercial aircraft, $6,793 for tax preparation fees, and $4,720 for health club dues.
(3)	This amount includes $9,000 for automobile allowance and $3,200 for tax preparation fees.

Compensation of Named Executive Officers

The Summary Compensation Table above quantifies the value of the different forms of compensation earned by or awarded to the Company’s named executive officers for the fiscal years indicated above. The primary elements of each named executive officer’s total compensation reported in the table are base salary, an annual bonus, and long-term equity incentives. Named executive officers also received the other benefits listed in the “All Other Compensation” column of the Summary Compensation Table, as further described in the footnotes to the table.

The Summary Compensation Table should be read in conjunction with the tables and narrative descriptions that follow. The Grants of Plan-Based Awards table provides information regarding the incentives awarded to the named executive officers in fiscal 2010. The Outstanding Equity Awards at Fiscal Year-End and Option Exercises and Stock Vested tables provide further information on the named executive officers’ potential realizable value and actual value realized with respect to their equity awards. The “Potential Payments upon Termination or Change in Control” section provides information on the benefits the named executive officers may be entitled to receive in connection with certain terminations of their employment and/or a change in control of the Company.

Description of Employment Agreements—Cash Compensation

In December 2008, the Company entered into an employment agreement with Dr. Bianco that replaced his original employment agreement entered into in 2005. The employment agreement has a two-year term. The agreement provides that Dr. Bianco will receive an initial annualized base salary of $650,000, subject to review by the Compensation Committee. Based on its review, the Compensation Committee may increase (but not reduce) the base salary level. The agreement also provides for annual bonuses for Dr. Bianco with a target annual bonus of at least 50% of his base salary and for an additional bonus to be paid if certain “stretch” performance goals established by the Compensation Committee for the applicable year are achieved. The agreement also provides for Dr. Bianco to participate in the Company’s usual benefit programs for senior executives, payment by the Company of premiums for universal life insurance with a coverage amount of not less than $5,000,000 (up to an annual limit of $41,500, subject to adjustment) and certain other personal benefits set forth in the agreement. Provisions of Dr. Bianco’s agreement relating to outstanding equity incentive awards and post-termination of employment benefits are discussed below under the applicable sections of this Proxy Statement. As noted above, Dr. Bianco’s employment agreement expired on December 31, 2010, and the Company entered into a new employment agreement with him in March 2011. Please see the “Subsequent Committee Actions” section of the “Compensation Discussion and Analysis” above for more information on the new agreement.

In April 2008, the Company entered into an employment agreement with Mr. Philips. The employment agreement does not have a specified term. The agreement provides that Mr. Philips will receive an initial annualized base salary of $402,000, subject to annual review by the Compensation Committee, and will be eligible to receive an annual bonus, with the target annual bonus being 40% of his base salary. The agreement also provides for Mr. Philips to participate in the Company’s usual benefit programs for senior executives and to receive an auto allowance of $750 per month. Provisions of Mr. Philips’ agreement relating to outstanding equity incentive awards and post-termination of employment benefits are discussed below under the applicable sections of this Proxy Statement.

Grants of Plan-Based Awards—Fiscal 2010

The following table presents information regarding the incentive awards granted to the named executive officers for fiscal 2010.

Name/Award Type	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
James A. Bianco, M.D.	—	—	—	—	—	—	—	—	—	—	—
Louis A. Bianco	—	—	—	—	—	—	—	—	—	—	—
Daniel G. Eramian	—	—	—	—	—	—	—	—	—	—	—
Craig W. Philips	—	—	—	—	—	—	—	—	—	—	—
Jack W. Singer, M.D.	—	—	—	—	—	—	—	—	—	—	—

Outstanding Equity Awards at Fiscal 2010 Year-End

The following table presents information regarding the outstanding equity awards held by each of the Company’s named executive officers as of December 31, 2010, including the vesting dates for the portions of these awards that had not vested as of that date.

		Option Awards				Stock Awards
Name	Grant Date	Number of Shares Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)		Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
James A. Bianco, M.D.	11/30/2001	1,041	—	6,550.80	11/30/2011	—		—	—		—
	7/30/2002	499	—	836.40	7/30/2012	—		—	—		—
	12/3/2002	790	—	2,278.80	12/3/2012	—		—	—		—
	12/11/2003	520	—	1,944.00	12/11/2013	—		—	—		—
	12/14/2005	1,041	—	566.40	12/14/2015	—		—	—		—
	1/18/2007	1,000	—	408.00	1/18/2017	—		—	—		—
	12/27/2007	1,666	—	113.40	12/27/2017	—		—	—		—
	3/25/2009	—	—	—	—	160,919	(3)	357,240	—		—
	12/15/2009	—	—	—	—	—		—	203,438	(4)	451,632
	12/15/2009	—	—	—	—	—		—	271,250	(5)	602,176
	12/15/2009	—	—	—	—	—		—	406,876	(6)	903,264
	12/15/2009	—	—	—	—	—		—	813,751	(7)	1,806,528
	12/15/2009	—	—	—	—	—		—	610,313	(8)	1,354,896
	12/15/2009	—	—	—	—	—		—	406,876	(9)	903,264
	12/15/2009	—	—	—	—	—		—	949,377	(10)	2,107,616
	12/15/2009	—	—	—	—	—		—	1,017,189	(11)	2,258,160

Louis A. Bianco	11/30/2001	172	—	6,550.80	11/30/2011	—		—	—		—
	7/30/2002	116	—	836.40	7/30/2012	—		—	—		—
	12/3/2002	185	—	2,278.80	12/3/2012	—		—	—		—
	12/11/2003	247	—	1,944.00	12/11/2013	—		—	—		—
	7/14/2005	625	—	667.20	7/14/2015	—		—	—		—
	12/14/2005	500	—	566.40	12/14/2015	—		—	—		—
	6/22/2006	125	—	340.80	6/22/2016	—		—	—		—
	1/18/2007	291	—	408.00	1/18/2017	—		—	—		—
	12/27/2007	600	—	113.40	12/27/2017	—		—	—		—
	3/25/2009	—	—	—	—	48,275	(3)	107,171	—		—
	12/15/2009	—	—	—	—	—		—	82,731	(4)	183,664
	12/15/2009	—	—	—	—	—		—	109,856	(5)	243,881
	12/15/2009	—	—	—	—	—		—	165,463	(6)	367,327
	12/15/2009	—	—	—	—	—		—	329,569	(7)	731,644
	12/15/2009	—	—	—	—	—		—	246,838	(8)	547,980
	12/15/2009	—	—	—	—	—		—	165,463	(9)	367,327
	12/15/2009	—	—	—	—	—		—	385,176	(10)	855,090
	12/15/2009	—	—	—	—	—		—	413,657	(11)	918,318

		Option Awards					Stock Awards
Name	Grant Date	Number of Shares Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)		Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Daniel G. Eramian	3/31/2006	395	—		458.40	3/31/2016	—		—	—		—
	6/22/2006	125	—		340.80	6/22/2016	—		—	—		—
	1/18/2007	250	—		408.00	1/18/2017	—		—	—		—
	12/27/2007	600	—		113.40	12/27/2017	—		—	—		—
	3/25/2009	—	—		—	—	48,275	(3)	107,171	—		—
	12/15/2009	—	—		—	—	—		—	61,031	(4)	135,490
	12/15/2009	—	—		—	—	—		—	81,375	(5)	180,653
	12/15/2009	—	—		—	—	—		—	122,063	(6)	270,979
	12/15/2009	—	—		—	—	—		—	244,125	(7)	541,958
	12/15/2009	—	—		—	—	—		—	183,094	(8)	406,469
	12/15/2009	—	—		—	—	—		—	122,063	(9)	270,979
	12/15/2009	—	—		—	—	—		—	284,813	(10)	632,285
	12/15/2009	—	—		—	—	—		—	305,157	(11)	677,448

Craig W. Philips	6/5/2008	1,667	833	(12)	34.80	6/5/2018	—		—	—		—
	6/5/2008	—	—		—	—	1,388	(13)	3,081	—		—
	3/25/2009	—	—		—	—	96,551	(3)	214,343	—		—
	12/15/2009	—	—		—	—	—		—	122,063	(4)	270,979
	12/15/2009	—	—		—	—	—		—	162,750	(5)	361,306
	12/15/2009	—	—		—	—	—		—	244,125	(6)	541,958
	12/15/2009	—	—		—	—	—		—	488,251	(7)	1,083,917
	12/15/2009	—	—		—	—	—		—	366,188	(8)	812,938
	12/15/2009	—	—		—	—	—		—	244,125	(9)	541,958
	12/15/2009	—	—		—	—	—		—	569,626	(10)	1,264,570
	12/15/2009	—	—		—	—	—		—	610,313	(11)	1,354,896

		Option Awards				Stock Awards
Name	Grant Date	Number of Shares Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)		Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Jack W. Singer, M.D.	11/30/2001	312	—	6,550.80	11/30/2011	—		—	—		—
	7/30/2002	127	—	836.40	7/30/2012	—		—	—		—
	12/3/2002	332	—	2,278.80	12/3/2012	—		—	—		—
	12/11/2003	312	—	1,944.00	12/11/2013	—		—	—		—
	7/14/2005	625	—	667.20	7/14/2015	—		—	—		—
	12/14/2005	500	—	566.40	12/14/2015	—		—	—		—
	6/22/2006	125	—	340.80	6/22/2016	—		—	—		—
	1/18/2007	291	—	408.00	1/18/2017	—		—	—		—
	12/27/2007	600	—	113.40	12/27/2017	—		—	—		—
	3/25/2009	—	—	—	—	48,275	(3)	107,171	—		—
	12/15/2009	—	—	—	—	—		—	82,731	(4)	183,664
	12/15/2009	—	—	—	—	—		—	109,856	(5)	243,881
	12/15/2009	—	—	—	—	—		—	165,463	(6)	367,327
	12/15/2009	—	—	—	—	—		—	329,569	(7)	731,644
	12/15/2009	—	—	—	—	—		—	246,838	(8)	547,980
	12/15/2009	—	—	—	—	—		—	165,463	(9)	367,327
	12/15/2009	—	—	—	—	—		—	385,176	(10)	855,090
	12/15/2009	—	—	—	—	—		—	413,657	(11)	918,318

(1)	The dollar amounts shown in these columns are determined by multiplying the applicable number of shares or units by $2.22 (the closing price of the Company’s common stock on the last trading day of fiscal 2010).
(2)	The entries in this column reflect the December 2009 Performance Awards that are subject to achievement by the Company of certain performance goals (identified in the footnotes below) on or before December 31, 2011. As described in the Compensation Discussion and Analysis above, each of these awards consists of a restricted stock component and a restricted stock unit component, with the number of shares that will vest or be payable in shares of the Company’s common stock, as applicable, upon achievement of the related performance goal to be determined by multiplying the payout percentage that has been assigned by the Compensation Committee to that goal for purposes of the named executive officer’s award by the number of shares of the Company’s common stock issued and outstanding at the time the Compensation Committee certifies that that particular goal has been achieved. The table above reports the aggregate number of shares that would be vest or be issued under each award upon timely achievement of each performance goal based on the applicable payout percentages and the number of shares of the Company’s common stock issued and outstanding on December 31, 2010. The actual number of shares, if any, that will vest or be issued for each award upon timely achievement of the related performance goal may be different from the number reported in the table above depending on the number of shares of the Company’s common stock issued and outstanding at the time the Compensation Committee certifies that the goal has been achieved.
(3)	These shares vest over two years, with one-third of the shares having vested on each of September 25, 2009 and March 25, 2010 and the remaining shares vesting on March 25, 2011, subject to continued service with the Company.

(4)	The vesting of these awards is subject to the Company’s obtaining MAA approval of OPAXIO or Pixuvri on or before December 31, 2011.
(5)	The vesting of these awards is subject to the Company’s obtaining NDA approval of OPAXIO on or before December 31, 2011.
(6)	The vesting of these awards is subject to achievement by the Company of fiscal year sales equal to or greater than $50 million on or before December 31, 2011.
(7)	The vesting of these awards is subject to achievement by the Company of fiscal year sales equal to or greater than $100 million on or before December 31, 2011.
(8)	The vesting of these awards is subject to the Company’s obtaining NDA approval of Pixuvri on or before December 31, 2011.
(9)	The vesting of these awards is subject to achievement by the Company of break-even cash flow in any quarter of fiscal 2011.
(10)	The vesting of these awards is subject to achievement by the Company of earnings per share results in any fiscal year equal to or greater than $0.30 per share of Company common stock on or before December 31, 2011.
(11)	The vesting of these awards is subject to the Company’s achievement of a price per share of the Company’s common stock equal to $17.64 on or before December 31, 2011.
(12)	This option grant vests over three years, with one-third of the grant having vested on each of April 26, 2009 and April 26, 2010 and the remainder of the grant vesting on April 26, 2011, subject to continued service with the Company.
(13)	The shares subject to this grant vest over three years, with 1,389 shares having vested on April 26, 2009, 1,389 shares having vested on April 26, 2010 and the remaining 1,388 shares vesting on April 26, 2011, subject to continued service with the Company.

Option Exercises and Stock Vested—Fiscal Year 2010

The following table presents information regarding the vesting during fiscal year 2010 of stock awards previously granted by the Company to the named executive officers. No executive officer exercised any stock options granted by the Company during fiscal 2010.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
James A. Bianco, M.D.	—	—	160,920	646,898
Louis A. Bianco	—	—	48,276	194,070
Daniel G. Eramian	—	—	48,276	194,070
Craig W. Philips	—	—	97,941	393,389
Jack W. Singer, M.D.	—	—	48,276	194,070

(1)	The dollar amounts shown in this column for stock awards are determined by multiplying the number of shares or units, as applicable, that vested by the per-share closing price of the Company’s common stock on the vesting date.

Potential Payments upon Termination or Change in Control

The following section describes the benefits that may become payable to the named executive officers in connection with a termination of their employment and/or a change in control of the Company.

James A. Bianco, M.D. Pursuant to his employment agreement described above as in effect during fiscal 2010, if Dr. Bianco’s employment is terminated by the Company without cause or if he resigns for good reason (as the terms “cause” and “good reason” are defined in the agreement), he will receive the following severance benefits: (i) cash severance equal to two years of his base salary, (ii) reimbursement for up to two years by the Company for COBRA premiums to continue his medical coverage and that of his eligible dependents, (iii) continued payment for up to two years by the Company of premiums to maintain life insurance paid for by the Company at the time of his termination, and (iv) a cash payment for the value of his accrued and unpaid vacation and sick leave. In addition, Dr. Bianco would be entitled to accelerated vesting of all of his then-outstanding and unvested stock-based compensation, and his outstanding stock options would remain exercisable for a period of two years following the severance date. In the event of a change of control of the Company, if Dr. Bianco is terminated without cause or resigns for good reason, he will receive cash severance in the form of a lump sum payment equal to two years of his base salary, plus an amount equal to the greater of the average of his three prior years’ bonuses or thirty percent of his base salary, as well as the benefits described in clauses (ii) through (iv) above. Dr. Bianco’s right to receive these severance benefits is conditioned upon his executing a release of claims in favor of the Company and complying with certain restrictive covenants set forth in the agreement. Further, if the Company is required to restate financials due to its material noncompliance with any financial reporting requirement under the U.S. securities laws during any period for which Dr. Bianco was chief executive officer of the Company or Dr. Bianco acts in a manner that would have constituted cause for his termination had he been employed at the time of such act, Dr. Bianco will not be entitled to any severance benefits that have not been paid, and will be required to repay any portion of the severance to the Company that has already been paid. The agreement further provides that if there is a change of control of the Company during Dr. Bianco’s employment with the Company, all of his then-outstanding and unvested stock-based compensation will fully vest and all outstanding stock options will remain exercisable for a period of two years following Dr. Bianco’s severance date. In addition, in the event that Dr. Bianco’s benefits under the agreement are subject to the excise tax imposed under Section 280G of the Internal Revenue Code, or Section 280G, the Company will make an additional payment to him so that the net amount of such payment (after taxes) he receives is sufficient to pay the excise tax due.

As noted above, Dr. Bianco’s employment agreement expired on December 31, 2010, and the Company entered into a new employment agreement with him in March 2011. Please see the “Subsequent Committee Actions” section of the “Compensation Discussion and Analysis” above for more information on the new agreement.

Craig W. Philips. Pursuant to his employment agreement described above, if Mr. Philips’ employment is terminated by the Company without cause or if he resigns for good cause (as the terms “cause” and “good cause” are defined in the agreement), he will receive the following severance benefits: (i) cash severance equal to 18 months of his base salary and (ii) reimbursement for up to 18 months by the Company for COBRA premiums to continue his health coverage and that of his eligible dependents. In addition, Mr. Philips would be entitled to accelerated vesting of any portion of his then-outstanding and unvested stock-based compensation that was scheduled to vest within one year following the date of his termination. If a change in control of the Company occurs and, within 12 months following the change in control, Mr. Philips’ employment is terminated by the Company without cause or Mr. Philips voluntarily resigns for any reason, he would be entitled to accelerated vesting of all of his then-outstanding and unvested stock-based compensation in addition to the benefits described in clauses (i) through (ii) above. Mr. Philips’ right to receive these severance benefits is conditioned upon his executing a release of claims in favor of the Company and complying with certain restrictive covenants set forth in the agreement.

If Mr. Philips’ employment is terminated on account of disability, in addition to any short-term or long-term disability benefits he may be entitled to under any Company group disability plans, the Company will pay Mr. Philips a pro rata share of his target bonus for the year in which his termination occurs, and the Company will also pay Mr. Philips’ COBRA premiums for the period of time he is eligible for COBRA.

Other Named Executive Officers. The Company has entered into severance agreements with each of Mr. Bianco, Dr. Singer and Mr. Eramian. These agreements provide that in the event the executive is discharged from employment by the Company without cause or resigns for good reason (as each such term is defined in the agreements), he will receive the following severance benefits: (i) cash severance equal to 18 months of his base salary, plus an amount equal to the greater of the average of his three prior years’ bonuses or thirty percent of his base salary, (ii) reimbursement for up to 18 months by the Company for COBRA premiums to continue his medical coverage and that of his eligible dependents, (iii) continued payment for up to 18 months by the Company of premiums to maintain life insurance paid for by the Company at the time of his termination, and (iv) a cash payment for the value of his accrued and unpaid vacation. In addition, the executive would be entitled to accelerated vesting of all of his then-outstanding and unvested stock-based compensation, and his outstanding stock options would remain exercisable for a period of 21 months following the severance date. In addition, in the event that the executive’s benefits under the agreement are subject to the excise tax imposed under Section 280G, the Company will make an additional payment to him so that the net amount of such payment (after taxes) he receives is sufficient to pay the excise tax due. The executive’s right to receive these severance benefits is conditioned upon his executing a release of claims in favor of the Company and not breaching his inventions and proprietary information agreement with the Company.

Quantification of Severance and Change in Control Benefits. The tables below quantify the benefits that would have been payable to each of the named executive officers if the executive’s employment had terminated under the circumstances described above and/or a change in control of the Company had occurred on December 31, 2010. The first table presents the benefits the executive would have received if such a termination had occurred outside of the context of a change in control. The second table presents the benefits the executive would have received if such a termination occurred in connection with a change in control.

Severance Benefits (Outside of Change of Control)

Name	Cash Severance ($)(1)	Continuation of Health/Life Benefits($)(2)		Cash-Out of Accrued and Unpaid Paid Time Off($)	Equity Acceleration ($)(3)	Total($)
James A. Bianco, M.D.	1,300,000	130,924		977,986	10,744,777	13,153,687
Louis A. Bianco	667,700	50,560		38,075	4,322,404	5,078,739
Daniel G. Eramian	627,375	40,927		28,470	3,223,433	3,920,205
Craig W. Philips	603,000	47,909	(4)	46,383	6,449,949	7,147,241
Jack W. Singer, M.D.	651,667	48,553		39,229	4,322,404	5,061,853

(1)	For Dr. Bianco and Mr. Philips, this amount represents two years and 18 months of the executive’s base salary, respectively. For each of the other named executive officers, this amount represents the sum of (i) 18 months of the executive’s base salary, and (ii) the greater of the executive’s average annual bonus for the preceding three years or 30% of the executive’s base salary.
(2)	This amount represents the aggregate estimated cost of the premiums that would be charged to continue health coverage for the applicable period pursuant to COBRA for the executive and his eligible dependents (to the extent that such dependents were receiving health benefits as of December 31, 2010). For Dr. Bianco, this amount also includes the cost of continued payment by the Company of his life insurance premiums for two years. For each of the other named executive officers, except for Mr. Philips, this amount also includes the cost of continued payment by the Company of their life insurance premiums for 18 months.
(3)

This amount represents the intrinsic value of the unvested portions of the executive’s awards that would have accelerated on a termination of the executive’s employment as described above. For options, this value is calculated by multiplying the amount (if any) by which $2.22 (the closing price of the Company’s common stock on the last trading day of fiscal 2010 as adjusted for the Reverse Stock Split) exceeds the exercise price of the option by the number of shares subject to the accelerated portion of the option. For restricted stock awards and the December 2009 Performance Awards, this value is calculated by multiplying $2.22 by the number of shares subject to the accelerated portion of the award, based in the case of the December 2009 Performance Awards on the applicable payout percentage and the number of shares of the Company’s common stock issued and outstanding on the last trading day of fiscal year 2010. As noted above, each executive would have been entitled to full acceleration of his then-outstanding equity awards on such a termination, except that Mr. Philips would have been entitled to accelerated vesting with respect to any portion of his then-outstanding equity awards that were scheduled to vest within one year of his termination. Dr. Bianco’s stock options would also remain exercisable for two years following his termination, subject to earlier termination at the end of the maximum term of the option or in connection with a change in control of the Company.
(4)	As noted above, if Mr. Philips’ employment terminated due to disability, he would be entitled to continued payment of his COBRA premiums for the period of time he is eligible for COBRA and a pro rata share of his target bonus for the year in which his termination occurs.

Change of Control Severance Benefits

Name	Cash Severance ($)(1)	Continuation of Health Benefits($)(2)	Cash-Out of Accrued and Unpaid Paid Time Off($)	Equity Acceleration ($)(3)	Section 280G Gross-Up ($)(4)	Total($)
James A. Bianco, M.D.	1,850,646	130,924	977,986	8,486,618	3,649,297	15,095,471
Louis A. Bianco	667,700	50,560	38,075	3,404,086	1,345,009	5,505,430
Daniel G. Eramian	627,375	40,927	28,470	2,545,985	963,638	4,206,395
Craig W. Philips	603,000	47,909	46,383	5,095,054	—	5,792,346
Jack W. Singer, M.D.	651,667	48,553	39,229	3,404,086	1,312,416	5,455,951

(1)	For each of the named executive officers, except for Mr. Philips, this amount represents the sum of (i) 18 months of the executive’s base salary (or, in the case of Dr. Bianco, two years of his base salary), and (ii) the greater of the executive’s average annual bonus for the preceding three years or 30% of the executive’s base salary. For Mr. Philips, this amount represents 18 months of his base salary.
(2)	See footnote (2) to the table above.
(3)	See footnote (3) to the table above. Dr. Bianco would be entitled to full acceleration of his outstanding equity awards on a change in control without regard to whether his employment terminates. Each of the other executives would be entitled to full acceleration of his outstanding equity awards on a termination of his employment in the circumstances described above. The values reported in this column are lower than the values reported in the corresponding column of the Severance Benefits (Outside of Change of Control) table above because, as noted in the discussion of the December 2009 Performance Awards in the Compensation Discussion and Analysis above, the vesting of the portion of these awards related to the Share Appreciation Goal upon a change in control of the Company will be determined based on the Company’s stock price at the time of the change in control. If a change in control had occurred on December 31, 2010, the Share Appreciation Goal portion of these awards would not have vested based on the $2.22 per-share closing price of the Company’s common stock on that date (as adjusted for the Reverse Stock Split) and would have been cancelled on that date.
(4)	For purposes of this calculation, the Company has assumed that the executive’s outstanding equity awards would be accelerated and, in the case of options, terminated in exchange for a cash payment upon a change in control that triggered excise taxes under Sections 280G and 4999 of the Internal Revenue Code. As noted above, the severance agreements for each of the named executive officers other than Mr. Philips and the award agreements for the December 2009 Performance Awards for each of the executives (including Mr. Philips) provide for a Section 280G gross-up payment.

OTHER INFORMATION

Security Ownership of Certain Beneficial Owners and Management

The following table provides certain information regarding beneficial ownership of common stock as of September 16, 2011, by (1) each shareholder known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company’s common stock, (2) each of the directors of the Company, (3) each of the principal executive officer (the “PEO”), principal financial officer (the “PFO”) and the three most highly compensated executive officers of the Company other than the PEO and PFO who were still serving as executive officers as of December 31, 2010, and (4) all directors and executive officers as a group:

	Common Stock
Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Shares Subject to Convertible Securities(3)	Percentage Ownership(2)
James A. Bianco, M.D.**(4)	2,254,896	6,557	1.2%
John H. Bauer**(5)	332,533	10,899	*
Louis A. Bianco(6)	995,492	2,861	*
Daniel G. Eramian(7)	761,590	1,370	*
Vartan Gregorian, Ph.D.**(5)	343,572	11,084	*
Richard L. Love**(5)	403,028	10,900	*
Mary O. Mundinger, DrPH**(5)	343,533	11,059	*
Phillip M. Nudelman, Ph.D.**(8)	404,406	11,096	*
Craig W. Philips(9)	1,559,904	2,500	*
Jack W. Singer, M.D.**(6)	1,037,317	3,224	*
Frederick W. Telling, Ph.D.**(5)	296,333	10,849	*
Reed V. Tuckson, M.D.**(10)	—	—	*
All directors and executive officers as a group (12 persons)(11)	8,732,604	82,399	4.5%

*	Less than 1%.
**	Denotes director of the Company.
(1)	The address of the individuals listed is 501 Elliott Avenue West, Suite 400, Seattle, Washington 98119.
(2)	Beneficial ownership generally includes voting or investment power with respect to securities and is calculated based on 192,872,935 shares of our common stock outstanding as of September 16, 2011. This table is based upon information supplied by officers, directors and other investors including information from Schedules 13D, 13G and 13F and Forms 3 and 4 filed with the SEC. Shares of common stock subject to options, warrants or other securities convertible into common stock that are currently exercisable or convertible, or exercisable or convertible within sixty (60) days of September 16, 2011, are deemed outstanding for computing the percentage of the person holding the option, warrant or convertible security but are not deemed outstanding for computing the percentage of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of stock beneficially owned.
(3)	Shares subject to convertible securities included in this column reflects all options, warrants and convertible debt held by the holder exercisable within sixty (60) days after September 16, 2011. These shares are also included in the column titled “Number of Shares Beneficially Owned.”
(4)	Number of shares beneficially owned includes 2,077,766 shares of unvested restricted stock, 1,661,100 of which have contingent vesting terms and will vest based on the achievement of certain performance goals as described in footnote (12) below. Includes 3 shares held by Dr. Bianco’s wife.
(5)	Number of shares beneficially owned includes 186,942 shares of unvested restricted stock, 166,109 of which have contingent vesting terms and will vest based on the achievement of certain performance goals as described in footnote (12) below.

(6)	Number of shares beneficially owned includes 715,302 shares of unvested restricted stock, 673,636 of which have contingent vesting terms and will vest based on the achievement of certain performance goal as described in footnote (12) below. Includes 186 shares held by Mr. Bianco in trust for his children.
(7)	Number of share beneficially owned includes 539,995 shares of unvested restricted stock, 498,329 of which have contingent vesting terms and will vest based on the achievement of certain performance goals as described in footnote (12) below.
(8)	Number of shares beneficially owned includes 270,592 shares of unvested restricted stock, 249,759 of which have contingent vesting terms and will vest based on the achievement of certain performance goals as described in footnote (12) below.
(9)	Number of shares beneficially owned includes 1,038,325 shares of unvested restricted stock, 996,659 of which have contingent vesting terms and will vest based on the achievement of certain performance goals as described in footnote (12) below.
(10)	On September 20, 2011, the Board appointed Dr. Tuckson to the Board, subject to Dr. Tuckson’s acceptance. On September 22, 2011, Dr. Tuckson accepted his appointment to the Board and, pursuant to the Company’s Revised Director Compensation Policy, he was granted an award of 18,000 restricted shares of the Company’s common stock and an option to purchase 6,000 shares of the Company’s common stock.
(11)	Number of shares beneficially owned includes 6,291,992 shares of unvested restricted stock for all directors and executive officers as a group, of which 5,583,664 shares are contingent and would vest as described in the above footnotes.
(12)	Shares beneficially owned include unvested restricted stock which have contingent vesting terms based on the achievement of the following five performance goals, subject to the goal’s being achieved before December 31, 2011 and the individuals continued employment or service with us: the OPAXIO NDA Approval, $50M Sales Goal, $100M Sales Goal, Pix NDA Approval and a cash-flow break-even in any fiscal quarter. In the event that one of the above-mentioned corporate goals is achieved prior to December 31, 2011, the following shares of restricted stock would vest as of the date of the achievement of such goal:

	Number of Shares of Restricted Stock Granted
Name	OPAXIO NDA Approval	$50M Sales Goal	$100M Sales Goal	Pix NDA Approval	Cash Flow Break Even
James A. Bianco, M.D.	237,827	356,740	174,682	535,111	356,740
John H. Bauer	23,782	35,674	17,468	53,511	35,674
Louis A. Bianco	96,320	145,074	70,746	216,422	145,074
Daniel G. Eramian	71,348	107,022	52,404	160,533	107,022
Vartan Gregorian, Ph.D.	23,782	35,674	17,468	53,511	35,674
Richard L. Love	23,782	35,674	17,468	53,511	35,674
Mary O. Mundinger, DrPH.	23,782	35,674	17,468	53,511	35,674
Phillip M. Nudelman, Ph.D.	35,674	53,511	26,202	80,861	53,511
Craig W. Philips	142,696	214,044	104,809	321,066	214,044
Jack W. Singer, M.D.	96,320	145,074	70,746	216,422	145,074
Frederick W. Telling, Ph.D.	23,782	35,674	17,468	53,511	35,674

Executive Officers

The following table sets forth certain information with respect to the Company’s executive officers as of October 6, 2011:

Name	Age	Position
James A. Bianco, M.D.	55	Chief Executive Officer
Louis A. Bianco	58	Executive Vice President, Finance and Administration
Daniel G. Eramian	63	Executive Vice President, Corporate Communications
Craig W. Philips	51	President
Jack W. Singer, M.D.	68	Executive Vice President, Chief Medical Officer

For biographical information concerning Dr. James Bianco and Dr. Jack Singer, who are each directors of the Company as well as executive officers, please see the discussion above under Proposal 1.

Mr. Bianco is one of our founders and has been our Executive Vice President, Finance and Administration since February 1, 1992. He was also a director from our inception in September 1991 to April 1992 and from April 1993 to April 1995. From January 1989 through January 1992, Mr. Bianco was a Vice President at Deutsche Bank Capital Corporation in charge of risk management. Mr. Bianco is a Certified Public Accountant and received his M.B.A. from New York University. Mr. Bianco and Dr. Bianco are brothers.

Mr. Eramian joined the Company as Executive Vice President, Corporate Communications in March 2006. Prior to joining us, Mr. Eramian was Vice President of Communications at BIO, an industry organization representing more than 1,200 biotechnology companies, academic institutions, state biotechnology centers and related organizations. Prior to that, he was Assistant Administrator of Communications at the Small Business Administration and Director of Public Affairs at the Department of Justice and Chief Spokesman for the Attorney General of the United States of America.

Mr. Philips assumed his role as the Company’s President in August 2008. In that role, he manages the company’s day-to-day drug development and commercial operations. Mr. Philips provided services to the Company as a consultant from April 2008 until he assumed the position of president. Prior to joining the Company, Mr. Philips was Vice President and General Manager of Bayer Healthcare Oncology from December 2006 to April 2008. Prior to Bayer Healthcare, Mr. Philips was Vice President and General Manager of Berlex Oncology from October 2004 to December 2006. He was also with Schering Plough from 1989 to 2003 in a variety of commercial and general management positions in the U.S., Canada, Southeast Asia and Australia. From 1984 to 1989 he was with Bristol Myers in a variety of commercial roles. Mr. Philips has also served as a member or a chair of the alliance executive committees, which included Onyx, Novartis, Genzyme, and Favrille. Mr. Philips received his B.Sc. in marketing and M.B.A. from Ohio State University.

Related Party Transactions

Pursuant to the Company’s Code of Business Conduct and Ethics, any potential related party transaction must be fully disclosed to the Company’s Chief Financial Officer. Upon review, if our Chief Financial Officer determines that the transaction is material to the Company, then the Audit Committee must review and approve in writing in advance such related party transaction. Item 404(a) of Regulation S-K requires the Company to disclose in this Proxy Statement any transaction involving more than $120,000 in which the Company is a participant and in which any related person has or will have a direct or indirect material interest. A related person is any executive officer, director, nominee for director, or holder of 5% or more of the Company’s common stock, or an immediate family member of any of those persons.

Certain Transactions with Related Persons

In May 2007, the Company formed Aequus Biopharma, Inc., or Aequus, a majority owned subsidiary of which our ownership was approximately 69% as of December 31, 2010. The Company entered into a license agreement with Aequus whereby Aequus gained rights to our Genetic Polymer™ technology which Aequus will continue to develop. The Genetic Polymer technology may speed the manufacture, development, and commercialization of follow-on and novel protein-based therapeutics.

In May 2007, the Company also entered into an agreement to fund Aequus in exchange for a convertible promissory note that becomes due and payable in five years and earns interest at a rate of 6% per annum. The note can be converted into equity at any time prior to its maturity upon the Company’s demand, or upon other triggering events. The number of shares of Aequus equity securities to be issued upon conversion of this note is equal to the quotient obtained by dividing (i) the outstanding balance of the note by (ii) 100% of the price per share of the equity securities. The Company funded Aequus $0.5 million, $0.6 million and $0.3 million during the years ended December 31, 2010, 2009 and 2008, respectively. In addition, the Company entered into a services agreement to provide certain administrative and research and development services to Aequus. The amounts charged for these services, if unpaid by Aequus within 30 days, will be considered additional principal advanced under the promissory note.

The Company’s President and Chief Executive Officer, James A. Bianco, M.D. and the Company’s Executive Vice President, Chief Medical Officer, Jack W. Singer, M.D. are both minority shareholders of Aequus, each owning approximately 4.9% of the equity in Aequus as of December 31, 2010. Additionally, both Dr. Bianco and Dr. Singer are members of Aequus’ board of directors and each has entered into a consulting agreement with Aequus. Additionally, Frederick W. Telling, Ph.D., a member of the Board, owns approximately 1% of Aequus as of December 31, 2010 and is also a member of Aequus’ board of directors.

The Company owns a minority interest in DiaKine Therapeutics, Inc., or DiaKine, based upon the information last provided to the Company. Louis A. Bianco and Jack W. Singer, M.D. resigned from the board of directors of DiaKine in August 2010 and December 2009, respectively. In 2005, the Company entered into a license agreement with DiaKine for the exclusive license of Lisofylline material to DiaKine. In connection with the license agreement, the Company also entered into a joint representation letter with DiaKine and a law firm for legal services provided by the law firm with respect to the Lisofylline material. Pursuant to the license agreement, DiaKine agreed to pay all fees of legal services provided by the law firm with respect to the Lisofylline material. Pursuant to the joint representation letter, the Company agreed to be jointly responsible to the law firm with DiaKine for the payment of such fees to the law firm. In 2009, DiaKine failed to pay certain amounts payable to the law firm pursuant to the joint representation letter. In February 2010, the Company severed the joint representation letter with DiaKine and paid the outstanding third-party payables owed to the law firm in the amount of $206,000. In connection, DiaKine issued to the Company an unregistered convertible subordinated note due February 2013 in the amount of $206,000. The note is convertible into equity of DiaKine upon the occurrence of certain events, including certain financings of DiaKine and a sale of DiaKine.

On June 17, 2010, the Company terminated the license agreement due to the insolvency of DiaKine, and requested that DiaKine arrange for the return of all confidential material, intellectual property, materials and other records and reports. On August 17, 2010, the Company delivered an additional notice to DiaKine reiterating the termination of the license agreement due to material breach of the provisions of the license agreement by DiaKine. In addition, Mr. Bianco resigned from the board of directors of DiaKine on August 17, 2010.

On August 24, 2010, the Company received a letter from Brian C. Purcell, Esq., counsel to DiaKine, alleging that the termination of the license agreement pursuant to the June 17, 2010 and August 17, 2010 letters was invalid and that DiaKine remains in full compliance with the license agreement. On December 20, 2010, we delivered a letter to DiaKine confirming the termination but offering to enter into a new license agreement, on substantially the same terms and conditions as the terminated license agreement, for the exclusive license of Lisofylline material to DiaKine in the event that DiaKine were able to either obtain financing or sell the company within 180 days on terms and conditions acceptable to us. On January 10, 2011, the Company received an additional letter from Mr. Purcell reiterating DiaKine’s contention that the termination of the license agreement pursuant to our June 17, 2010 and August 17, 2010 letters was invalid. Following the receipt of this letter from DiaKine’s counsel, the Company is discussing with counsel our options with respect to DiaKine and the license agreement.

Phillip M. Nudelman serves on the board of directors of OptiStor Technologies, Inc., or OptiStor. The Company made payments of $331,000 to OptiStor for hardware and software in 2010.

Corey Masten-Legge, a stepson of James A. Bianco, M.D., is employed as a corporate attorney in the Company’s legal department. Mr. Masten-Legge received approximately $174,000 in base salary and bonus in 2010 and also received a grant during the year of 16,666 shares of restricted stock, with a grant-date fair value (based on the assumptions used to value equity awards in our financial reporting) of $66,000.

Section 16(a) Beneficial Ownership Reporting Compliance of the Exchange Act

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC reports of ownership and reports of changes in ownership of common stock and the Company’s other equity securities. Executive officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of this information or written representations from reporting persons that no other reports were required, we believe that, during the 2010 fiscal year, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than ten percent beneficial owners complied with Section 16(a), except for one Form 4 covering one transaction for Dr.  Telling.

Other Business

As of the date of this Proxy Statement, the Company knows of no other business that will be presented for action at the Annual Meeting.

Where You Can Find Additional Information

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that the Company files at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549, U.S.A. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at http://www.sec.gov, from which interested persons can electronically access the Company’s SEC filings.

Any person, including any beneficial owner, to whom this Proxy Statement is delivered may request copies of reports, proxy statements or other information concerning the Company, without charge, by written or telephonic request directed to the secretary of the Company at 501 Elliott Avenue West, Suite 400, Seattle, Washington 98119, U.S.A. If you would like to request documents, please do so by November 3, 2011, in order to receive them before the Annual Meeting.

By Order of the Board of Directors

Louis A. Bianco Executive Vice President, Finance & Administration

Seattle, Washington

October 6, 2011

CELL THERAPEUTICS, INC.

2007 EQUITY INCENTIVE PLAN

Effective as of June 20, 2003 and amended and restated as of [            ], 2011

SECTION 1

BACKGROUND AND PURPOSE

1.1 Background. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Restricted Stock Units and Cash Awards.

1.2 Purpose of the Plan. The Plan is intended to attract, motivate, and retain (a) employees of the Company and its Affiliates, (b) consultants who provide significant services to the Company and its Affiliates, and (c) directors of the Company who are employees of neither the Company nor any Affiliate. The Plan also is designed to encourage stock ownership by Participants, thereby aligning their interests with those of the Company’s shareholders.

SECTION 2

DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

2.1 “1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.2 “Affiliate” means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

2.3 “Affiliated SAR” means an SAR that is granted in connection with a related Option, and which automatically will be deemed to be exercised at the same time that the related Option is exercised.

2.4 “Annual Revenue” means the Company’s or a business unit’s net sales for the Fiscal Year, determined in accordance with generally accepted accounting principles; provided, however, that prior to the Fiscal Year, the Committee shall determine whether any significant item(s) shall be excluded or included from the calculation of Annual Revenue with respect to one or more Participants.

2.5 “Award” means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Restricted Stock Units or Cash Awards.

2.6 “Award Agreement” means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan.

2.7 “Board” or “Board of Directors” means the Board of Directors of the Company.

2.8 “Cash Award” means the right to receive cash as described in Section 8.

2.9 “Cash Position” means the Company’s level of cash, cash equivalents and securities available-for-sale.

2.10 “Change in Control” means the occurrence of any of the following events:

(a) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d 3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities;

(b) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(c) A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

(d) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

2.11 “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.12 “Committee” means the Board or a committee appointed by the Board (pursuant to Section 3.1) to administer the Plan.

2.13 “Company” means Cell Therapeutics, Inc., a Washington corporation, or any successor thereto. With respect to the definitions of the Performance Goals, the Committee may determine that “Company” means Cell Therapeutics, Inc. and its consolidated subsidiaries.

2.14 “Consultant” means any consultant, independent contractor, or other person who provides significant services to the Company or its Affiliates, but who is neither an Employee nor a Director.

2.15 “Director” means any individual who is a member of the Board of Directors of the Company.

2.16 “Disability” means a permanent and total disability within the meaning of Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Committee in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Committee from time to time.

2.17 “Earnings Per Share” means as to any Fiscal Year, the Company’s or a business unit’s Net Income, divided by a weighted average number of common shares outstanding and dilutive common equivalent shares deemed outstanding, determined in accordance with generally accepted accounting principles.

2.18 “Employee” means any employee of the Company or of an Affiliate, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

2.19 “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option.

2.20 “Fair Market Value” means the last quoted per share selling price for Shares on The NASDAQ Capital Market on the relevant date, or if there were no sales on such date, the closing bid on the relevant date. If there are neither bids nor sales on the relevant date, then the Fair Market Value shall mean the arithmetic mean of the highest and lowest quoted selling prices on the last market trading day before the relevant date, as determined by the Committee. In any instance where the relevant date falls on a weekend day, a date The NASDAQ Capital Market is closed for trading or any other non-trading day, Fair Market Value shall mean the last quoted per share selling price on the last market trading day before the relevant date. If there are neither bids nor sales on the last market trading day before the relevant date, then the Fair Market Value shall mean the arithmetic mean of the highest and lowest quoted selling prices on the most recent market trading day before the relevant date. Notwithstanding the preceding, for federal, state, and local income tax reporting purposes, Fair Market Value shall be determined by the Committee (or its delegate) in accordance with uniform and nondiscriminatory standards adopted by it from time to time. If Shares are not traded on any established stock exchange or quoted on a national market system and are not quoted by a recognized securities dealer, the Committee (following guidelines established by the Board or Committee) will determine Fair Market Value in good faith.

2.21 “Fiscal Year” means the fiscal year of the Company.

2.22 “Freestanding SAR” means a SAR that is granted independently of any Option.

2.23 “Grant Date” means, with respect to an Award, the date that the Award was granted.

2.24 “Incentive Stock Option” means an Option to purchase Shares which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

2.25 “Individual Objectives” means as to a Participant, the objective and measurable goals set by a “management by objectives” process and approved by the Committee (in its discretion).

2.26 “Misconduct” means, at any time within (a) the term of an Option granted hereunder, (b) within one (1) year after a Participant’s Termination of Service, or (c) within one (1) year after exercise of any portion of an Option granted hereunder, whichever is the latest, the commission of any act in competition with any activity of the Company (or any Affiliate) or any act contrary or harmful to the interests of the Company (or any Affiliate), including, but not limited to: (a) conviction of a felony or crime involving moral turpitude or dishonesty, (b) violation of Company (or any Affiliate) policies, (c) accepting employment with or serving as a consultant, advisor or in any other capacity to an entity that is in competition with or acting against the interests of the Company (or any Affiliate), including employing or recruiting any present, former or future employee of the Company (or any Affiliate), (d) misuse of any trade or business secrets or confidential, secret, privileged, or non-public information relating to the Company’s (or any Affiliate’s) business or breach of the Company’s Confidentiality Agreement, or (e) participating in a hostile takeover attempt of the Company. The foregoing definition shall not be deemed to be inclusive of all acts or omissions that the Company (or any Affiliate) may consider as Misconduct for purposes of the Plan.

2.27 “Net Income” means as to any Fiscal Year, the income after taxes of the Company for the Fiscal Year determined in accordance with generally accepted accounting principles, provided that prior to the Fiscal Year, the Committee shall determine whether any significant item(s) shall be included or excluded from the calculation of Net Income with respect to one or more Participants.

2.28 “Nonemployee Director” means a Director who is an employee of neither the Company nor of any Affiliate.

2.29 “Nonqualified Stock Option” means an option to purchase Shares which is not intended to be an Incentive Stock Option.

2.30 “Operating Cash Flow” means the Company’s or a business unit’s sum of Net Income plus depreciation and amortization less capital expenditures plus changes in working capital comprised of accounts receivable, inventories, other current assets, trade accounts payable, accrued expenses, product warranty, advance payments from customers and long-term accrued expenses, determined in accordance with generally acceptable accounting principles.

2.31 “Operating Income” means the Company’s or a business unit’s income from operations but excluding any unusual items, determined in accordance with generally accepted accounting principles.

2.32 “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

2.33 “Participant” means an Employee, Consultant, or Nonemployee Director who has an outstanding Award.

2.34 “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Committee, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: Annual Revenue, Cash Position, Earnings Per Share, Individual Objectives, Net Income, Operating Cash Flow, Operating Income, Regulatory Approval, Return on Assets, Return on Equity, Return on Sales, Stock Price and Total Shareholder Return. The Performance Goals may differ from Participant to Participant and from Award to Award.

2.35 “Period of Restriction” means the period during which the transfer of Restricted Stock is subject to restrictions and therefore, the Shares subject to the Restricted Stock grant are subject to a substantial risk of forfeiture. With respect to Restricted Stock granted pursuant to Section 7, such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Committee, in its discretion.

2.36 “Plan” means the Cell Therapeutics, Inc. 2007 Equity Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.

2.37 “Regulatory Approval” means the approval, or recommendation to approve, of regulatory agencies in the United States or Europe for such drug candidates as specified by the Plan Administrator for purposes of the Award.

2.38 “Restricted Stock” means an Award granted to a Participant pursuant to Section 7.

2.39 “Restricted Stock Units” means a bookkeeping entry representing an amount equivalent to the Fair Market Value of one Share (or a fraction or multiple of such value), payable in cash, property or Shares. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, except as otherwise provided for by the Committee. Each Award of Restricted Stock Units shall be evidenced by an Award Agreement that shall specify such vesting, payment and other terms and conditions as the Committee, in its sole discretion, shall determine.

2.40 “Return on Assets” means the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by average net Company or business unit, as applicable, assets, determined in accordance with generally accepted accounting principles.

2.41 “Return on Equity” means the percentage equal to the Company’s Net Income divided by average shareholder’s equity, determined in accordance with generally accepted accounting principles.

2.42 “Return on Sales” means the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by the Company’s or the business unit’s, as applicable, revenue, determined in accordance with generally accepted accounting principles.

2.43 “Rule 16b-3” means Rule 16b-3 promulgated under the 1934 Act, and any future regulation amending, supplementing or superseding such regulation.

2.44 “Section 16 Person” means a person who, with respect to the Shares, is subject to Section 16 of the 1934 Act.

2.45 “Shares” means the shares of common stock of the Company.

2.46 “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option, that pursuant to Section 6 is designated as an SAR.

2.47 “Stock Price” means the stock price or market value of a share of the Company’s common stock and any amount determined by reference to such stock price or market value.

2.48 “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.49 “Tandem SAR” means an SAR that is granted in connection with a related Option, the exercise of which shall require forfeiture of the right to purchase an equal number of Shares under the related Option (and when a Share is purchased under the Option, the SAR shall be canceled to the same extent).

2.50 “Termination of Service” means (a) in the case of an Employee, a cessation of the employee-employer relationship between the Employee and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous reemployment by the Company or an Affiliate; (b) in the case of a Consultant, a cessation of the service relationship between the Consultant and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous re-engagement of the consultant by the Company or an Affiliate; and (c) in the case of a Nonemployee Director, a cessation of the Director’s service on the Board for any reason, including, but not by way of limitation, a termination by resignation, death, Disability or non-reelection to the Board.

2.51 “Total Shareholder Return” means the total return (change in share price plus reinvestment of any dividends) of a Share.

SECTION 3

ADMINISTRATION

3.1 The Committee. The Plan shall be administered by the Committee. If the Committee is not the Board then the Committee shall consist of not less than two (2) Directors who shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors. If the Committee is not the Board, then the Committee shall be comprised solely of Directors who both are (a) “non-employee directors” under Rule 16b-3, and (b) “outside directors” under Section 162(m) of the Code.

3.2 Authority of the Committee. It shall be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine which Employees, Consultants and Directors shall be granted Awards, (b) prescribe the terms and conditions of the Awards, (c) interpret the Plan and the Awards, (d) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Employees and Directors who are foreign nationals or employed outside of the United States, (e) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (f) interpret, amend or revoke any such rules.

3.3 Delegation by the Committee. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate (a) all or any part of its authority and powers under the Plan to one or more Directors, and (b) more limited authority and powers under the Plan to one or more officers of the Company; provided, however, that the Committee may not delegate its authority and powers (a) with respect to Section 16 Persons, or (b) in any way which would jeopardize the Plan’s qualification under Section 162(m) of the Code or Rule 16b-3.

3.4 Decisions Binding. All determinations and decisions made by the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

SECTION 4

SHARES SUBJECT TO THE PLAN

4.1 Number of Shares. Subject to adjustment as provided in Section 4.3, the total number of Shares available for issuance under the Plan shall not exceed 32,610,1801 Shares. Shares issued under the Plan may be either authorized but unissued Shares or treasury Shares. In addition, (a) the maximum number of Shares subject to those Options and SARs that are granted during any calendar year to any individual under this Plan shall be 13,500,000 Shares and (b) the maximum number of Shares which may be subject to Awards (other than Options and SARs) intended to qualify as “performance-based compensation” under Section 162(m) of the Code (including Awards payable in Shares and Awards payable in cash where the amount of cash payable upon or following vesting of the Award is determined with reference to the Fair Market Value of a Share at such time) that are granted to any one individual in any one calendar year shall 13,500,000 Shares.

4.2 Awards Settled in Cash, Reissue of Awards and Shares. If an Award is settled in cash, or is cancelled, terminates, expires, or lapses for any reason (with the exception of the termination of a Tandem SAR upon exercise of the related Option, or the termination of a related Option upon exercise of the corresponding Tandem SAR), any Shares subject to such Award again shall be available for subsequent Awards under the Plan. Shares that are exchanged by a Participant or withheld by the Company as full or partial payment in connection with any Award under the Plan, as well as any Shares exchanged by a Participant or withheld by the Company or one of its Affiliates to satisfy the tax withholding obligations related to any Award, shall not be available for subsequent Awards under the Plan. To the extent that Shares are delivered pursuant to the exercise of a SAR or Option granted under the Plan, the number of underlying Shares as to which the exercise related shall be counted against the applicable share limits under Section 4.1, as opposed to only counting the Shares issued. (For purposes of

[1]	The current aggregate Share limit for the Plan is 18,610,180 Shares. Shareholders are being asked to approve an amendment to the Plan that would increase this aggregate Share limit by an additional 14,000,000 Shares (so that the new aggregate Share limit for the Plan would be 32,610,180 Shares) as well as to approve the individual share limits provided in this Section 4.1.

clarity, if a SAR relates to 100,000 Shares and is exercised at a time when the payment due to the Participant is 15,000 Shares, 100,000 Shares shall be charged against the applicable Share limits under Section 4.1 with respect to such exercise.)

4.3 Adjustments in Awards and Authorized Shares. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs such that an adjustment is determined by the Committee (in its sole discretion) to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall in such manner as it may deem equitable, (a) adjust the number and class of Shares (or other securities) that may be delivered under the Plan under Section 4.1, and the number, class, and price of Shares (or other securities) subject to outstanding Awards or (b) make provision for a cash payment or for the assumption, substitution or exchange of any or all outstanding Awards or the cash, securities or property deliverable to the holder of any or all outstanding Awards, based upon the distribution or consideration payable to holders of the Shares upon or in respect of such event. The specific adjustments shall be determined by the Committee. Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number.

SECTION 5

STOCK OPTIONS

5.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Employees, Consultants and Directors at any time and from time to time as determined by the Committee in its sole discretion. The Committee may grant Incentive Stock Options, Nonqualified Stock Options, or a combination thereof, and the Committee, in its sole discretion, shall determine the number of Shares subject to each Option.

5.2 Award Agreement. Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to exercise the Option, and such other terms and conditions as the Committee, in its discretion, shall determine. The Award Agreement shall also specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

5.3 Exercise Price. Subject to the provisions of this Section 5.3, the Exercise Price for each Option shall be determined by the Committee in its sole discretion.

5.3.1 Nonqualified Stock Options. In the case of a Nonqualified Stock Option, the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.

5.3.2 Incentive Stock Options. In the case of an Incentive Stock Option, the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date; provided, however, that if on the Grant Date, the Employee (together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code) owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Exercise Price shall be not less than one hundred and ten percent (110%) of the Fair Market Value of a Share on the Grant Date.

5.3.3 Substitute Options. Notwithstanding the provisions of Sections 5.3.1 and 5.3.2, in the event that the Company or an Affiliate consummates a transaction described in Section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees, Directors or Consultants on account of such transaction may be granted Options in substitution for options granted by their former employer. If such substitute Options are granted, the Committee, in its sole discretion and consistent with Section 424(a) of the Code, may determine that such substitute Options shall have an exercise price less than one hundred percent (100%) of the Fair Market Value of the Shares on the Grant Date.

5.4 Expiration of Options.

5.4.1 Expiration Dates. Each Option shall terminate no later than the first to occur of the following events:

(a) The date for termination of the Option set forth in the written Award Agreement, or

(b) If no date for the termination of the Option is set forth in the written Award Agreement (other than reference to Section 5.4.1(c)), (a) the expiration of twelve (12) months from the date of the Participant’s Termination of Service if such Termination of Service is a result of death or Disability, or (b) three (3) months from the date of the Participant’s Termination of Service for any other reason; or

(c) The expiration of ten (10) years from the Grant Date.

5.4.2 Committee Discretion. Subject to the limits of Section 5.4.1, the Committee, in its sole discretion, (a) shall provide in each Award Agreement when each Option expires and becomes unexercisable, and (b) may, after an Option is granted, extend the maximum term of the Option (subject to Section 5.8.4 regarding Incentive Stock Options).

5.5 Exercisability of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine in its sole discretion. After an Option is granted, the Committee, in its sole discretion, may accelerate the exercisability of the Option.

5.6 Payment. Options shall be exercised by the Participant’s delivery of a written notice of exercise to the Secretary of the Company (or its designee), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares, including satisfaction of any applicable withholding taxes.

Upon the exercise of any Option, the Exercise Price shall be payable to the Company in full in cash or its equivalent. The Committee, in its sole discretion, also may permit exercise (a) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price (such previously acquired Shares must have been held for the requisite period necessary to avoid a charge to the Company’s earnings for the financial reporting purposes, unless otherwise determined by the Committee), or (b) by any other means which the Committee, in its sole discretion, determines to both provide legal consideration for the Shares, and to be consistent with the purposes of the Plan.

As soon as practicable after receipt of a written notification of exercise and full payment for the Shares purchased, including satisfaction of any applicable withholding taxes, the Company shall deliver to the Participant (or the Participant’s designated broker), Share certificates (which may be in book entry form) representing such Shares.

5.7 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, but not limited to, restrictions related to applicable federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, or any blue sky or state securities laws.

5.8 Certain Additional Provisions for Incentive Stock Options.

5.8.1 Exercisability. The aggregate Fair Market Value (determined on the Grant Date(s)) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under all plans of the Company and its Subsidiaries) shall not exceed $100,000. To the extent that the aggregate Fair Market Value exceeds such $100,000 limit, such options shall be treated as nonqualified stock options. In reducing the number of options treated as Incentive Stock Options to meet the $100,000 limit, the most recently granted Options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Committee may, in the manner and to the extent permitted by law, designate which Shares are to be treated as shares acquired pursuant to the exercise of an Incentive Stock Option.

5.8.2 Termination of Service. No Incentive Stock Option may be exercised more than three (3) months after the Participant’s Termination of Service for any reason other than Disability or death, unless (a) the Participant dies during such three-month period, and/or (b) the Award Agreement or the Committee permits later exercise. No Incentive Stock Option may be exercised more than one (1) year after the Participant’s Termination of Service on account of death or Disability, unless the Award Agreement or the Committee permit later exercise. Notwithstanding the foregoing, to the extent that the post-termination exercise period exceeds the limitations under Section 422 of the Code, the Option will cease to be treated as an Incentive Stock Option and shall be treated as a Nonqualified Stock Option at such time that the applicable time limit is exceeded.

5.8.3 Company and Subsidiaries Only. Incentive Stock Options may be granted only to persons who are employees of the Company or a Subsidiary on the Grant Date.

5.8.4 Expiration; Other Terms. No Incentive Stock Option may be exercised after the expiration of ten (10) years from the Grant Date; provided, however, that if the Option is granted to an Employee who, together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code, owns stock possessing more than 10% of the total combined voting power of all classes of the stock of the Company or any of its Subsidiaries, the Option may not be exercised after the expiration of five (5) years from the Grant Date. There shall be imposed in any Award Agreement relating to Incentive Stock Options such other terms and conditions as from time to time are required in order that the option be an “incentive stock option” as that term is defined in Section 422 of the Code.

SECTION 6

STOCK APPRECIATION RIGHTS

6.1 Grant of SARs. Subject to the terms and conditions of the Plan, an SAR may be granted to Employees, Directors and Consultants at any time and from time to time as shall be determined by the Committee, in its sole discretion. The Committee may grant Affiliated SARs, Freestanding SARs, Tandem SARs, or any combination thereof.

6.1.1 Number of Shares. The Committee shall have complete discretion to determine the number of SARs granted to any Participant.

6.1.2 Exercise Price and Other Terms. The Committee, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan. However, the exercise price of a Freestanding SAR shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date. The exercise price of Tandem or Affiliated SARs shall equal the Exercise Price of the related Option.

6.2 Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. With respect to a Tandem SAR granted in connection with an Incentive Stock Option: (a) the Tandem SAR shall expire no later than the expiration of the underlying Incentive Stock Option; (b) the value of the payout with respect to the Tandem SAR shall be for no more than one hundred percent (100%) of the difference between the Exercise Price of the underlying Incentive Stock Option and the Fair Market Value of the Shares subject to the underlying Incentive Stock Option at the time the Tandem SAR is exercised; and (c) the Tandem SAR shall be exercisable only when the Fair Market Value of the Shares subject to the Incentive Stock Option exceeds the Exercise Price of the Incentive Stock Option.

6.3 Exercise of Affiliated SARs. An Affiliated SAR shall be deemed to be exercised upon the exercise of the related Option. The deemed exercise of an Affiliated SAR shall not necessitate a reduction in the number of Shares subject to the related Option.

6.4 Exercise of Freestanding SARs. Freestanding SARs shall be exercisable on such terms and conditions as the Committee, in its sole discretion, shall determine.

6.5 SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

6.6 Expiration of SARs. An SAR granted under the Plan shall expire upon the date determined by the Committee, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 5.4 also shall apply to SARs.

6.7 Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(b) The number of Shares with respect to which the SAR is exercised.

6.8 At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

SECTION 7

RESTRICTED STOCK

7.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock to Employees, Directors and Consultants in such amounts as the Committee, in its sole discretion, shall determine. The Committee, in its sole discretion shall determine the number of Shares to be granted to each Participant.

7.2 Restricted Stock Agreement. Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares granted, purchase price, if any, and such other terms and conditions as the Committee, in its sole discretion, shall determine. Unless the Committee determines otherwise, Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Restricted Stock have lapsed.

7.3 Transferability. Except as provided in this Section 7, Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

7.4 Other Restrictions. The Committee, in its sole discretion, may impose such other restrictions on Restricted Stock as it may deem advisable or appropriate, in accordance with this Section 7.4.

7.4.1 General Restrictions. The Committee may set restrictions based upon the achievement of specific performance objectives (Company-wide, divisional, or individual), applicable federal or state securities laws, or any other basis determined by the Committee in its discretion.

7.4.2 Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals must be established and approved by the Committee during the first 90 days of the performance period (and, in the case of performance periods of less than one year, in no event after 25% or more of the performance period has elapsed) and while performance relating to such target(s) remains substantially uncertain within the meaning of Section 162(m) of the Code. Performance Goals shall be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Committee provides otherwise at the time of establishing the targets. In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Committee shall follow such procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock under Section 162(m) of the Code (e.g., in determining the Performance Goals and certifying that the Performance Goals were satisfied). In addition, the Committee will have the discretion to determine the restrictions or other limitations of the individual awards granted under this Section 7.4.2 including the authority to reduce or eliminate Awards, in its sole discretion, if the Committee preserves such authority at the time of grant by language to this effect in its authorizing resolutions or otherwise.

7.4.3 Legend on Certificates. The Committee, in its discretion, may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

7.5 Dividends and Other Distributions. During the Period of Restriction, Participants holding Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Restricted Stock with respect to which they were paid. In addition, any dividends as to the unvested portion of a Restricted Stock award that is subject to performance-based vesting requirements (or any dividend equivalents as to the unvested portion of a Restricted Stock Unit award that is subject to performance-based vesting requirements) will be subject to termination and forfeiture to the same extent as the corresponding portion of the Award to which they relate.

7.6 Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Committee determines otherwise.

7.7 Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and again shall become available for grant under the Plan.

SECTION 8

CASH AWARDS

Cash Awards may be granted either alone, in addition to, or in tandem with other Awards granted under the Plan. After the Administrator determines that it will offer a Cash Award, it shall advise the Participant, by means of an Award Agreement, of the terms, conditions and restrictions related to the Cash Award. The grant or vesting of a Cash Award may be made contingent on the achievement of Performance Goals in accordance with the terms of Section 7.4.2.

SECTION 9

MISCELLANEOUS

9.1 Change in Control.

9.1.1 Generally. In the event of a Change in Control, and except as the Committee (as constituted immediately prior to such Change in Control) may otherwise determine in its sole discretion, (i) all Awards granted hereunder shall become fully exercisable as of the date of the Change in Control, whether or not then exercisable; and (ii) all restrictions and conditions on any Award then outstanding shall lapse as of the date of the Change in Control.

9.1.2 Options and SARs. Notwithstanding Section 9.1.1, the Committee may provide for Options and SARs to be assumed or an equivalent option or right substituted by the successor corporation or a parent or Subsidiary of the successor corporation. In such case:

(a) Options and SARs, to the extent assumed or substituted, shall not become fully exercisable as of the date of the Change in Control. However, in the event that the successor corporation refuses to assume or substitute for the Option or SAR, then the Options and SARs held by such Participant shall become one hundred percent (100%) exercisable. If an Option or SAR becomes fully vested and exercisable in lieu of assumption or substitution in the event of a Change in Control, the Company shall notify the Participant in writing or electronically that the Option or SAR shall be fully vested and exercisable (subject to the consummation of the Change in Control) for a period of fifteen (15) days from the date of such notice, and the Option or SAR shall terminate upon the expiration of such period.

(b) For the purposes of this Section 9.1.2, the Option or SAR shall be considered assumed if, following the Change in Control, the option or right confers the right to purchase or receive, for each Share subject to the Option or SAR immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Shares for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its parent, the Committee or the Board may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or SAR, for each Share subject to the Option or SAR, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Shares in the Change in Control, as determined on the date of the Change in Control.

(c) With respect to Options and SARs that are assumed or substituted for, if within twelve (12) months following the Change in Control the Participant incurs a Termination of Service due to involuntary termination by the successor corporation or one of its affiliates for a reason other than Misconduct, then the Options and SARs held by such Participant shall become one hundred percent (100%) exercisable.

9.1.3 Restricted Stock. Notwithstanding Section 9.1.1, the Committee may provide for any vesting conditions or Company repurchase or reacquisition right with respect to outstanding Restricted Stock held by the Participant to be assigned to the successor corporation or a parent or Subsidiary of the successor corporation. In such case:

(a) All vesting conditions and Company repurchase or reacquisition rights with respect to outstanding Restricted Stock held by the Participant, to the extent so assigned, shall not lapse as of the date of the Change in Control. However, in the event that the successor corporation or a parent or Subsidiary of the successor corporation refuses to accept the assignment of any such vesting conditions or Company repurchase or reacquisition right, any such vesting conditions and Company repurchase or reacquisition right will lapse and the Participant will become one hundred percent (100%) vested in such Restricted Stock immediately prior to the Change in Control.

(b) If the vesting conditions and Company repurchase or reacquisition right with respect to Restricted Stock is assigned to the successor corporation and, within twelve (12) months following the Change in Control, the Participant incurs a Termination of Service due to involuntary termination by the successor corporation or one of its affiliates for a reason other than Misconduct, then such Participant’s Restricted Stock (or the property for which the Restricted Stock was converted upon the Change in Control) will immediately vest and any Company repurchase or reacquisition right will lapse and the Participant will become one hundred percent (100%) vested in such Restricted Stock (or the property for which the Restricted Stock was converted upon the Change in Control).

9.1.4 Cash Awards. Notwithstanding Section 9.1.1, the Committee may provide for Cash Awards to be assumed or an equivalent cash award substituted by the successor corporation or a parent or Subsidiary of the successor corporation. In such case:

(a) All Company restrictions with respect to outstanding Cash Awards held by the Participant, to the extent so assigned, shall not lapse as of the date of the Change in Control. However, in the event that the successor corporation or a parent or Subsidiary of the successor corporation refuses to accept the assignment of any such Company restrictions, such Company restrictions will lapse and the Participant will become one hundred percent (100%) vested in such Cash Awards immediately prior to the Change in Control.

(b) If the Company restrictions with respect to a Cash Award are assigned to the successor corporation and, within twelve (12) months following the Change in Control, the Participant incurs a Termination of Service due to involuntary termination by the successor corporation or one of its affiliates for a reason other than Misconduct, then such Participant’s Cash Awards will immediately have any Company restrictions lapse and the Participant will become one hundred percent (100%) vested in such Cash Award.

9.2 Deferrals. The Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion, including rules and procedures that comply with Code Section 409A and the Guidance (as defined below).

9.3 No Effect on Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or service at any time, with or without cause. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Affiliates (or between Affiliates) shall not be deemed a Termination of Service. Employment with the Company and its Affiliates is on an at-will basis only.

9.4 Participation. No Employee or Consultant shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

9.5 Limitations on Awards. Subject to the provisions of this Section 9.5, no Participant may be granted Cash Awards intended to qualify as “qualified performance-based compensation” under Code Section 162(m) in any one fiscal year in an aggregate amount of more than $650,000, considered without regard to any Options, SARs or Restricted Stock that may have been granted or awarded to such Participant during the applicable fiscal year. Nothing in this Section 9.5 shall prevent the Committee from making any type of Award authorized for grant under the Plan outside of the Plan. In addition, nothing in this Section 9.5 shall prevent the Committee from granting Awards under the Plan that are not intended to qualify as “qualified performance-based compensation” under Code Section 162(m).

9.6 Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Second Amended and Restated Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

9.7 Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

9.8 Beneficiary Designations. If permitted by the Committee, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant’s death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant’s estate.

9.9 Limited Transferability of Awards. Subject to Section 7.3, no Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or to the limited extent provided in Section 9.8. All rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to the Participant. Notwithstanding the foregoing, the Participant may, in a manner specified by the Committee, (a) transfer a Nonqualified Stock Option to a Participant’s spouse, former spouse or dependent pursuant to a court-approved domestic relations order which relates to the provision of child support, alimony payments or marital property rights, and (b) transfer a Nonqualified Stock Option by bona fide gift and not for any consideration, to (i) a member or members of the Participant’s immediate family, (ii) a trust established for the exclusive benefit of the Participant and/or member(s) of the Participant’s immediate family, (iii) a partnership, limited liability company of other entity whose only partners or members are the Participant and/or member(s) of the Participant’s immediate family, or (iv) a foundation in which the Participant an/or member(s) of the Participant’s immediate family control the management of the foundation’s assets.

9.10 No Rights as Shareholder. Except to the limited extent provided in Sections 7.6 and 7.7 no Participant (nor any beneficiary) shall have any of the rights or privileges of a shareholder of the Company with respect to any Shares issuable pursuant to an Award (or exercise thereof), unless and until certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (or beneficiary).

9.11 Tax Matters. Notwithstanding anything to the contrary contained herein, to the extent that the Committee determines that any Award granted under the Plan is subject to Code Section 409A and unless otherwise specified in the applicable Award Agreement, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary for such Award to avoid the consequences described in Code Section 409A(a)(1), and to the maximum extent permitted under applicable law (and unless otherwise stated in the applicable Award Agreement), the Plan and the Award Agreements shall be interpreted in a manner that results in their conforming to the requirements of Code Section 409A(a)(2), (3) and (4) and any Department of Treasury or Internal Revenue Service regulations or other interpretive guidance issued under Section 409A (whenever issued, the “Guidance”).

SECTION 10

AMENDMENT, TERMINATION, AND DURATION

10.1 Amendment, Suspension, or Termination. The Board, in its sole discretion, may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason. The amendment, suspension, or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Award already granted to such Participant; provided that such consent shall not be required if the Board determines, in its sole and absolute discretion, that the amendment, suspension or termination: (a) is required or advisable in order for the Company, the Plan or the Award to satisfy applicable law, to meet the requirements of any accounting standard or to avoid any adverse accounting treatment, or (b) in connection with any transaction or event described in Section 9.1, is in the best interests of the Company or its shareholders. The Board may, but need not, take the tax or accounting consequences to affected Participants into consideration in acting under the preceding sentence. No Award may be granted during any period of suspension or after termination of the Plan. The Company shall obtain shareholder approval if necessary or desirable to comply with applicable laws, rules and regulations, including of any governmental agencies and national securities exchanges. Decisions of the Board shall be final, binding and conclusive. For Awards to continue to be eligible to qualify as “performance-based compensation” under Code Section 162(m), the Company’s shareholders must re-approve the material terms of the Performance Goals included in the Plan by the date of the first shareholder meeting that occurs in the fifth year following the year in which the shareholders most recently approved the Plan under Code Section 162(m).

10.2 Duration of the Plan. The Plan shall be effective as of June 20, 2003, and subject to Section 10.1 (regarding the Board’s right to amend or terminate the Plan), shall remain in effect thereafter. However, no Incentive Stock Option may be granted under the Plan after ten years from the latest date the Company’s shareholders approve the Plan, including any subsequent amendment or restatement of the Plan approved by the Company’s shareholders.

10.3 Prohibition on Repricing. Notwithstanding the foregoing and except for an adjustment pursuant to Section 4.3 or a repricing approved by shareholders, in no case may the Committee (1) amend an outstanding Option or SAR to reduce the exercise price of the Award, (2) cancel, exchange, or surrender an outstanding Option or SAR in exchange for cash or other Awards for the purpose of repricing the Award, or (3) cancel, exchange, or surrender an outstanding Option or SAR in exchange for an option or SAR with an exercise that is less than the exercise of the original Award.

SECTION 11

TAX WITHHOLDING

11.1 Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

11.2 Withholding Arrangements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (a) electing to have the Company withhold otherwise deliverable Shares, or (b) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum amount required to be withheld. If the Committee permits Award Shares to be withheld from the Award to satisfy applicable withholding obligations, the Fair Market Value of the Award Shares withheld, as determined as of the date of withholding, shall not exceed the amount determined by the applicable minimum statutory withholding rates to the extent the Committee determines such limit is necessary or advisable in light of generally accepted accounting principles.

11.3 Liability for Applicable Taxes. Regardless of any action the Company or the Participant’s employer (the “Employer”) takes with respect to any or all income tax, social security, payroll tax, payment on account, other tax-related withholding or information reporting (“Tax-Related Items”), the Participant acknowledges and agrees that the ultimate liability for all Tax-Related Items legally due by Participant is and remains the Participant’s responsibility and that the Company and or the Employer (a) make no representations nor undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of an Award; and (b) do not commit to structure the terms or any aspect of any Award granted hereunder to reduce or eliminate the Participant’s liability for Tax-Related Items. The Participant shall pay the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to deliver any benefit under the Plan if the Participant fails to comply with his or her obligations in connection with the Tax-Related Items.

SECTION 12

LEGAL CONSTRUCTION

12.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

12.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

12.3 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

12.4 Securities Law Compliance. With respect to Section 16 Persons, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b 3. To the extent any provision of the Plan, Award Agreement or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

12.5 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Washington.

12.6 Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

[PROXY CARD (face)]

Cell Therapeutics, Inc.

Annual Meeting of the Shareholders

November 11, 2011

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned shareholder(s) hereby appoint(s) James A. Bianco, M.D. and Phillip M. Nudelman, Ph.D., or either of them, as proxies, with full power of substitution, to represent and vote for, and on behalf of, the shareholder(s), the number of shares of common stock of Cell Therapeutics, Inc. that the shareholder(s) would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on November 11, 2011, or at any adjournment or postponement thereof (the “2011 Annual Meeting”).

This proxy, when properly executed, will be voted in the manner directed herein by the shareholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL ITEMS, and, in the proxies’ discretion, upon such other matter or matters that may properly come before the meeting and any postponement(s) or adjournment(s) thereof.

The shareholder(s) direct(s) that this proxy be voted as follows:

(1)	Election of three Class II directors to the Company’s Board, each to serve until the 2014 Annual Meeting: 01) James A. Bianco, M.D., 02) Vartan Gregorian, Ph.D. and 03) Frederick W. Telling, Ph.D. and election of one Class I director to the Company’s Board, to serve until the 2013 Annual Meeting: 04) Reed V. Tuckson, M.D.	FOR ALL ☐	WITHHOLD ALL ☐	FOR ALL EXCEPT ☐

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below:

(2)	Approval of an amendment to the Company’s amended and restated articles of incorporation to increase the total number of authorized shares from 284,999,999 to 384,999,999 and to increase the total number of authorized shares of common stock from 283,333,333 to 383,333,333.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(3)	Approval of certain amendments to the Company’s 2007 Equity Incentive Plan, as amended and restated (the “2007 Equity Plan”), including an increase in the number of shares available for issuance under the 2007 Equity Plan by 14,000,000 shares.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(4)	Ratification of the selection of Marcum LLP as the Company’s independent auditors for the year ending December 31, 2011.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(5)	Approval of an advisory proposal on executive compensation.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(6)	Provide an advisory vote to determine whether an advisory vote on executive compensation should occur every one, two or three years.	ONE YEAR ☐	TWO YEARS ☐	THREE YEARS ☐	ABSTAIN ☐

(7)	Approval of the adjournment of the 2011 Annual Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the 2011 Annual Meeting to adopt any of Proposals (1) through (6).	FOR ☐	AGAINST ☐	ABSTAIN ☐

(8)	Transact such other business as may properly come before the 2011 Annual Meeting and all adjournments and postponements thereof.

Please sign exactly as your name(s) appear(s) on the stock certificate(s). When shares are held jointly, each person must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. An authorized person should sign on behalf of corporations, partnerships and associations and give his or her title.

SIGNATURE (PLEASE SIGN WITHIN BOX)                     DATE

SIGNATURE (JOINT OWNERS)                     DATE

You can view the proxy statement on the Company’s website at http://www.celltherapeutics.com/shareholders.

[ITALIAN PROXY CARD]

DELEGA DI VOTO

Cell Therapeutics, Inc.

Assemblea Annuale degli Azionisti

11 novembre 2011

La presente delega è proposta per conto del Consiglio di Amministrazione

L’/Gli azionista/i il/i cui nominativo/i compare/compaiono sull’allegata certificazione di partecipazione al sistema di gestione accentrata di Monte Titoli S.p.A., rilasciata dall’intermediario ai sensi degli articoli 21 e ss. del Regolamento adottato dalla Banca d’Italia e dalla Consob in data 22 febbraio 2008, delega/delegano con la presente James A. Bianco, M.D. e Philip M. Nudelman, Ph.D., e ciascuno con il potere di nominare propri sostituti, a rappresentarlo/li nell’Assemblea Annuale degli Azionisti di Cell Therapeutics Inc. che si terrà il 11 novembre 2011 ed in ogni successiva convocazione o rinvio della stessa, nonché ad esercitare i diritti di voto connessi alle azioni ordinarie di Cell Therapeutics, Inc. rispetto alle quali il/i sottoscritto/i avrebbe/avrebbero il potere di votare qualora fosse/fossero personalmente presente/i nell’Assemblea Annuale.

La presente delega, debitamente sottoscritta ed inviata congiuntamente alla certificazione rilasciata dall’intermediario ai sensi degli articoli 21 e ss. del Regolamento adottato dalla Banca d’Italia e dalla Consob in data 22 febbraio 2008, conferisce il potere di votare conformemente alle seguenti istruzioni ricevute dal/i socio/i. NEL CASO IN CUI NON SIA CONTENUTA ALCUNA ISTRUZIONE, LA PRESENTE DELEGA CONFERISCE IL POTERE DI VOTARE “A FAVORE” DI TUTTE LE PROPOSTE e, a discrezione dei soggetti delegati, in ogni altra materia che dovesse essere propriamente presentata in Assemblea o in ogni successiva convocazione o rinvio della stessa.

L’/Gli Azionista/i fornisce/forniscono le seguenti istruzioni di voto:

(1)	Nomina di tre amministratori di Classe II per il Consiglio di Amministrazione della Società, ognuno dei quali rimarrà in carica fino all’Assemblea Annuale del 2014: 01) James A. Bianco, M.D., 02) Vartan Gregorian, Ph.D. e 03) Frederick W. Telling, Ph.D. e nomina di un amministratore di Classe I per il Consiglio di Amministrazione della Società, il quale rimarrà in carica fino all’Assemblea Annuale del 2013: 04) Reed V. Tuckson, M.D.	A FAVORE DI TUTTI ☐	NEGO LA DELEGA PER TUTTI ☐	A FAVORE DI TUTTI ECCETTO ☐

Al fine di negare il conferimento della delega di voto in relazione ad uno o più candidati, si prega di segnare “A favore di tutti eccetto” e indicare il/i numero/i del/i candidato/i sulla linea sottostante:

(2)	Approvazione di una modifica dell’atto costitutivo della Società al fine di aumentare il numero totale delle azioni autorizzate (authorized shares) da 284.999.999 a 384.999.999 e di aumentare il numero totale delle azioni autorizzate ordinarie (authorized shares of common stock) da 283.333.333 a 383.333.333.	A FAVORE ☐	CONTRO ☐	ASTENUTO ☐

(3)	Approvazione di talune modifiche al Piano di Incentivo Azionario 2007 della Società, come modificato e riconfermato (il “Piano Azionario 2007”), compreso un aumento del numero di azioni emettibili ai sensi del Piano Azionario 2007 di 14.000.000 di azioni.	A FAVORE ☐	CONTRO ☐	ASTENUTO ☐

(4)	Ratifica della nomina di Marcum LLP quale società di revisione indipendente della Società per l’esercizio che si concluderà il 31 dicembre 2011.	A FAVORE ☐	CONTRO ☐	ASTENUTO ☐

(5)	Approvazione di un proposta consultiva in merito alla remunerazione dei soggetti incaricati di funzioni direttive.	A FAVORE ☐	CONTRO ☐	ASTENUTO ☐

(6)	Espressione di un voto consultivo al fine di determinare se un voto consultivo in merito alla remunerazione dei soggetti incaricati di funzioni direttive debba essere espresso ogni uno, due o tre anni.	UN ANNO ☐	DUE ANNI ☐	TRE ANNI ☐	ASTENUTO ☐

(7)	Approvazione dell’aggiornamento dell’Assemblea Annuale 2011, se necessario o appropriato, al fine di sollecitare ulteriori deleghe qualora vi siano voti insufficienti nel momento in cui l’Assemblea Annuale 2011 sia chiamata a deliberare su alcuna delle Proposte da (1) a (6).	A FAVORE ☐	CONTRO ☐	ASTENUTO ☐

(8)	Trattazione di qualsiasi altra questione che possa validamente essere proposta all’esame dell’Assemblea Annuale 2011 e in occasione di tutti i relativi aggiornamenti e rinvii.

ISTRUZIONI DI VOTO

(a)	Firmare e datare la presente delega nell’apposito spazio qui sotto.

(b)	Trasmettere SIA la delega firmata SIA la certificazione rilasciata dall’intermediario ai sensi degli articoli 21 e ss. del Regolamento adottato dalla Banca d’Italia e dalla Consob in data 22 febbraio 2008 (o una copia integrale della stessa) al seguente indirizzo, o per posta o via fax:

Cell Therapeutics, Inc.

Attn: Corporate Secretary

501 Elliott Ave. W., Suite 400

Seattle, WA 98119

FAX: +1 (206) 284-6206

(c)	È NECESSARIO allegare alla presente delega la certificazione rilasciata dall’intermediario ai sensi degli articoli 21 e ss. del Regolamento adottato dalla Banca d’Italia e dalla Consob in data 22 febbraio 2008 (o una copia integrale della stessa) perché il proprio voto venga computato.

(d)	Scadenza: la delega dovrà essere ricevuta al suddetto indirizzo (per posta o per fax) non più tardi del 10 novembre 2011. Qualora provvediate all’invio della documentazione per posta successivamente al 2 novembre 2011, si consiglia vivamente di inviare la stessa anche via fax al numero suddetto.

Tutte le altre deleghe di voto precedentemente conferite dal sottoscritto in relazione alle azioni ordinarie di Cell Therapeutics, Inc., in base alle quali il sottoscritto avrebbe il potere di votare nell’Assemblea Annuale o in ogni sua ulteriore convocazione o rinvio sono espressamente revocate.

Siete pregati di sottoscrivere la presente delega in modo leggibile, indicando il Vostro nominativo, corrispondente a quello riportato nella certificazione rilasciata dall’intermediario ai sensi degli articoli 21 e ss. del Regolamento adottato dalla Banca d’Italia e dalla Consob in data 22 febbraio 2008. Qualora l’azione sia cointestata, ciascuno dei cointestatari dovrà sottoscrivere la presente delega. Se si sottoscrive in qualità di procuratore, esecutore, curatore, fiduciario o tutore occorre specificare tale titolo. Le società di capitali, società di persone e associazioni sottoscrivono tramite un legale rappresentante che dovrà indicare tale titolo.

FIRMA (si prega di firmare nell’apposito spazio)                      DATA

FIRMA (COINTESTATARI)                      DATA

[ITALIAN PROXY CARD (English translation)]

Cell Therapeutics, Inc.

Annual Meeting of the Shareholders

November 11, 2011

This Proxy is Solicited on Behalf of the Board of Directors

The shareholder(s) whose name(s) appear(s) on the enclosed certifications(s) of participation in the Central Depository System of Monte Titoli S.p.A., issued by authorized intermediaries pursuant to Section 21 (and the following sections) of the Regulation enacted by the Bank of Italy and CONSOB on February 22, 2008, hereby appoint(s) James A. Bianco, M.D. and Phillip M. Nudelman, Ph.D., and each of them, as proxies, with full power of substitution, to represent and vote for, and on behalf of, the shareholder(s), the number of shares of common stock of Cell Therapeutics, Inc. that the shareholder(s) would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on November 11, 2011, or at any adjournment or postponement thereof.

This proxy, when properly executed and submitted together with your certification issued by the authorized intermediaries pursuant to Section 21 (and the following sections) of the Regulation enacted by the Bank of Italy and CONSOB on February 22, 2008, will be voted in the manner directed herein by the shareholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL ITEMS and, in the proxies’ discretion, upon such other matter or matters that may properly come before the meeting and any postponement(s) or adjournment(s) thereof.

The shareholder(s) direct(s) that this proxy be voted as follows:

(1)

Election of three Class II directors to the Company’s Board, each to serve until the 2014 Annual Meeting: 01) James A. Bianco, M.D., 02) Vartan Gregorian, Ph.D. and 03) Frederick W. Telling, Ph.D. and election of one Class I director to the Company’s Board, to serve until the 2013 Annual Meeting: 04) Reed V. Tuckson, M.D.

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below:

		FOR ALL ☐	WITHHOLD ALL ☐	FOR ALL EXCEPT ☐

(2)	Approval of an amendment to the Company’s amended and restated articles of incorporation to increase the total number of authorized shares from 284,999,999 to 384,999,999 and to increase the total number of authorized shares of common stock from 283,333,333 to 383,333,333.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(3)	Approval of certain amendments to the Company’s 2007 Equity Incentive Plan, as amended and restated (the “2007 Equity Plan”), including an increase in the number of shares available for issuance under the 2007 Equity Plan by 14,000,000 shares.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(4)	Ratification of the selection of Marcum LLP as the Company’s independent auditors for the year ending December 31, 2011.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(5)	Approval of an advisory proposal on executive compensation.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(6)	Provide an advisory vote to determine whether an advisory vote on executive compensation should occur every one, two or three years.	ONE YEAR ☐	TWO YEARS ☐	THREE YEARS ☐	ABSTAIN ☐

(7)	Approval of the adjournment of the 2011 Annual Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the 2011 Annual Meeting to adopt any of Proposals (1) through (6).	FOR ☐	AGAINST ☐	ABSTAIN ☐

(8)	Transact such other business as may properly come before the 2011 Annual Meeting and all adjournments and postponements thereof.

VOTING INSTRUCTIONS

(a)	Please sign and date this card in the space provided below.

(b)	Please submit BOTH this signed proxy card AND the certification issued by the authorized intermediaries pursuant to Section 21 (and the following sections) of the Regulation enacted by the Bank of Italy and CONSOB on February 22, 2008 (or a complete copy) to the following address either by mail or by fax:

Cell Therapeutics, Inc.

Attn: Corporate Secretary

501 Elliott Ave. W., Suite 400

Seattle, WA 98119

FAX: 00 +1 (206) 284-6206

(c)	You MUST include the certification issued by the authorized intermediaries pursuant to Section 21 (and the following sections) of the Regulation enacted by the Bank of Italy and CONSOB on February 22, 2008 (or a complete copy) together with this proxy card for your vote to be counted.

(d)	Deadline: Your proxy card must be received at the above address (by mail or fax) no later than November 10, 2011. If you are depositing your vote in the mail after November 2, 2011, the Company recommends that you also submit the papers by fax to the above number.

All other proxies heretofore given by the undersigned to vote shares of stock of Cell Therapeutics Inc., which the undersigned would be entitled to vote if personally present at the Annual Meeting or any adjournment or postponement thereof, are hereby expressly revoked.

Please sign exactly as your name(s) appear(s) on the stock certifications(s) issued by the authorized intermediaries pursuant to Section 21 (and the following sections) of the Regulation enacted by the Bank of Italy and CONSOB on February 22, 2008. When shares are held jointly, each person must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. An authorized person should sign on behalf of corporations, partnerships and associations and give his or her title.

SIGNATURE (PLEASE SIGN WITHIN BOX)                  DATE

SIGNATURE (JOINT OWNERS)                  DATE